Filed Pursuant to Rule 424(b)(1)
Registration Nos: 333-283875 and
333-283875-01
$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds
Cleco Power LLC
Sponsor, Depositor and Initial Servicer
Central Index Key Number: 0000018672
Cleco Securitization II LLC
Issuing Entity
Central Index Key Number: 0002047628

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)	CUSIP	ISIN
A-1	5.39	$100,000,000	12/01/2034	12/01/2036	4.680%	99.98335%	0.35%	$99,633,350.00	185516AA9	US185516AA95
A-2	15.53	$205,000,000	06/01/2045	06/01/2047	5.346%	99.97839%	0.35%	$204,238,199.50	185516AB7	US185516AB78

(1)
If the energy transition bonds are delivered to a purchaser after March 12, 2025, such purchaser will pay accrued interest from March 12, 2025 up to, but not including, the date the energy transition bonds are delivered to such purchaser.

The total initial price to the public is $304,939,049.50. The total amount of the underwriting discounts and commissions is $1,067,500.00. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $5,133,295.50) is $303,871,549.50. The distribution frequency is semi-annual. The first expected payment date is December 1, 2025.
Investing in the Series 2025-A Senior Secured Energy Transition Bonds involves risks. Please read “Risk Factors” beginning on page 25 to read about factors you should consider before buying the energy transition bonds.
Cleco Power LLC, as “depositor”, is offering up to $305,000,000 aggregate principal amount of Series 2025-A Senior Secured Energy Transition Bonds (referred to herein as the “energy transition bonds”) in multiple tranches to be issued by Cleco Securitization II LLC, a Louisiana limited liability company (the “issuing entity”) and wholly owned subsidiary of Cleco Power LLC. Cleco Power LLC is the “seller,” the “initial servicer” and the “sponsor” with regard to the energy transition bonds. The energy transition bonds are senior secured obligations of the issuing entity and will be secured by the energy transition property, which includes the right to a special, irrevocable nonbypassable charge, known as the “energy transition charge,” paid by all existing and future Louisiana Public Service Commission jurisdictional customers of Cleco Power LLC as discussed herein. Energy transition charges are required to be adjusted at least semi-annually, and more frequently as necessary, to ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal, interest and other required amounts in connection with the energy transition bonds during the subsequent 12-month period. Credit enhancement for the energy transition bonds will be provided by such statutory true-up mechanism, as well as by general, excess funds and capital subaccounts held under the indenture governing the energy transition bonds.
Each energy transition bond will be entitled to interest on June 1 and December 1 of each year, beginning on the first scheduled payment date occurring on December 1, 2025. Interest will accrue from the date of issuance of the energy transition bonds and must be paid by the purchaser of the energy transition bonds if the energy transition bonds are delivered after that date. On each payment date, scheduled principal payments shall be paid sequentially in accordance with the expected sinking fund schedule in this prospectus, but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.
The energy transition bonds represent obligations only of the issuing entity, Cleco Securitization II LLC, and are secured only by the assets of the issuing entity, consisting principally of the energy transition property and related assets to support its obligations under the energy transition bonds. Please read “Description of the Energy Transition Bonds—The Security for the Energy Transition Bonds,” and “Description of the Energy Transition Property” in this prospectus. The energy transition property includes the right to impose, bill, charge, collect and receive energy transition charges from Cleco Power LLC’s customers in amounts sufficient to make payments on the energy transition bonds, as described further in this prospectus. Cleco Power LLC and its affiliates, other than the issuing entity, are not liable for any payments on the energy transition bonds. The energy transition bonds are not a debt or a general obligation of the State of Louisiana or any of its political subdivisions, agencies, or instrumentalities and are not a charge on the full faith and credit or the taxing power of the State of Louisiana or any of its political subdivisions, agencies or instrumentalities.
All matters relating to the structuring and pricing of the energy transition bonds have been considered by Cleco Power LLC and the Louisiana Public Service Commission, acting through its financial advisor.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the energy transition bonds through the book-entry facilities of The Depository Trust Company for the accounts of its participants including Clearstream Banking, S.A. and Euroclear Banks SA/NV, as operator of the Euroclear System against payment on or about March 12, 2025. There currently is no secondary market for the energy transition bonds, and we cannot assure you that one will develop.
The Louisiana Public Service Commission has pledged that it will act under its irrevocable financing order as expressly authorized by the securitization provisions of the Securitization Act to ensure that expected energy transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the energy transition bonds. The Louisiana Public Service Commission’s obligations relating to the energy transition bonds, including the specific actions that it has guaranteed to take, are direct, explicit, irrevocable and unconditional upon issuance of the energy transition bonds, and are legally enforceable against the Louisiana Public Service Commission, which is a United States public sector entity, in accordance with Louisiana law.
J.P. Morgan
Sole Structuring Agent and Joint Bookrunner
SMBC Nikko
Joint Bookrunner
The date of this prospectus is March 5, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the Securities and Exchange Commission or SEC. This prospectus provides information about us, the energy transition bonds and Cleco Power LLC, as depositor, sponsor and initial servicer. This prospectus describes the terms of the energy transition bonds offered hereby. You should carefully review this prospectus, any free writing prospectus the issuing entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “we,” “us,” “our,” “the issuer” or “the issuing entity” mean Cleco Securitization II LLC. References to “Cleco Power,” “the sponsor,” “the initial servicer,” “the depositor” or “the seller” mean Cleco Power LLC. References to “Cleco Holdings” mean Cleco Corporate Holdings LLC, the parent company of Cleco Power. References to “the energy transition bonds” or “the bonds” mean our Series 2025-A Senior Secured Energy Transition Bonds offered pursuant to this prospectus. References to “the servicer” refer to Cleco Power and any successor servicer under the servicing agreement referred to in this prospectus. References to the “Securitization Act” mean the Louisiana Electric Utility Energy Transition Securitization Act, established by the Louisiana legislature, providing for a financing mechanism through which electric utilities can use securitization financing for energy transition costs, including the financing of energy transition reserves, by issuing “energy transition bonds.” The Securitization Act is codified at La. R.S. 45:1271-1281. Unless the context otherwise requires, the term “customer” means any existing or future retail electric customer receiving any type of service from Cleco Power (or its successors) under rate schedules or special contracts authorized or approved by the Louisiana Public Service Commission. We also refer to the Louisiana Public Service Commission as “the Louisiana commission.” You can find a glossary of some of the other defined terms we use in this prospectus on page 143 of this prospectus.
We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find references to key topics in the table of contents.
You should rely only on the information contained in this prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the Louisiana commission or Cleco Power has authorized anyone else to provide you with any different information. Neither we nor any underwriter, agent, dealer, salesperson, the Louisiana commission or Cleco Power take any responsibility for, and can provide any assurance as to the reliability of, any different information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the energy transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.
We expect to deliver the energy transition bonds against payment for the energy transition bonds on or about the date specified in the penultimate paragraph of the cover page of this prospectus, which will be the fifth business day following the date of pricing of the energy transition bonds. Since trades in the secondary market generally settle in one business day, purchasers who wish to trade energy transition bonds on the date of pricing or the succeeding three business days will be required, by virtue of the fact that the energy transition bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Certain statements included in this prospectus may be “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based upon assumptions about future events that may not be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we and Cleco Power undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, those set forth below:
•	the accuracy of the servicer’s estimates of market demand and prices for energy,
•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth in Cleco Power’s customer base,
•	the accuracy of the servicer’s forecast of electrical consumption or the payment of energy transition charges,
•	economic, regulatory, or workforce impacts related to pandemics, epidemics, or other outbreaks,
•	changes in climate and weather conditions, including natural disasters such as wind and ice storms, hurricanes, floods, droughts, and wildfires,
•	the ability of Cleco Power’s customers to continue paying their utility bills,
•	economic conditions in Cleco Power’s service territories, including inflation and the economy’s effects on customer demand for utility services,
•	mechanical breakdowns or other incidents that could impair assets and disrupt operations of any of Cleco Power’s generation facilities, transmission and distribution systems, or other operations,
•
wholesale and retail competition, including alternative energy sources, growth in customer-owned power resource technologies that displace utility-supplied energy or that may be sold back to the utility, and alternative energy suppliers and delivery arrangements,

•	blackouts or disruptions of interconnected transmission systems (the regional power grid),
•	terrorist attacks, cyberattacks, or other malicious acts that may damage or disrupt operating or information technology systems,
•	the impact of Cleco Power’s credit ratings, changes in interest rates, other capital market conditions, and global market conditions on financing, and
•
declining energy demand related to customer energy efficiency, conservation measures, technological advancements, or increased distributed generation or changes in customers’ operating or business models.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this prospectus, and, except as required by law, we undertake no obligation to update or revise any forward-looking statement, including unanticipated events, after the date of this prospectus. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
All subsequent written and oral forward-looking statements attributable to us and Cleco Power or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this prospectus are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, except to the extent required by applicable law.
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PROSPECTUS SUMMARY OF TERMS
The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus. To understand all of the terms of the offering of the energy transition bonds, carefully read this entire prospectus. You should carefully consider the Risk Factors beginning on page 25 of this prospectus before you invest in the energy transition bonds.
Securities offered:
$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule in this prospectus. Only the energy transition bonds are being offered through this prospectus.

Tranche	Initial Principal Amount
A-1	$100,000,000
A-2	$205,000,000

Issuing Entity and Capital Structure:
Cleco Securitization II LLC is a direct, wholly owned subsidiary of Cleco Power and a limited liability company formed under Louisiana law. We were formed solely to purchase and own energy transition property, to issue the energy transition bonds and to perform activities incidental thereto. Please read “Cleco Securitization II LLC, The Issuing Entity.”
In addition to the energy transition property, our assets will include a capital investment by Cleco Power (and not from the proceeds of the sale of the energy transition bonds) which will be equal to 0.75% of the initial principal amount of the energy transition bonds (to be held in the capital subaccount). We will also have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments on the energy transition bonds have been timely made.
Issuing Entity’s address:
505 Cleco Drive, Office Number 17, Pineville, Louisiana 71360
Issuing Entity’s telephone number:
(318) 484-4123
Depositor, Seller, Initial Servicer and Sponsor:
Cleco Power is a regulated electric utility engaged principally in the generation, transmission, distribution, and sale of electricity within Louisiana. As of September 30, 2024, Cleco Power owns 8 generating units with a total rated capacity of 2,676 MW and serves approximately 295,000 customers in Louisiana through its retail business. Additionally, Cleco Power supplies wholesale power in Louisiana. Cleco Power is a Louisiana limited liability company and a wholly owned subsidiary of Cleco Holdings, a public utility holding company. Cleco Power, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the “servicer,” will service the energy transition property securing the energy transition bonds under a servicing agreement with us. Please read the section entitled “The Depositor, Seller, Initial Servicer and Sponsor.” Neither Cleco Power nor Cleco Holdings nor any other affiliate (other than us) is an obligor on the energy transition bonds.
Cleco Power’s address:
2030 Donahue Ferry Road Pineville, Louisiana 71360-5226
Cleco Power’s phone number:
(318) 484-7400
Our relationship with the Louisiana commission:
The Louisiana commission or its designated representatives are participating with Cleco Power with respect to the structuring, marketing and pricing of the energy transition bonds.
Cleco Power is directed to take all necessary steps to ensure that the Louisiana commission or its designated representatives are provided sufficient and timely information to allow the Louisiana commission or its designated representatives to fully participate in the proposed securitization. The servicer will file periodic adjustments to the energy transition charges with the Louisiana commission on our behalf.
Trustee:
The Bank of New York Mellon Trust Company, National Association. Please read “The Trustee” for a description of the trustee’s duties and responsibilities under the indenture.
Purpose of transaction:
The issuance of the energy transition bonds will enable Cleco Power to recover certain energy transition costs incurred in connection with the retirement of the Dolet Hills Power Station (the “Plant”) and the closure of the Dolet Hills and Red River Mine-Oxbow Reserve Mines that served the Plant (the “Mines” and, together with the Plant, “Dolet Hills”). Please read “Cleco Power’s Financing Order.”
Transaction overview:
On December 31, 2021, Cleco Power retired the Plant. The Plant was a “mine mouth” operation, with its lignite fuel mined from the nearby Mines. Due to the Mines ceasing production in May 2020, continued operation of Dolet Hills was determined to be no longer beneficial to Cleco Power’s ratepayers from either an operational or an economic standpoint. Cleco Power incurred costs to retire the Plant, including those related to the closure, decommissioning, demolition, and remediation of the Plant and include (without limitation) engineering, legal services and project management costs, decommissioning costs, demolition costs (net of salvage), environmental closure costs, unrecovered (undepreciated) assets at the Plant, and stores inventory write-off. Additionally, Cleco Power was directed and authorized by the Louisiana commission to establish a regulatory asset for its share of the Mines’ lignite production costs that exceeded certain thresholds. As of September 30, 2024, Cleco Power’s regulatory asset for the Plant was $122.2 million and Cleco Power’s regulatory asset for the Mines was $136.2 million.

The Securitization Act was enacted in 2022 (and amended in 2023) by the Louisiana legislature to allow certain electric utilities to use securitization financing for certain energy transition costs, including costs incurred or to be incurred by an electric utility associated with the retirement of a lignite-fired electric generating facility and its decommissioning, demolition, remediation, cleanup and site restoration, the unrecovered undepreciated investments in such retired facility that were being recovered in rates as of the date of retirement, obsolete or unnecessary stores inventory previously serving such retired facility, and costs for previously mined lignite or for the closure and reclamation of a lignite mine that served a mine-mouth electric generating facility. The Securitization Act permits electric utilities subject to the jurisdiction of the Louisiana commission to recover such energy transition costs through the issuance of energy transition bonds pursuant to and supported by an irrevocable financing order issued by the Louisiana commission. The Securitization Act also permits the Louisiana commission to impose an irrevocable nonbypassable energy transition charge on all of an electric utility’s customers that are subject to the Louisiana commission’s jurisdiction, for payment of the energy transition charges. The amount and terms for collections of these energy transition charges are governed by a financing order issued to an electric utility by the Louisiana commission. The Securitization Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, bill, charge, collect and receive energy transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the energy transition charges. Under the Securitization Act, as of the effective date of a financing order, there is created and established, for the benefit of the electric utility, energy transition property, which is a present contract right in favor of the electric utility, its transferees and other financing parties. Unless the context infers otherwise, references in this prospectus to the “financing order” are to the financing order issued by the Louisiana commission in Cleco Power’s Docket U-37213 on November 27, 2024, which is further described below.
On November 27, 2024, the Louisiana commission issued the financing order determining that Cleco Power is entitled, pursuant to the Securitization Act, to finance certain recoverable costs (including (a) the energy transition costs incurred by Cleco Power associated with the retirement of Dolet Hills and (b) upfront financing costs associated with the issuance of the energy transition bonds) through an issuance of energy transition bonds in the aggregate principal amount of up to $305.0 million. The financing order also authorized (1)

Cleco Power’s proposed financing structure and the issuance of the energy transition bonds; (2) creation of the energy transition property, including the right for the imposition, collection and periodic adjustments of energy transition charges sufficient to pay principal of and interest on the energy transition bonds and associated financing costs; (3) the sale of the energy transition property by Cleco Power to us; (4) a rate schedule to implement the energy transition charges; and (5) another rate schedule to implement a surcredit to address ancillary benefits relating to the energy transition costs process. The financing order became final and non-appealable on December 13, 2024.
The primary transactions underlying the issuance and sale of the energy transition bonds are as follows:
•	Cleco Power will transfer and sell the energy transition property to us in exchange for the net proceeds from the sale of the energy transition bonds,
•	we will sell the energy transition bonds, which will be secured primarily by the energy transition property, to the underwriters named in this prospectus, and
•	Cleco Power will act as the initial servicer of the energy transition property.
The energy transition bonds are not obligations of the trustee, our managers, Cleco Power, Cleco Holdings or of any of their affiliates other than us. The energy transition bonds are also not debt or obligations of the State of Louisiana, the Louisiana commission or any other public subdivision, agency or instrumentality of the State of Louisiana.

Parties to Transaction and Responsibilities
The following chart represents a general summary of the parties to the transactions underlying the offering of the energy transition bonds, their roles and their various relationships to the other parties as of September 30, 2024:

Flow of Funds
The following chart represents a general summary of the flow of funds:

Retail Electric Customers
Energy Transition Charges ($)
Cleco Power LLC
Energy Transition Charges ($)
Trustee on Behalf of Bondholders (Collection Account)
Principal and Interest Payments ($)
Cleco Securitization II LLC (Issuing Entity)
Bankruptcy Remote
Bondholders

The Security for the Energy Transition Bonds:
The energy transition bonds will be secured by the collateral pledged pursuant to the indenture. The principal asset of the indenture’s trust estate will be the energy transition property. Under the Securitization Act, as of the effective date of the financing order, there is created and established for Cleco Power energy transition property. Energy transition property constitutes an existing, present, vested contract right consisting of the rights and interests of Cleco Power (or the successor or assignee of Cleco Power) to impose, bill, charge, collect and receive energy transition charges from Cleco Power’s customers in amounts sufficient to pay principal and interest and ongoing financing costs in connection with energy transition bonds, the right to enforce the obligations of Cleco Power to collect and service such charges, and the right to obtain periodic adjustments to such charges, except for the Retained Rights (as defined herein). In addition, the energy transition property consists of all revenues, collections, claims, rights to payment, payments, money or proceeds arising from the aforementioned rights and interests, regardless of whether such aforementioned rights and interests are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds.

The indenture’s trust estate will also consist of:
•	our rights under the sale agreement pursuant to which we will acquire the energy transition property and under the bill of sale delivered by Cleco Power pursuant to the sale agreement,
•
our rights under the servicing agreement, the administration agreement, the intercreditor agreement and any other subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the energy transition bonds and all subaccounts of the collection account,
•	all rights to compel the servicer to file for and obtain periodic adjustments to the energy transition charges in accordance with the Securitization Act and the financing order,
•
all of our other property related to the energy transition bonds, other than any cash released to us by the trustee on any payment date to be distributed to Cleco Power as a return of its invested capital in us,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing,
•	all energy transition charges related to the energy transition property, and
•	all payments on or under and all proceeds in respect of any or all of the foregoing.
The subaccounts of the collection account for the energy transition bonds consist of a general subaccount, a capital subaccount and an excess funds subaccount. The general subaccount is where the trustee will deposit the energy transition charge remittances that the servicer remits to the trustee. The capital subaccount will be funded at closing by Cleco Power from its own funds (and not from the proceeds of the sale of the energy transition bonds) and will be equal to 0.75% of the initial principal amount of the energy transition bonds, with the exact amount to be established by the issuance advice letter. The excess funds subaccount will hold any energy transition charge remittances and investment earnings in excess of the amounts needed to pay the then current scheduled principal and interest on the energy transition bonds and other periodic payment requirements (including, but not limited to, replenishing the capital subaccount). Amounts on deposit in each of these subaccounts will be available to make payments on the energy transition bonds on each payment date. For a description of the energy transition property, please read “Description of the Energy Transition Property.”

For a description of the energy transition bonds, please read “Description of the Energy Transition Bonds.”
The Energy Transition Property:
In general terms, all of the rights and interests of Cleco Power that are transferred to us pursuant to the sale agreement are referred to in this prospectus as the “energy transition property.” Energy transition property constitutes an existing, present, vested contract right consisting of the rights and interests of Cleco Power (or the successor or assignee of Cleco Power) to impose, bill, charge, collect and receive energy transition charges from Cleco Power’s customers in amounts sufficient to pay principal and interest and ongoing financing costs in connection with energy transition bonds, the right to enforce the obligations of Cleco Power to collect and service such energy transition charges, and the right to obtain periodic adjustments to such energy transition charges, except for the Retained Rights. In addition, the energy transition property consists of all revenues, collections, claims, rights to payment, payments, money or proceeds arising from the aforementioned rights and interests, regardless of whether such aforementioned rights and interests are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds.
Energy transition charges are payable by Cleco Power’s customers. During the nine months ended September 30, 2024, approximately 25% of Cleco Power’s total retail deliveries (based on MWh) were to industrial customers, approximately 31% were to commercial customers and approximately 43% were to residential customers. During this same period, the State of Louisiana and other federal, state and local governmental entities comprised approximately 1% of Cleco Power’s total retail electric revenues in the Louisiana commission jurisdictional area.
The energy transition property is the principal collateral securing the energy transition bonds, and all revenues and collections resulting from energy transition charges are part of the energy transition property. The energy transition charges authorized in the financing order are irrevocable, binding and nonbypassable charges that the State of Louisiana and the Louisiana legislature will not reduce, alter or impair until all principal, interest, premium, financing costs and other fees or expenses charged or otherwise incurred in connection with the energy transition bonds have been paid and performed in full, except for adjustments under any true-up mechanism as discussed herein. See “Cleco Power’s Financing Order—True-Ups.”
Upon the issuance of the energy transition bonds, we will use the net proceeds thereof to pay Cleco Power the purchase price for the energy transition property. Cleco Power, as the initial servicer, will bill and collect the energy transition charges from its customers. Cleco Power will include the energy transition charges in its bills to its customers and may separately identify the energy transition charges on customer bills, or include and combine the energy transition charges on the line item on bills for (and with) other securitization charges, including the storm recovery charges and potentially any similar securitization charges subsequently approved by the Louisiana commission. The servicer is also required to send a written notification at least annually to all customers that we are the owner of the rights to the energy transition property and that the servicer is acting as our collection agent.
State, Louisiana legislature and Louisiana commission pledges:
The State of Louisiana and the Louisiana legislature each has pledged in the Securitization Act (the “State Pledge”) that it will not (i) alter the provisions of the Securitization Act that authorize the Louisiana commission to create an irrevocable contract right by the issuance of a financing order, to create energy transition property, and to make the energy transition charges imposed by the financing order irrevocable, binding and nonbypassable charges, (ii) take or permit any action that impairs or would impair the value of the energy transition property, (iii) take or permit any action that impairs or would impair the rights and remedies of us, our assignees or any of the energy transition bondholders or other financing parties, or the security for the energy transition bonds or any related agreements, or, (iv) except for adjustments discussed in “Cleco Power’s Financing Order—True-ups” and “The Servicing Agreement—Energy Transition Charge Adjustment Process,” reduce, alter or impair the energy transition charges that are to be imposed, collected and remitted for the benefit of the energy transition bondholders and other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the energy transition bonds have been paid and performed in full. However, nothing will preclude a limitation or alteration if and when full compensation is made by law for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” and “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs.”
The Louisiana commission has jurisdiction and authority over Cleco Power pursuant to Article 4, Section 21 of the Louisiana Constitution. The Louisiana commission has pledged in the financing order that, after the earlier of the transfer of the energy transition property created by the financing order to us or the issuance of the energy transition bonds, (i) the financing order is irrevocable until the indefeasible payment (i.e., permanent payment that cannot be revoked or made void) in full of the energy transition bonds, any ancillary agreements and the related financing costs and (ii) except in connection with a refinancing or refunding of the energy transition bonds or to implement the true-up mechanism adopted by the Louisiana commission, it shall not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in the financing order, provided that nothing in the pledges and agreements described above precludes a limitation or alteration of the financing order and the energy transition property if and when full compensation is made for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” and “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs—State, Louisiana Legislature and Louisiana Commission Pledges” in the prospectus.
True-up mechanism for payment of scheduled principal and interest:
Energy transition charges are required to be adjusted semi-annually to:
•
correct, over a period of up to 12 months covering the next two succeeding payment dates, any under-collections or over-collections, for any reason, during the prior payment period (which after the first payment period will be the preceding six months), and

•
ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next bond payment date).

The servicer may also make interim true-up adjustments more frequently at any time if the servicer forecasts that energy transition charge collections will be insufficient to make on a timely basis all scheduled payments of interest and other financing costs in respect of the energy transition bonds during the current or next succeeding payment period or bring all principal payments on schedule over the next two succeeding payment dates and/or to replenish any draws upon the capital subaccount.
To the extent any energy transition bonds remain outstanding after the scheduled final payment date of the Tranche A-2 energy transition bonds, mandatory true-up adjustments shall be made quarterly until all energy transition bonds and associated financing costs are paid in full.
Any delinquencies or under-collections in one customer class will be taken into account in the true-up mechanism to adjust the energy transition charge for all customers, not just the class of customers from which the delinquency or under-collection arose.
The financing order provides that the true-up mechanism and all other obligations of the State of Louisiana and the Louisiana commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the energy transition bonds and are legally enforceable against the State of Louisiana and the Louisiana commission. Please read “The Energy Transition Charges,” “Cleco Power’s Financing Order” and “The Servicing Agreement—Energy Transition Charge Adjustment Process.”
Nonbypassable energy transition charges:
The nonbypassable energy transition charges will be applied to all existing and future retail customers who receive retail electric services from Cleco Power or its successors under rate schedules or special contracts authorized or approved by the Louisiana commission as a component of the monthly charge for electric service, even if the customer elects to purchase electricity from alternative energy suppliers, including as a result of a fundamental change in the regulation of public utilities in Louisiana. Any customer who self-generates or co-generates electricity will be assessed energy transition charges based on the total amount, in the aggregate, of such customer’s firm and standby load served by Cleco Power (or its successors). Customers utilizing standby service will continue to pay a proportional share of the energy transition charges, so that even accounts which may for various reasons require no energy usage on a monthly basis will contribute to the collection of energy transition charges. Any customer who completely severs interconnection with Cleco Power may become exempt from continued payment of the energy transition charges. In the financing order, the Louisiana commission committed to ensure that such obligations are undertaken and performed by Cleco Power or any other entity providing electric transmission and distribution services, or in the event that transmission and distribution services are not provided by a single entity, by an entity providing transmission or distribution services to Cleco Power’s Louisiana commission-jurisdictional customers designated by the Louisiana commission in connection with an order relating to such split. Please read “The Energy Transition Charges,” “Cleco Power’s Financing Order” and “The Servicing Agreement—Energy Transition Charge Adjustment Process.”
Cleco Power’s prior experience with securitizations:
The energy transition bonds are the first issuance of bonds Cleco Power has sponsored that are secured by energy transition property created under the Securitization Act. Cleco Power has sponsored two prior issuances of bonds secured by property created under the Storm Securitization Act, including (i) in March 2008 by Cleco Katrina/Rita Hurricane Recovery Funding LLC, a special purpose, wholly owned subsidiary of Cleco Power (the “Katrina/Rita Securitization Bonds”) and (ii) in June 2022 by Cleco Securitization I LLC, a special purpose, wholly owned subsidiary of Cleco Power (the “Storm Securitization Bonds” and, together with the Katrina/Rita Securitization Bonds, the “Storm Recovery Bonds”). The property securitized in the Katrina/Rita Securitization Bonds by Cleco Power was storm recovery property which enabled Cleco Power to recover its costs of capital associated with the two worst natural disasters ever to strike its system to that date, Hurricanes Katrina and Rita, and the property securitized in the Storm Securitization Bonds by Cleco Power was storm recovery property which enabled Cleco Power to recover its costs of capital associated with Hurricanes Laura, Delta, Zeta and Ida and winter ice storms Uri and Viola. The statutory framework under the Securitization Act with respect to the right to recover certain energy transition costs and the securitization thereof are similar to the prior securitizations that utilized the Storm Securitization Act but rely on different enactments by the Louisiana legislature. The Katrina/Rita Securitization Bonds were repaid in full in March 2020, and as of September 30, 2024, approximately $401 million of Storm Securitization Bonds were outstanding. Final interest and principal payments on the Katrina/Rita Securitization Bonds were paid on a timely basis, with all interest and principal payments throughout the life of the Katrina/Rita Securitization Bonds made in accordance with such bonds’ expected sinking fund schedules, and all scheduled interest and principal payments on the Storm Securitization Bonds have been paid on a timely basis from the date of issuance of the Storm Securitization Bonds through the date of this prospectus.

Initial energy transition charge as a percentage of customer’s total electricity bill:
Cleco Power estimates that on an annualized basis the initial energy transition charge would represent approximately 3% of the total bill received by a 1,000 kWh residential customer of Cleco Power based on rates as of March 5, 2025.
Aggregate securitization charges as a percentage of customer’s total electricity bill:
Combined with the storm recovery charges associated with the Storm Recovery Bonds, Cleco Power estimates the aggregate charges on an annualized basis would represent approximately 6% of the total bill (5% of the total bill net of surcredits) received by a 1,000 kWh residential customer of Cleco Power based on rates as of March 5, 2025.
Payment Dates:
Interest on the energy transition bonds is payable semi-annually on June 1 and December 1. Interest will be calculated on a 30/360 basis. The first scheduled interest and principal payment date is December 1, 2025.
Interest Payments:
Interest is due on each payment date. Interest will accrue with respect to each tranche of the energy transition bonds from the date we issue the energy transition bonds at the interest rate specified for such tranche in the table below.

Tranche	Interest Rate
A-1	4.680%
A-2	5.346%

If any payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.
On each payment date, we will pay interest on each tranche of the energy transition bonds equal to the following amounts:
•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and
•
accrued interest on the principal balance of each tranche of the energy transition bonds from the close of business on the preceding payment date, or the date of the original issuance of the energy transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of the energy transition bonds before we pay the principal of any tranche of the energy transition bonds. Please read “Description of the Energy Transition Bonds—Payments of Interest and Principal on the Energy Transition Bonds.”

If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the energy transition bonds based on the amount of interest payable on each outstanding tranche. We will calculate interest on the basis of a 360-day year of twelve 30-day months.
Principal Payments and Record Dates and Payment Sources:
On each payment date for the energy transition bonds, referred to in this prospectus as a “payment date,” we will pay amounts of principal and interest then due or scheduled to be paid on each outstanding tranche of the energy transition bonds from amounts available in the collection account and the related subaccounts held by the trustee. We will make these payments to the holders of record of the energy transition bonds on each record date, referred to in this prospectus as a “record date.” These available amounts, which will include the applicable energy transition charges collected by the servicer and remitted to us since the last payment date, are described in greater detail under “Description of the Energy Transition Bonds—The Collection Account for the Energy Transition Bonds.” The trustee will pay the principal of each outstanding tranche of energy transition bonds in the amounts and on the payment dates specified in the expected sinking fund schedule described in this prospectus, but only to the extent energy transition charge collections received from the servicer and amounts available from trust accounts held by the trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read “Description of the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated.”
Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the energy transition bonds of any tranche by the scheduled final payment date will not result in a default. The failure to pay the entire outstanding principal balance of the energy transition bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche. If there is a shortfall in the remaining amounts available to make principal payments on the energy transition bonds that are scheduled to be paid, and if more than one tranche is scheduled to be paid on such payment date, the trustee will distribute principal from the collection account sequentially in the numerical order of such tranches.
If there is a shortfall in the amounts available to make principal payments on the energy transition bonds that are due and payable, on or after a tranche’s final maturity date or upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of the energy transition bonds based on the principal amount then due and payable on the payment date.
Weighted Average Life:

Tranche	Expected Weighted Average Life (years)
A-1	5.39
A-2	15.53

Scheduled Final Payment Date and Final Maturity Date:
The scheduled final payment dates and the final maturity dates of each tranche of the energy transition bonds are as set forth in the table below.

Tranche	Scheduled Final Payment Date	Final Maturity Date
A-1	12/01/2034	12/01/2036
A-2	06/01/2045	06/01/2047

Optional Redemption:
None. Non-call for the life of the energy transition bonds.
Mandatory Redemption:
None. We are not required to redeem the energy transition bonds at any time prior to maturity.
Priority of Payments:
On each payment date for the energy transition bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:
1.
payment of the trustee’s fees, expenses and any outstanding indemnity amounts owed to the trustee not to exceed $100,000.00 in any 12-month period, provided, however, that such cap shall be disregarded and inapplicable upon the acceleration of the energy transition bonds following the occurrence of an event of default,

2.	payment of the servicing fee relating to the energy transition bonds with respect to such payment date, plus any unpaid servicing fees relating to the energy transition bonds from prior payment dates,
3.
payment of the portion of the administration fee payable on such payment date, which will be a fixed amount specified in the administration agreement between us and Cleco Power, and payment of the portion of the independent manager fee payable on such payment date, which will be in an amount specified in an agreement between us and our independent manager, in each case with any unpaid administration fees or independent manager fees,

4.	payment of all of our other ordinary periodic operating expenses relating to the energy transition bonds for such payment date, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,
5.
payment of the interest then due on the energy transition bonds, including any past-due interest (together with, to the extent lawful, interest on such past-due interest at the applicable interest rate set forth in the indenture),

6.	payment of the principal due to be paid on a tranche of the energy transition bonds at final maturity for such tranche or as a result of an acceleration upon an event of default,
7.
payment of the principal then scheduled to be paid on a tranche of the energy transition bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining amounts owed to the trustee, paid to the parties pro rata,

9.
replenishment of the amount, if any, by which the required balance of the capital subaccount of the energy transition bonds (such required balance as set forth in the series supplement) exceeds the amount in the capital subaccount as of such payment date,

10.
payment to Cleco Power, of an amount equal to the rate of return on Cleco Power’s capital contribution in us which amount is deposited by us into the capital subaccount, equal to the rate of interest payable on the longest maturing tranche of the energy transition bonds calculated on the basis of a 360-day year of twelve 30-day months, plus any return on invested capital not paid on any prior payment date,

11.	allocation of the remaining balance, if any, to the excess funds subaccount of the energy transition bonds, and
12.
after the energy transition bonds have been paid in full and discharged, and all of the other foregoing amounts have been paid in full, together with all amounts due and payable to the trustee (including reasonable compensation for its services or any indemnity), the remaining balance to us, including all amounts then held in the capital subaccount and the excess funds subaccount, free from the lien of the indenture and credited (other than an amount equal to the required balance of the capital subaccount plus any unpaid return thereon) to customers as mandated by and in the manner to be prescribed by the Louisiana commission at that time.
The amount of the servicer’s fee referred to in clause 2 above will be 0.05% of the initial principal amount of the energy transition bonds (for so long as Cleco Power is the servicer) on an annualized basis. The priority of distributions for the collected energy transition charges, as well as available amounts in the subaccounts, are described in more detail under “Description of the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated.”
Issuance of Additional Energy Transition Bonds or Similar Bonds
Our organizational documents and the basic documents do not give us the authority to issue additional debt securities in the future (including energy transition bonds). Please read “Cleco Securitization II LLC, The Issuing Entity.”
However, Cleco Power, upon receipt of an additional financing order, may finance certain costs, including, but not limited to future energy transition costs, through the issuance of additional energy transition bonds or similar bonds issued by another subsidiary or affiliated entity of Cleco Power. Any such issuance would be pursuant to a separate financing order and secured by separate energy transition property or other similar property (including storm recovery property under the Storm Securitization Act) that includes a nonbypassable charge on customers.
Cleco Power has covenanted in the sale agreement that it will not sell additional energy transition property or other similar property created by a Louisiana commission order in connection with the issuance of energy transition bonds or similar securitization bonds unless the rating agency condition is satisfied and it has entered into an intercreditor arrangement or an amendment to the intercreditor agreement in connection therewith. Please read “The Sale Agreement—Covenants of the Seller.”
Credit Enhancement:
Credit enhancement for the energy transition bonds will be as follows:
•
The Louisiana commission will approve adjustments to the energy transition charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected energy transition charges. We sometimes refer to these adjustments as

“true-up adjustments” or the “true-up mechanism.” Energy transition charges are required to be adjusted at least semi-annually to:
•	correct, over a period of up to 12 months covering the next two succeeding payment dates, any under-collections or over-collections, for any reason, during the prior payment period, and
•
ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next bond payment date). Please read “Cleco Power’s Financing Order—True-Ups.”

Collection Account—Under the indenture, the trustee will hold a collection account for the energy transition bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:
•
the general subaccount—the trustee will deposit into the general subaccount all energy transition charge collections remitted to it by the servicer with respect to the energy transition bonds and investment earnings on amounts in the general subaccount,

•
the capital subaccount—Cleco Power will deposit an amount equal to 0.75% of the initial principal amount of the energy transition bonds into the capital subaccount on the date of issuance of the energy transition bonds, and

•	the excess funds subaccount—any excess amount of collected energy transition charges and investment earnings on amounts in the excess funds subaccount will be held in the excess funds subaccount.
Each of these subaccounts for the energy transition bonds, in addition to any other subaccounts that may be created pursuant to the indenture, will be available to make payments on the energy transition bonds on each payment date.
Reports to energy transition bondholders:
Pursuant to the indenture, on or prior to each payment date, the trustee shall deliver to each of the energy transition bondholders a statement provided and prepared by the servicer containing information concerning, among other things, the amount of the payment to bondholders allocable to principal (if any) and interest, and the collateral for the energy transition bonds (including the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the required payments). Unless and until the energy transition bonds are issued in definitive certificated form, the reports for the energy transition bonds will be provided to The Depository Trust Company. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Furthermore, if required by the Trust Indenture Act, the trustee will be required to mail a brief annual report to all energy transition bondholders containing information concerning the trustee. Please read “Description of the Energy Transition Bonds—Reports to Holders of the Energy Transition Bonds” and “—The Trustee Must Provide an Annual Report to All Energy Transition Bondholders.”
Servicing Compensation:
We will pay the servicer on each payment date the servicing fee with respect to the energy transition bonds. As long as Cleco Power or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal amount of the energy transition bonds on an annualized basis, plus reimbursement for its out-of-pocket costs for external accounting and legal services, among other cost items. If a successor servicer not affiliated with Cleco Power is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the Louisiana commission consents, exceed 0.60% of the initial principal amount of the energy transition bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.
Federal Income Tax Status:
In the opinion of Phelps Dunbar, L.L.P., counsel to us and to Cleco Power, interest paid on the energy transition bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting for U.S. federal income tax purposes. Phelps Dunbar, L.L.P. expects to issue an opinion, that, for federal income tax purposes (1) we will not be treated as an entity separate and apart from Cleco Power, our sole member, and (2) based on Revenue Procedure 2005-62, 2005-2 C.B. 507, as modified by Revenue Procedure 2024-15, 2024-12 I.R.B. 717, the energy transition bonds will be treated as debt obligations of Cleco Power. Each beneficial owner of an energy transition bond, by acquiring a beneficial interest, agrees to treat such energy transition bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences.”

Louisiana State Income Tax Status:
In the opinion of Phelps Dunbar, L.L.P., counsel to us and to Cleco Power, interest paid on the energy transition bonds generally will be taxed for Louisiana income tax purposes consistently with its taxation for U.S. federal income tax purposes (although certain corporate bondholders may be entitled to a deduction from Louisiana gross income for interest received on the energy transition bonds) and (assuming that the energy transition bonds will be treated as debt obligations of Cleco Power for U.S. federal income tax purposes) such interest received by a person who is not otherwise subject to corporate or personal income tax in the state of Louisiana will not be subject to tax in Louisiana. Phelps Dunbar, L.L.P. expects to issue an opinion, that (1) we will not be subject to Louisiana income tax as an entity separate and apart from Cleco Power, our sole member, and (2) for Louisiana income tax purposes, the energy transition bonds will constitute indebtedness of Cleco Power, assuming, in each case, that such treatment applies for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” and “Material Louisiana Income Tax Consequences.”
ERISA Considerations:
Employee benefit plans, plans or other arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code or applicable similar law and investors acting on behalf of, or using assets of, such employee benefit plans, plans or other arrangements may acquire the energy transition bonds subject to specified conditions. The acquisition, holding or disposition of the energy transition bonds could be treated as a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or other arrangement subject to applicable similar law, a violation of applicable similar law. Accordingly, by acquiring and holding the energy transition bonds, each investor that is or is acting on behalf of, or using assets of, such an employee benefit plan, plan or other arrangement subject to ERISA, Section 4975 of the Internal Revenue Code or applicable similar law will be deemed to certify that the acquisition, holding and subsequent disposition of the energy transition bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or other arrangement subject to applicable similar law, a violation of applicable similar law. For further information, please read “ERISA Considerations.”
Credit ratings:
The energy transition bonds are expected to receive credit ratings from at least two nationally recognized rating agencies. See “Ratings for the Energy Transition Bonds.”

Use of proceeds:
Upon the issuance and sale of the energy transition bonds, we will use the net proceeds to pay to Cleco Power the purchase price of Cleco Power’s rights under the financing order, which are energy transition property.
The net proceeds from the sale of the energy transition property (after payment of upfront financing costs) will be used by Cleco Power as follows: Cleco Power will use and retain a portion of the proceeds as reimbursement for energy transition costs consisting of its regulatory assets for the Plant and the Mines, which shall be determined as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds. As of September 30, 2024, Cleco Power’s regulatory asset for the plant was $122.2 million and Cleco Power’s regulatory asset for the Mines was $136.2 million. The amount remaining after deducting the actual upfront financing costs and the total of the Dolet Hills regulatory assets from the initial principal amount of the energy transition bonds shall be used to fund an energy transition reserve (the “energy transition reserve”). The energy transition reserve shall be deposited in a restricted and segregated interest-bearing account that Cleco Power may withdraw from exclusively for reimbursement of Dolet Hills energy transition costs that are not included in its regulatory assets. Please read “Use of Proceeds” in the prospectus.
Conflicts of Interest:
The underwriters and/or their affiliates are agents or lenders under the Revolving Credit Facility and Term Loan Agreement (each as defined herein) that Cleco Power intends to repay from the proceeds it will receive from the sale of the energy transition property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of energy transition bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflicts of Interest)” in this prospectus.
1940 Act Registration:
We expect to rely on an exclusion from the definition of “investment company” under the 1940 Act contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to us. We are being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Risk Retention:
The energy transition bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act or Regulation RR. For information regarding the requirements of the EU Securitization Regulation as to risk retention and other matters, please read “Risk Factors—Other Risks Associated with an Investment in the Energy Transition Bonds—Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the energy transition bonds.”
Minimum denomination:
$2,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.
Expected settlement:
March 12, 2025, settling flat. DTC, Clearstream and Euroclear.
Risk factors:
You should consider carefully the risk factors beginning on page 25 of this prospectus before you invest in the energy transition bonds.

SUMMARY OF RISK FACTORS
Set forth below is a summary of the material risk factors which you should consider before deciding whether to invest in the energy transition bonds. These risks can affect the timing or ultimate payment of the energy transition bonds and the value of your investment in the energy transition bonds.
•	You may experience material payment delays or incur a loss on your investment in the energy transition bonds because the source of funds for payment is limited.
Risks associated with potential judicial, legislative or regulatory actions
•	We and Cleco Power are not obligated to indemnify you for changes in law.
•	Future judicial action could reduce the value of your investment in the energy transition bonds.
•	Future state action could reduce the value of your investment in the energy transition bonds.
•	The Louisiana commission might attempt to take actions that could reduce the value of your investment in the energy transition bonds.
•
The servicer may not fulfill its obligations to act on behalf of the energy transition bondholders to protect bondholders from actions by the Louisiana commission, the Louisiana legislature or the State of Louisiana, or the servicer may be unsuccessful in any such attempt.

•	A municipal entity may seek to acquire portions of Cleco Power’s electric distribution facilities and avoid payment of the energy transition charges.
Servicing Risks
•	Your investment in the energy transition bonds depends on Cleco Power or its successor or assignee, acting as servicer of the energy transition property.
•	Inaccurate forecasting of electricity consumption or unanticipated delinquencies or write-offs might reduce scheduled payments on the energy transition bonds.
•	If we have to replace Cleco Power as the servicer, we may experience difficulties finding and using a replacement servicer.
•	Changes to billing and collection practices might reduce the value of your investment in the energy transition bonds.
•	Limits on rights to terminate service might make it more difficult to collect the energy transition charges.
Storm related risks
•	Storm damage to Cleco Power’s service territories could impair payment of the energy transition bonds.
Risks associated with the unusual nature of the energy transition property
•	Future adjustments to the energy transition charges by customer class might result in insufficient collection.
•	Foreclosure of the trustee’s lien on the energy transition property might not be practical, and acceleration of the energy transition bonds before maturity might have little practical effect.
Risks associated with potential bankruptcy proceedings of the seller or the servicer
•
The servicer will commingle the energy transition charges with other revenues it collects, which might obstruct access to the energy transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the energy transition bonds.

•	The bankruptcy of Cleco Power might result in losses or delays in payments on the energy transition bonds.
•	The sale of the energy transition property might be construed as a financing and not a sale in a case of Cleco Power’s bankruptcy which might delay or limit payments on the energy transition bonds.

•
If the servicer enters bankruptcy proceedings, the remittance of certain energy transition charges by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owed on the energy transition bonds.

•	Claims against Cleco Power might be limited in the event of a bankruptcy of Cleco Power.
•	The bankruptcy of Cleco Power might limit the remedies available to the trustee.
Other risks associated with an investment in the energy transition bonds
•	Cleco Power’s indemnification obligations under the sale agreement and the servicing agreement are limited and might not be sufficient to protect your investment in the energy transition bonds.
•	The credit ratings are no indication of the expected rate of payment of principal on the energy transition bonds.
•	Changes in Cleco Power’s or Cleco Holdings’ credit ratings might affect the market value of the energy transition bonds.
•	Alternatives to purchasing electricity through Cleco Power’s distribution facilities may be more widely utilized by customers in the future.
•	The absence of a secondary market for the energy transition bonds might limit your ability to resell the energy transition bonds.
•	You might receive principal payments for a tranche of energy transition bonds later than you expect.
•
Cleco Power may cause the issuance, by another subsidiary or affiliated entity, of additional energy transition bonds or similar bonds secured by additional energy transition property or similar property (including storm recovery property under the Storm Securitization Act) that, in each case, includes a nonbypassable charge on customers.

•
Cleco Power’s operations are subject to risks beyond its control, including cyber-security intrusions, terrorist attacks or other catastrophic events, which could limit Cleco Power’s operations and ability to service the energy transition property.

•
If the investment of collected energy transition charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the energy transition bonds later than you expect.

•	Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the energy transition bonds.

RISK FACTORS
Please carefully consider all the information we have included or incorporated by reference in this prospectus, including the risks described below and in “Cautionary Statement Regarding Forward-Looking Information,” before deciding whether to invest in the energy transition bonds.
You may experience material payment delays or incur a loss on your investment in the energy transition bonds because the source of funds for payment is limited.
The only source of funds for payment of the energy transition bonds will be our assets, which consist of:
•	the energy transition property securing the energy transition bonds, including the right to impose, bill, charge, collect and receive energy transition charges;
•	the funds on deposit in the accounts held by the trustee; and
•	our rights under various contracts we describe in this prospectus.
The energy transition bonds are not a charge on the full faith and credit or taxing power of the State of Louisiana or any governmental agency or instrumentality, nor will the energy transition bonds be insured or guaranteed by Cleco Power, including in its capacity as the sponsor, depositor, seller or initial servicer, or by its parent, Cleco Holdings, any of their respective affiliates (other than us), the trustee or any other person or entity. The energy transition bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the energy transition bonds might result in a reduction in the market value of the energy transition bonds and, therefore, the value of your investment in the energy transition bonds. Thus, you must rely for payment of the energy transition bonds solely upon the collections of the energy transition charges, and funds on deposit in the accounts held by the trustee. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Cleco Securitization II LLC, The Issuing Entity.”
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS
We and Cleco Power are not obligated to indemnify you for changes in law.
Neither we nor Cleco Power, nor any affiliate, successor or assignee, will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Act, that might affect the value of the energy transition bonds. Cleco Power will agree in the sale agreement to institute any legal or administrative action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act that would be materially adverse to us, the trustee or the energy transition bondholders. However, we cannot assure you that Cleco Power would be able to take this action or that any such action would be successful. Although Cleco Power or any successor assignee might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the energy transition bonds invalidates the energy transition property, such indemnification obligations do not apply for any changes in law after the date the energy transition bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any voter initiative. Please read “The Sale Agreement—Cleco Power’s Covenants.”
Future judicial action could reduce the value of your investment in the energy transition bonds.
The energy transition property is the creation of the Securitization Act and the financing order that has been issued by the Louisiana commission to Cleco Power pursuant to the Securitization Act. The Securitization Act was enacted in 2022, and a statute with a similar structure, the Storm Securitization Act, was enacted in 2006. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. The Securitization Act or any financing order or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. Because the energy transition property is a creation of the Securitization Act and the financing order, any judicial determination affecting the validity of or interpreting the Securitization Act or the financing order, the energy transition property or our ability to make payments on the energy transition bonds might have an adverse effect on the value of the energy transition bonds or cause a delay in the recovery of your investment. As of the date of this prospectus, no such litigation has arisen; however, we cannot assure you that a lawsuit challenging the validity of the Securitization Act or any financing order will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or any financing order provision were to result from such litigation, you might lose some or all of your investment or might experience delays in recovering your investment. Please read “The Securitization Act—Constitutional Matters.”
Other states have passed laws with financing provisions similar to some provisions of the Securitization Act, and some of these laws have been challenged by judicial actions or utility commission proceedings. To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Securitization Act or the financing order, but it might provoke a challenge to the Securitization Act or the financing order, establish a legal precedent for a successful challenge to the Securitization Act or the financing order or heighten awareness of the political and other risks of the energy transition bonds, and in that way may limit the liquidity and value of the energy transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the energy transition bonds.
Future state action could reduce the value of your investment in the energy transition bonds.
Despite their pledges in the Securitization Act and the financing order, respectively, not to take or permit certain actions that would impair the value of the energy transition property or the energy transition charges, the Louisiana legislature might attempt to repeal or amend the Securitization Act in a manner that limits or alters the energy transition property so as to reduce its value. For a description of the State Pledge, please read “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs.” As of the date of this prospectus, we are not aware of any pending legislation in the Louisiana legislature that would affect any provisions of the Securitization Act.
It might be possible for the Louisiana legislature to repeal or amend the Securitization Act notwithstanding the State Pledge if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety, or responding to a national or regional catastrophe or emergency affecting Cleco Power’s service territories, or if such action or inaction otherwise is in the valid exercise of the State’s police power. Similarly, it might be possible for the Louisiana commission to repeal or amend the financing order notwithstanding the Louisiana commission’s pledge, if it acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the energy transition bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the energy transition bonds.
Except as described in “The Sale Agreement—Cleco Power’s Obligation to Indemnify Us and the Trustee and to Take Legal Action,” neither we, Cleco Power, nor any of its successors, assignees or affiliates will indemnify you for any change in law, including any amendment or repeal of the Securitization Act, that might affect the value of the energy transition bonds.
If an action of the Louisiana legislature or the Louisiana commission adversely affecting the energy transition property or the ability to collect energy transition charges were considered a “taking” under the United States or Louisiana Constitutions, the State of Louisiana might be obligated to pay compensation in an amount equal to the estimated value of the energy transition property at the time of the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the energy transition bonds or to offset interest lost pending such recovery.
Nothing in the State Pledge or the Louisiana commission’s pledge precludes any limitation or alteration of the Securitization Act or the financing order if full compensation is made by law for the full protection of the energy transition charges collected pursuant to the financing order and of the holders of the energy transition bonds. It is unclear what “full compensation” and “full protection” would be afforded to the holders of energy transition bonds by the State of Louisiana, the Louisiana legislature or the Louisiana commission if such limitation or alteration were attempted.

Unlike the citizens of some other states, the citizens of the State of Louisiana currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment to the Louisiana Constitution, the Securitization Act cannot be amended or repealed by direct action of the electorate of the State of Louisiana.
The enforcement of any rights against the State of Louisiana, the Louisiana legislature or the Louisiana commission under their respective pledges may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Louisiana. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Louisiana or the Louisiana commission may be sued, or limitations on awards or collection of damages.
The Louisiana commission might attempt to take actions that could reduce the value of your investment in the energy transition bonds.
The Securitization Act provides that for a financing order issued to create energy transition property, the financing order must provide that the financing order is irrevocable and that the Louisiana commission may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce, alter or impair the energy transition charges authorized under a financing order, except for the true-up adjustments to the energy transition charges. In addition, pursuant to its constitutional plenary authority and the Securitization Act, the Louisiana commission had pledged in the financing order that it will not amend, modify, or rescind the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges. However, the Louisiana commission retains the power to adopt, revise or rescind rules or regulations affecting Cleco Power or a successor utility. The Louisiana commission also retains the power to interpret the financing order granted to Cleco Power, and in that capacity might be called upon to rule on the meanings of provisions of the financing order that might need further elaboration. Any new or amended regulations or orders from the Louisiana commission might adversely affect the ability of the servicer to disconnect customers for nonpayment, assess late fees, impose deposit requirements or collect the energy transition charges in full and on a timely basis, which may negatively impact the rating of the energy transition bonds or their price and, accordingly, the amortization of the energy transition bonds and their weighted average lives.
The servicer is required to file with the Louisiana commission, on our behalf, certain periodic true-up adjustments of the energy transition charges. The Louisiana commission is obligated under the financing order to administratively approve the requested adjustment (including, if applicable, the correction of any mathematical error in such calculations) within 15 days of the date of the request for adjustment. Please read “Cleco Power’s Financing Order—True-Ups” and “—Adjustments to Allocation of Energy Transition Charges.” True-up adjustment procedures may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the energy transition bonds. Also, any litigation might materially delay energy transition charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the energy transition bonds.
The servicer may not fulfill its obligations to act on behalf of the energy transition bondholders to protect bondholders from actions by the Louisiana commission, the Louisiana legislature or the State of Louisiana, or the servicer may be unsuccessful in any such attempt.
The servicer will agree in the servicing agreement to take any action or proceeding reasonably necessary to compel performance by the Louisiana commission, the Louisiana legislature and the State of Louisiana of any of their obligations or duties under the securitization provisions of the Securitization Act or the financing order, including any actions reasonably necessary to block or overturn any attempts to cause a repeal, or modification of, or supplement to the securitization provisions of the Securitization Act or the financing order or the rights of bondholders in the energy transition property by executive action, legislative enactment, constitutional amendment or other means that would be adverse to the bondholders. The servicer, however, may not be able to take those actions for a number of reasons, including due to legal or regulatory restrictions, financial constraints and practical difficulties in successfully challenging any such legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform its obligations or to successfully compel performance by the Louisiana commission, the Louisiana legislature or the State of Louisiana could negatively affect bondholders’ rights and result in a loss of their investment in the energy transition bonds.

A municipal entity may seek to acquire portions of Cleco Power’s electric distribution facilities and avoid payment of the energy transition charges.
Louisiana law authorizes municipalities to seek to acquire portions of an electric utility’s electric distribution facilities through voluntary transactions or the power of expropriation for use as part of municipally owned utility systems. There can be no assurance that one or more municipalities will not seek to acquire some or all of Cleco Power’s electric distribution facilities while the energy transition bonds remain outstanding. The Securitization Act specifies that energy transition charges approved by a financing order shall be collected by an electric utility as well as its “successors or assignees.” In the servicing agreement, Cleco Power has covenanted to assert in any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Cleco Power’s electric distribution facilities, including upon the expiration of any franchise agreement, that such municipality must be treated as a successor to Cleco Power under the Securitization Act and the financing order and that customers in such municipalities remain responsible for payment of energy transition charges. However, the involved municipality might assert that it should not be treated as a successor to Cleco Power for these purposes and that its distribution customers are not responsible for payment of energy transition charges. In any case, we cannot assure you that the energy transition charges will be collected from customers of municipally owned utilities who were formerly customers of Cleco Power and that such an occurrence might not affect the timing or receipt of payments with respect to the energy transition bonds.
SERVICING RISKS
Your investment in the energy transition bonds depends on Cleco Power or its successor or assignee, acting as servicer of the energy transition property.
Cleco Power, as initial servicer, will be responsible for, among other things, calculating, billing and collecting the energy transition charges from its customers, submitting requests to the Louisiana commission to adjust these charges, monitoring the collateral for the energy transition bonds and taking certain actions in the event of non-payment by a customer. The trustee’s receipt of collections in respect of the energy transition charges, which will be used to make payments on the energy transition bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for energy transition charge billings and collections, together with the regulations of the Louisiana commission governing electric utilities such as Cleco Power might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make energy transition charge collections for any reason, then the servicer’s payments to the trustee in respect of the energy transition charges might be delayed or reduced. In that event, our payments on the energy transition bonds might be delayed or reduced.
Inaccurate forecasting of electricity consumption or unanticipated delinquencies or write-offs might reduce scheduled payments on the energy transition bonds.
The energy transition charges are generally assessed based on forecasted customer usage (i.e., kilowatt-hours of electricity consumed by customers). The amount and the rate of energy transition charge collections will depend in part on actual electricity usage, the timing of collections, and the timing and amount of write-offs. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or write-off data when setting or adjusting the energy transition charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in energy transition charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the energy transition bonds. Please read “Cleco Power’s Financing Order—True-Ups” and “—Adjustments to Allocation of Energy Transition Charges.”
Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions causing customers to leave Cleco Power or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or winter storm, or an act of terrorism, cyberattack or other catastrophic event, including pandemics, unexpectedly disrupting electrical service and reducing electricity consumption and demand; changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, increased conservation efforts, worse economic conditions or unanticipated increases in electric usage efficiency; or customers switching to alternative sources of energy, including self-generation of electric power.

The servicer’s use of inaccurate delinquency or write-off rates might result also from, among other things, unexpected deterioration of the economy or the occurrence of a natural disaster or extreme weather, an act of terrorism, cyberattack or other catastrophic event or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of such occurrences, any of which would cause greater delinquencies or write-offs than expected or force Cleco Power to grant additional payment relief to more customers, or any other change in law that makes it more difficult for Cleco Power to terminate service to nonpaying customers or that requires Cleco Power to apply more lenient credit standards in accepting customers. For example, under its emergency powers, the Louisiana legislature or the Louisiana commission could impose a moratorium on the payment of consumer bills.
If we have to replace Cleco Power as the servicer, we may experience difficulties finding and using a replacement servicer.
If Cleco Power ceases to service the energy transition property, it might be difficult to find a successor servicer. Under the financing order, the annual servicing fee payable to a successor servicer is capped and the payment of compensation in excess of the cap is dependent upon Louisiana commission approval. Also, any successor servicer might have less experience and ability than Cleco Power and might experience difficulties in collecting energy transition charges and determining appropriate adjustments to the energy transition charges and billing or payment arrangements may change, resulting in delays or disruptions in collections. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to Cleco Power as the initial servicer. Although a true-up adjustment may be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of the true-up adjustment to adjust for the increase that might adversely affect distributions from the collection account. In the event of the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment. Please read “The Servicing Agreement.”
Changes to billing and collection practices might reduce the value of your investment in the energy transition bonds.
The financing order specifies the methodology for determining the amount of the energy transition charges we may impose. The servicer may not change this methodology without approval from the Louisiana commission. However, the servicer may set its own billing and collection arrangements with its customers, provided that these arrangements comply with the Louisiana commission’s customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a customer’s payment schedule or to write-off the remaining unpaid portion of the bill, including the energy transition charges. Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of customer payments and might reduce energy transition charge collections, thereby limiting our ability to make scheduled payments on the energy transition bonds. Separately, the Louisiana commission might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the energy transition charges and adversely affect the value of your investment in the energy transition bonds. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Forecasting Electricity Consumption.”
Consumer protection measures may limit the ability of Cleco Power to collect all charges owed by consumers, including the energy transition charges. For example, under its emergency powers, the Louisiana legislature or the Louisiana commission could impose a moratorium on the payment of consumer bills, which was temporarily used in connection with the COVID-19 pandemic. Any such action in the future could result in a shortfall or material delay in energy transition charge collections, which in turn might result in missed or delayed payments of principal and interest, lengthened weighted average life of the energy transition bonds and downgrade of the credit ratings on the energy transition bonds.
Limits on rights to terminate service might make it more difficult to collect the energy transition charges.
If Cleco Power, as the servicer, is billing customers for energy transition charges, it may terminate service to the customer for non-payment of energy transition charges pursuant to the applicable rules of the Louisiana commission. Nonetheless, the rules and regulations of the Louisiana commission, which may change from time to time, regulate and control the right to disconnect service. For example, electric utilities generally may not terminate service to a customer (i) on a holiday or weekend day, (ii) during certain extreme weather conditions or (iii) during a federal government shutdown who timely provides proof that such customer is a federal government employee whose pay is suspended. To the extent these customers do not pay for their electric service, Cleco Power will not be able to collect energy transition charges from these customers.
In addition, Cleco Power may be limited in the future in its ability to terminate service or collect energy transition charges. The Louisiana commission, in response to a federal mandate or otherwise, could impose restrictions on the rates Cleco Power charges to provide its services, including the inability to implement approved rates, or delay actions with respect to Cleco Power’s base rate case and filings. For example, under its emergency powers, the Louisiana legislature or the Louisiana commission could impose a moratorium on the payment of consumer bills, as the Louisiana commission did in March 2020 in relation to the COVID-19 pandemic.
STORM-RELATED RISKS
Storm damage to Cleco Power’s service territories could impair payment of the energy transition bonds.
Cleco Power’s service territories were impacted by three hurricanes in 2020 and one in 2021, as well as two winter storms in 2021, disrupting Cleco Power’s operations and depleting its storm recovery reserve. Future storms could have similar effects. Transmission, distribution and usage of electricity could be interrupted temporarily, reducing the collections of energy transition charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in Cleco Power’s service territories, which could cause the per-kWh energy transition charge to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as violative of the State of Louisiana’s, the Louisiana legislature’s or the Louisiana commission’s pledge, might be defended on the basis of public necessity. Please read “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs—State, Louisiana Legislature and Louisiana Commission Pledges” and “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future state action could reduce the value of your investment in the energy transition bonds.”
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE ENERGY TRANSITION PROPERTY
Future adjustments to energy transition charges by customer class might result in insufficient collection.
The customers who pay the energy transition charges are divided into customer classes. Energy transition charges will be allocated among customer classes and assessed in accordance with the formula specified in the financing order.
A shortfall in the collections of energy transition charges in one customer class may be corrected by making adjustments to the energy transition charges payable by that customer class and any other customer class. If enough customers in a class fail to pay energy transition charges or cease to be customers, the servicer might have to substantially increase the energy transition charges for the remaining customers in that customer class and for other customer classes. These increases could lead to further unanticipated failures by the remaining customers to pay energy transition charges, thereby increasing the risk of a shortfall in funds to pay interest and principal on the energy transition bonds.
Foreclosure of the trustee’s lien on the energy transition property might not be practical, and acceleration of the energy transition bonds before maturity might have little practical effect.
Under the Securitization Act and the indenture, the trustee or the energy transition bondholders have the right to foreclose or otherwise enforce the lien on the energy transition property securing the energy transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the energy transition property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the energy transition bonds will be due and payable upon acceleration of the energy transition bonds before maturity, energy transition charges likely would not be accelerated and the nature of our business will result in the principal of the energy transition bonds being paid as funds become available. If there is an acceleration of the energy transition bonds, all outstanding tranches of the energy transition bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER
For a detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment.”
The servicer will commingle the energy transition charges with other revenues it collects, which might obstruct access to the energy transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the energy transition bonds.
The servicer will be required to remit collections to the trustee on our behalf each business day based on estimated daily collections, using the days sales outstanding on Cleco Power’s retail bills. The servicer will not segregate the energy transition charges from the other funds it collects from customers or its general funds. The energy transition charges will be segregated only when the servicer pays them to the trustee.
Despite this requirement, the servicer might fail to remit the full amount of the energy transition charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of energy transition charge collections available to make payments on the energy transition bonds.
The Securitization Act provides that the priority of a security interest perfected in energy transition property is not impaired by the commingling of the funds arising from energy transition charges with any other funds of the servicer. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize our right to collections of the energy transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the energy transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owed on the energy transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on the energy transition bonds and could materially reduce the value of your investment in the energy transition bonds. Please read “How a Bankruptcy May Affect Your Investment.”
The bankruptcy of Cleco Power might result in losses or delays in payments on the energy transition bonds.
The Securitization Act and the financing order provide that as a matter of Louisiana state law:
•	the rights and interests of a selling utility under a financing order, including the right to impose, bill, charge, collect and receive energy transition charges, are contract rights of the seller,
•
the seller may make a present transfer of its rights under a financing order, including the right to impose, bill, charge, collect and receive future energy transition charges that customers do not yet owe,

•	the energy transition property constitutes a present contract right, even though the imposition and collection of energy transition charges depend on further acts that have not yet occurred, and
•
a transfer of the energy transition property from the seller, or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the energy transition property and not a pledge of the energy transition property to secure a financing by the seller.

Please read “The Securitization Act.” These provisions are important to maintaining payments on the energy transition bonds in accordance with their terms during any bankruptcy of Cleco Power. In addition, the transaction has been structured with the objective of keeping us legally separate from Cleco Power and its affiliates in the event of a bankruptcy of Cleco Power or any such affiliates.
A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a Cleco Power bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the energy transition bonds might be similar to the treatment you would receive in a Cleco Power bankruptcy if the energy transition bonds had been issued directly by Cleco Power. A decision by the bankruptcy court that, despite our separateness from Cleco Power, our assets and liabilities and those of Cleco Power should be consolidated would have a similar effect on you as a bondholder.
We have taken steps together with Cleco Power, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of Cleco Power or an affiliate. Nonetheless, these steps might not be completely effective, and thus if Cleco Power or an affiliate were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of Cleco Power or such affiliate. This might cause material delays in payment of, or losses on, the energy transition bonds and might materially reduce the value of your investment in the energy transition bonds. For example:
•
without permission from the bankruptcy court, the trustee might be prevented from taking actions against Cleco Power or recovering or using funds on your behalf or replacing Cleco Power as the servicer;

•	the bankruptcy court might order the trustee to exchange the energy transition property for other property, of lower value;
•
tax or other government liens on Cleco Power’s property might have priority over the trustee’s lien and might be paid from collected energy transition charges before payments on the energy transition bonds;

•
the trustee’s lien might not be properly perfected in the collected energy transition property collections prior to or as of the date of Cleco Power’s bankruptcy, with the result that the energy transition bonds would represent only general unsecured claims against Cleco Power;

•
the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to energy transition charges in respect of electricity consumed after the commencement of Cleco Power’s bankruptcy case, with the result that the energy transition bonds would represent only general unsecured claims against Cleco Power;

•
we and Cleco Power might be relieved of any obligation to make any payments on the energy transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

•	Cleco Power might be able to alter the terms of the energy transition bonds as part of its plan of reorganization;
•	the bankruptcy court might rule that the energy transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service;
•
the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against Cleco Power that may be difficult to prove or, if proven, to collect in full;

•	if the servicer defaults or enters bankruptcy proceedings, it might be difficult to find a successor servicer and payments on the energy transition bonds might be suspended;
•	the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the energy transition bonds and on the value of the energy transition bonds; or
•
the servicer will commingle the energy transition charges with other revenues it collects, which might obstruct access to the energy transition charges in case of the bankruptcy of the servicer and reduce the value of your investment in the energy transition bonds.

Please read “How a Bankruptcy May Affect Your Investment.”
The sale of the energy transition property might be construed as a financing and not a sale in a case of Cleco Power’s bankruptcy which might delay or limit payments on the energy transition bonds.
The Securitization Act provides that the characterization of a transfer of energy transition property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and Cleco Power will treat the transaction as a sale under applicable law, although for financial reporting and federal and state tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of Cleco Power, a party in interest in the bankruptcy might assert that the sale of the energy transition property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of Cleco Power in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against Cleco Power. See “The servicer will commingle the energy transition charges with other revenues it collects, which might obstruct access to the energy transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the energy transition bonds” above. Even if we had a security interest in the energy transition property, we would not likely have access to the related energy transition charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the energy transition bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the energy transition charge collections and therefore the amount and timing of funds available to us to pay energy transition bondholders.
If the servicer enters bankruptcy proceedings, the remittance of certain energy transition charges by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owed on the energy transition bonds.
In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that energy transition charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, if we are considered to be an “insider” of the servicer, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future energy transition charges would be increased through the true-up mechanism to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the energy transition bonds.
Claims against Cleco Power might be limited in the event of a bankruptcy of the seller.
If the seller were to become a debtor in a bankruptcy case, claims (including indemnity claims) by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of Cleco Power, as the seller, might challenge the enforceability of the indemnity provisions in the sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Cleco Power.
The bankruptcy of Cleco Power might limit the remedies available to the trustee.
Upon an event of default for the energy transition bonds under the indenture, the Securitization Act permits the trustee to enforce the security interest in the energy transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the 19th Judicial District Court of Louisiana to order the sequestration and payment to all energy transition bondholders of all revenues arising with respect to the related energy transition property. There can be no assurance, however, that the 19th Judicial District Court of

Louisiana would issue this order after a Cleco Power bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Louisiana court, and an order requiring an accounting and segregation of the revenues arising from the energy transition property. There can be no assurance that a court would grant either order.
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE ENERGY TRANSITION BONDS
Cleco Power’s indemnification obligations under the sale agreement and the servicing agreement are limited and might not be sufficient to protect your investment in the energy transition bonds.
Cleco Power is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the energy transition bondholders, only in specified circumstances and will not be obligated to repurchase any energy transition property in the event of a breach of any of its representations, warranties or covenants regarding the energy transition property. Similarly, Cleco Power is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the energy transition bondholders only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement.”
Neither the trustee nor the energy transition bondholders will have the right to accelerate payments on the energy transition bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture governing the energy transition bonds as described in “Description of the Energy Transition Bonds—What Constitutes an Event of Default on the Energy Transition Bonds.” Furthermore, Cleco Power might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by Cleco Power might not be sufficient for you to recover all of your investment in the energy transition bonds. In addition, if Cleco Power becomes obligated to indemnify energy transition bondholders, the ratings on the energy transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that energy transition bondholders will be unsecured creditors of Cleco Power with respect to any of these indemnification amounts. Cleco Power will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the energy transition bonds, or for any consequential damages, including any loss of market value of the energy transition bonds resulting from a default or a downgrade of the ratings of the energy transition bonds. Please read “The Sale Agreement—Cleco Power’s Representations and Warranties” and “—Cleco Power’s Obligation to Indemnify Us and the Trustee and to Take Legal Action.”
The credit ratings are no indication of the expected rate of payment of principal on the energy transition bonds.
We expect that the energy transition bonds will receive credit ratings from at least two nationally recognized statistical rating organizations (“NRSRO”). A rating is not a recommendation to buy, sell or hold the energy transition bonds.
The ratings merely analyze the probability that we will repay the total principal amount of the energy transition bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.
Under Rule 17g-5 of the Exchange Act, NRSROs providing Cleco Power, as the sponsor, with the requisite certification will have access to all information posted on a website by Cleco Power for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the energy transition bonds. As a result, an NRSRO other than the NRSRO hired by Cleco Power (the “hired NRSRO”) may issue ratings on the energy transition bonds (“Unsolicited Ratings”), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the issuance date of the energy transition bonds. Issuance of any Unsolicited Rating will not affect the issuance of the energy transition bonds. Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the energy transition bonds might adversely affect the value of the energy transition bonds and, for regulated entities, could affect the status of the energy transition bonds as a legal investment or the capital treatment of the energy transition bonds. Investors in the energy transition bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of Cleco Power, us, the underwriters or any of their affiliates will have any obligation to inform you of any Unsolicited Ratings assigned after the date of this prospectus. In addition, if we or Cleco Power fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the energy transition bonds, a hired NRSRO could withdraw its ratings on the energy transition bonds, which could adversely affect the market value of the energy transition bonds and/or limit your ability to resell the energy transition bonds.
Changes in Cleco Power’s or Cleco Holdings’ credit ratings might affect the market value of the energy transition bonds.
Although Cleco Power is not an obligor on the energy transition bonds, a downgrading of the credit ratings on the debt of Cleco Power or Cleco Holdings might have an adverse effect on the market value of the energy transition bonds. Credit ratings may change at any time. A NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment.
Alternatives to purchasing electricity through Cleco Power’s distribution facilities may be more widely utilized by customers in the future.
Broader use of distributed generation by Cleco Power’s customers may result from customers’ changing perceptions of the merits of utilizing existing generation technology or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Energy transition charges, which generally are consumption-based, will be applied to all existing and future Louisiana commission-jurisdictional customers who remain attached to Cleco Power’s (or its successors) electric transmission or distribution lines, and who, via such lines, receive any type service from Cleco Power (or its successors) under rate schedules or special contracts approved by the Louisiana commission. Energy transition charges will not be imposed on customers who do not receive transmission or distribution services from Cleco Power. Any customer who self-generates or co-generates electricity will be assessed energy transition charges based upon the total firm and standby load served by Cleco Power. Technological developments and/or more widespread use of distributed generation might allow greater numbers of customers to reduce or eliminate their payment of energy transition charges.
The absence of a secondary market for the energy transition bonds might limit your ability to resell the energy transition bonds.
The underwriters for the energy transition bonds might assist in resales of the energy transition bonds, but they are not required to do so. A secondary market for the energy transition bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of the energy transition bonds. We do not anticipate that the energy transition bonds will be listed on any securities exchange. Please read “Plan of Distribution (Conflicts of Interest).”
You might receive principal payments for a tranche of energy transition bonds later than you expect.
The amount and the rate of collection of the energy transition charges for the energy transition bonds, together with the related energy transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments for any tranche of the energy transition bond principal. If the servicer collects the energy transition charges at a slower rate than expected, it might have to request adjustments of the energy transition charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in such tranche of energy transition bonds. Please read “Description of the Energy Transition Bonds.”
Cleco Power may cause the issuance, by another subsidiary or affiliated entity, of additional energy transition bonds or similar bonds secured by additional energy transition property or similar property (including storm recovery property under the Storm Securitization Act) that, in each case, includes a nonbypassable charge on customers.
Any new issuance of energy transition bonds by another subsidiary or affiliated entity of Cleco Power under the Securitization Act, or any issuance of storm recovery bonds by another subsidiary or affiliated entity of Cleco Power under the Storm Securitization Act, may include terms and provisions that would be unique to that particular issuance. Cleco Power has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of an intercreditor agreement or an amendment to the existing intercreditor agreement are conditions precedent to the sale of additional energy transition property or similar property (including storm recovery property under the Storm Securitization Act) consisting of nonbypassable charges payable by customers comparable to the energy transition property to another subsidiary or affiliated entity. Please read “Sale Agreement—Covenants of the Seller.”
In the event a customer does not pay in full all amounts owed under any bill, including energy transition charges, Cleco Power, as servicer, is required to allocate any resulting shortfalls in energy transition charges ratably based on the amounts of energy transition charges owed in respect of the energy transition bonds, and amounts owed in respect of additional energy transition bonds or similar bonds secured by additional energy transition property or similar property (including storm recovery property under the Storm Securitization Act). However, if a dispute arises with respect to the allocation of such energy transition charges or other delays occur on account of the administrative burdens of making such allocation, we cannot assure you that any new issuance of energy transition bonds by another subsidiary or affiliated entity of Cleco Power would not cause reductions or delays in payment of principal and interest on your energy transition bonds.
In addition, actions taken by the holders of other similar bonds (including any storm recovery bonds or the existing Storm Securitization Bonds) might conflict with the interests of the beneficial owners of the energy transition bonds, and could result in an outcome unfavorable to you.
Cleco Power’s operations are subject to risks beyond its control, including cyber-security intrusions, terrorist attacks or other catastrophic events, which could limit Cleco Power’s operations and ability to service the energy transition property.
Cleco Power operates in an industry that requires the use of sophisticated information technology systems and network infrastructure, which control an interconnected system of generation, distribution, and transmission systems shared with third parties. Cleco Power’s continued efforts to integrate, consolidate, and streamline its operations have also resulted in increased reliance on current and recently completed projects for technology systems, including but not limited to, a customer information and billing system, automated meter reading systems, and other similar technological tools and initiatives.
Cleco Power has been subject to attempted cyberattacks from time to time, but these attacks have not had a material impact on its system or business operations. A successful physical or cyber-security intrusion may occur despite Cleco Power’s security measures or those that it requires its vendors to take, which include compliance with reliability standards and critical infrastructure protection standards. Despite the implementation of security measures, all assets and systems are potentially vulnerable to disability, failures, or unauthorized access due to physical or cyber-security intrusions caused by human error, vendor bugs, terrorist attacks, or other malicious acts. If Cleco Power’s assets or systems were to fail, be physically damaged, or be breached, and were not recovered in a timely manner, Cleco Power may be unable to perform critical business functions, including the distribution of electricity and the metering and billing of customers, all of which could materially affect Cleco Power’s ability to bill and collect energy transition charges or otherwise service the energy transition property.
If the investment of collected energy transition charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the energy transition bonds later than you expect.
Funds held by the trustee in the collection account will be invested in eligible investments at the written direction of the servicer. Eligible investments include money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA,” respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest on the energy transition bonds and a decrease in the value of your investment in the energy transition bonds.
Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the energy transition bonds.
European Union (“EU”) legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together, the “European Securitization Rules”) imposes certain restrictions and obligations with regard to securitisations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU (and are expected also to be implemented in the non-EU member states of the European Economic Area).
Pursuant to the European Securitization Rules, EU Institutional Investors investing in a securitisation (as so defined) must, amongst other things, verify that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention, (c) the originator, sponsor or relevant securitization special purpose entity has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation and (d) they have carried out a due-diligence assessment that enables the EU Institutional Investors to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position. EU Institutional Investors include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC, as amended; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (CRR) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).
With respect to the United Kingdom (UK), relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of the EU Securitization Regulation as it forms part of UK domestic law by operation of the European Union (Withdrawal) Act 2018 (as amended, the EUWA), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, the Financial Services and Markets Act 2023, and as further amended from time to time, the UK Securitization Regulation. The UK Securitization Regulation, together with (a) all applicable binding technical standards made under the UK Securitization Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards that are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of UK domestic law by operation of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduct Authority (the FCA) and/or the Prudential Regulation Authority (the PRA) (or their successors), (d) any guidelines relating to the application of the EU Securitization Regulation that are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time, are referred to in this prospectus as the UK Securitization Rules.
Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) by a UK Institutional Investor. UK Institutional Investors include: (a) an insurance undertaking as defined in section 417(1) of the Financial Services And Markets Act 2000 (as amended, the FSMA); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an alternative investment fund manager as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 that markets or manages alternative investments funds (as defined in regulation 3 of the Alternative Investment Fund Managers Regulation 2013) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) an undertaking for collective investment in transferable securities as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA (and certain consolidated affiliates thereof).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Institutional Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation), must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest that, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the affected investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or relevant securitization special purpose entity, where applicable, made available information that is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment that enables the UK Institutional Investors to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position.
We and Cleco Power do not believe that the energy transition bonds fall within the definition of a “securitisation” for purposes of the EU Securitization Regulation or the UK Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus. Therefore, we and Cleco Power believe such transactions are not subject to the European Securitization Rules or the UK Securitization Rules. As such, neither we nor Cleco Power, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules or the UK Securitization Rules. In particular, no such Person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other Person) with any requirement of the European Securitization Rules or the UK Securitization Rules to which such investor (or other Person) may be subject at any time.
However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitization for purposes of the EU Securitization Regulation or the UK Securitization Regulation, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules (as applicable) with respect to an investment in the energy transition bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.
Consequently, the energy transition bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the energy transition bonds in the secondary market may be adversely affected.
Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rules, and the suitability of the energy transition bonds for investment. Neither we nor Cleco Power, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other Person) for any non-compliance by any such Person with the European Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements.

REVIEW OF ENERGY TRANSITION PROPERTY
Pursuant to the rules of the SEC, Cleco Power, as sponsor, has performed, as described below, a review of the energy transition property underlying the energy transition bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the energy transition property is accurate in all material respects. Cleco Power did not engage a third party in conducting its review.
The energy transition bonds will be secured by the collateral pledged pursuant to the indenture. The principal asset of the indenture’s trust estate will be the energy transition property. Under the Securitization Act, as of the effective date of the financing order, there is created and established for Cleco Power energy transition property. Energy transition property constitutes an existing, present, vested contract right consisting of the rights and interests of Cleco Power (or the successor or assignee of Cleco Power) to impose, bill, charge, collect and receive energy transition charges from Cleco Power’s customers in amounts sufficient to pay principal and interest and ongoing financing costs in connection with energy transition bonds, the right to enforce the obligations of Cleco Power to collect and service such charges, and the right to obtain periodic adjustments to such charges, except for the Retained Rights. In addition, the energy transition property consists of all revenues, collections, claims, rights to payment, payments, money or proceeds arising from the aforementioned rights and interests, regardless of whether such aforementioned rights and interests are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds. The energy transition charges authorized in the financing order are irrevocable, binding and nonbypassable charges that the State of Louisiana and the Louisiana legislature will not reduce, alter or impair until all principal, interest, premium, financing costs and other fees or expenses charged or otherwise incurred in connection with the energy transition bonds have been paid and performed in full, except for adjustments under any true-up mechanism as discussed herein.
The energy transition charges will be applied to all existing and future retail customers who receive retail electric services from Cleco Power or its successors under rate schedules or special contracts authorized or approved by the Louisiana commission. In the financing order, the Louisiana commission committed to ensure that such obligations are undertaken and performed by Cleco Power or any other entity providing electric transmission and distribution services, or in the event that transmission and distribution services are not provided by a single entity, by an entity providing transmission or distribution services to Cleco Power’s Louisiana commission-jurisdictional customers designated by the Louisiana commission in connection with an order relating to such split. During the nine months ended September 30, 2024, approximately 25% of Cleco Power’s total retail deliveries (based on MWh) were to industrial customers, approximately 31% were to commercial customers and approximately 43% were to residential customers. During this same period, the State of Louisiana and other federal, state and local governmental entities comprised approximately 1% of Cleco Power’s total retail electric revenues in the Louisiana commission jurisdictional area.
The energy transition property is not a static pool of receivables or assets. The energy transition charges authorized in the financing order are irrevocable, binding and nonbypassable charges that the State of Louisiana and the Louisiana legislature will not reduce, alter or impair until all principal, interest, premium, financing costs and other fees or expenses charged or otherwise incurred in connection with the energy transition bonds have been paid and performed in full, except for adjustments under any true-up mechanism as discussed herein. There is no “cap” on the level of energy transition charges that may be imposed on consumers of electricity to meet scheduled principal of and interest on the energy transition bonds. All revenues and collections resulting from energy transition charges provided for in the financing order are part of the energy transition property. The energy transition property is described in more detail under “Description of the Energy Transition Property.”
In the financing order, the Louisiana commission, among other things:
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orders that Cleco Power, as servicer, shall, pursuant to the servicing agreement, impose and collect the applicable energy transition charges for the benefit and account of us and our pledgees, and to account for and remit such applicable energy transition charges to us or our pledgees in accordance with the procedures contained in the servicing agreement without any charge, deduction or surcharge of any kind (other than the servicing fee),

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orders that upon the transfer of the energy transition property to us by Cleco Power, we shall be the owner of the rights to the energy transition property and that Cleco Power as servicer is merely the collection agent for us, and

•
pledges that it will act pursuant to the financing order as expressly authorized by the Securitization Act through the true-up mechanism to ensure the expected energy transition charge revenues are sufficient to pay at all times the scheduled principal of and interest on the energy transition bonds and all other financing costs incurred in connection therewith (including, when necessary, to bring all principal payments on schedule over the next two succeeding bond payment dates).

Please read “The Securitization Act” and “Cleco Power’s Financing Order” for more information.
The characteristics of energy transition property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because energy transition property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of the energy transition property and many elements of the energy transition bonds securitization are set forth and constrained by the securitization provisions of the Securitization Act, Cleco Power, as sponsor, does not select the assets to be securitized in ways common to many securitizations. Moreover, the energy transition bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The securitization provisions of the Securitization Act and the Louisiana commission require the imposition on, and collection of energy transition charges from, existing and future electric customers located within Cleco Power’s service area that is within the jurisdiction of Louisiana commission, subject to limited exceptions. Since the energy transition charges are assessed against all such customers and the true-up adjustment mechanism adjusts for the impact of customer defaults across all classes of customers (and not just the class of customers from which the delinquency or under-collection arose), the collectability of the energy transition charges is not ultimately dependent upon the credit quality of particular Cleco Power customers, as would be the case in the absence of the true-up adjustment mechanism.
The review by Cleco Power of the energy transition property underlying the energy transition bonds has involved a number of discrete steps and elements as described in more detail below. First, Cleco Power has analyzed and applied the securitization provisions of the Securitization Act’s requirements for securitization of energy transition costs in seeking approval of the Louisiana commission for the issuance of the financing order and in its application for a financing order with respect to the characteristics of the energy transition property to be created pursuant to the financing order. In preparing this application, Cleco Power analyzed the terms of the previous securitizations it sponsored under the different but structurally similar provisions of the Storm Securitization Act and the practical experience gained in structuring, issuing through a special purpose entity subsidiary, and servicing, the Storm Recovery Bonds issued in those prior securitizations. Cleco Power worked with its counsel and its structuring agent in preparing the application for a financing order and with the Louisiana commission on the terms of the financing order. Moreover, Cleco Power worked with its counsel, its structuring agent and counsel to the underwriters in preparing the legal agreements that provide for the terms of the energy transition bonds and the security for the energy transition bonds. Cleco Power has analyzed economic issues and practical issues for the scheduled payment of the energy transition bonds and reviewed its prior securitization experience with the Storm Recovery Bonds in terms of impacts of economic factors, potentials for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.
In light of the unique nature of the energy transition property, Cleco Power has taken (or prior to the offering of the energy transition bonds, will take) the following actions in connection with its review of the energy transition property and the preparation of the disclosure for inclusion in this prospectus describing the energy transition property, the energy transition bonds and the proposed securitization:
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reviewed the Securitization Act, the rules and regulations of the Louisiana commission as they relate to the energy transition property in connection with the preparation and filing of the application with the Louisiana commission for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the Louisiana commission relating to the approval of the requested financing order;
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compared the financing order, as issued by the Louisiana commission, to the applicable provisions of the Securitization Act and the rules and regulations of the Louisiana commission as they relate to the energy transition property to confirm that the financing order met such requirements;

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compared the proposed terms of the energy transition bonds to the applicable requirements in the Securitization Act, the financing order and the regulations of the Louisiana commission to confirm that they met such requirements;

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prepared and reviewed the agreements to be entered into in connection with the issuance of the energy transition bonds and compared such agreements to the applicable requirements in the Securitization Act, the financing order and the regulations of the Louisiana commission to confirm that they met such requirements;

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reviewed the disclosure in this prospectus regarding the applicable provisions of the Securitization Act, the financing order and the agreements to be entered into in connection with the issuance of the energy transition bonds, and compared such descriptions to the relevant provisions of the Securitization Act, the financing order and such agreements to confirm the accuracy of such descriptions;

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consulted with legal counsel to assess if there is a basis upon which the energy transition bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Louisiana (including the Louisiana commission) that could repeal or amend the securitization provisions of the Securitization Act that could substantially impair the value of the energy transition property, or substantially reduce, alter or impair the energy transition charges;

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reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including without limitation, billing and collecting the energy transition charges to be provided for under the energy transition property, forecasting energy transition charge revenues, preparing and filing applications for true-up adjustments to the energy transition charges and enforcing credit standards, and reviewed its experience and performance of such obligations as servicer under the previous securitizations which it sponsored under the Storm Securitization Act;

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reviewed the operation of the true-up mechanism for adjusting energy transition charge levels to meet the scheduled payments on the energy transition bonds and in this context took into account its experience with the Louisiana commission in implementing the true-up mechanism for the prior securitizations for which it is the sponsor; and

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with the assistance of its structuring agent and the underwriters, prepared financial models in order to set the initial energy transition charges to be provided for under the energy transition property at a level sufficient to pay on a timely basis scheduled principal and interest on the energy transition bonds.

In connection with the preparation of such models, Cleco Power:
•	reviewed (i) the historical electric usage and customer growth within Cleco Power’s customer base and (ii) forecasts of expected energy sales and customer growth;
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reviewed its historical collection of storm recovery charges with respect to the Storm Recovery Bonds, and reviewed the resulting payment history and semi-annual true-up adjustment experiences with respect to such bonds; and

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analyzed the sensitivity of the weighted average life of the energy transition bonds in relation to variances in actual energy consumption levels (electric sales at distribution voltage) from forecasted levels and in relation to the true-up mechanism in order to assess the probability that the weighted average life of the energy transition bonds may be extended as a result of such variances, and in the context of the operation of the true-up mechanism for adjustment of energy transition charges to address under-collections in light of scheduled payments on the energy transition bonds.

As a result of this review, Cleco Power has concluded that:
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the energy transition property, the financing order and the agreements to be entered into in connection with the issuance of the energy transition bonds meet in all material respects the applicable statutory and regulatory requirements;

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the disclosure in this prospectus regarding the applicable securitization provisions of the Securitization Act, the financing order and the agreements to be entered into in connection with the issuance of the energy transition bonds is as of its date, accurate in all material respects;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;
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energy transition charge revenues, as adjusted from time to time as provided in the securitization provisions of the Securitization Act and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the energy transition bonds; and

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the design and scope of Cleco Power’s review of the energy transition property as described above is effective to provide reasonable assurance that the disclosure regarding the energy transition property in this prospectus is accurate in all material respects.

DESCRIPTION OF THE ENERGY TRANSITION PROPERTY
Creation of Energy Transition Property; Financing Order
The Securitization Act defines energy transition property as the contract right constituting incorporeal movable property consisting of, among other things, the rights and interests of an electric utility or successor or assignee of the electric utility specified as being energy transition property under a financing order, including the right to impose, bill, charge, collect and receive energy transition charges authorized in the financing order, the right to enforce the obligations of the utility to service and collect the energy transition charges, and the right to obtain periodic adjustments to such charges as may be provided in the financing order. The energy transition bonds will be secured by the energy transition property, as well as the other collateral described under “Description of the Energy Transition Bonds—The Security for the Energy Transition Bonds.”
In addition to the right to impose, bill, charge, collect and receive energy transition charges, the financing order:
•	authorizes the transfer of the energy transition property to us and the issuance of energy transition bonds;
•	establishes procedures for periodic true-up adjustments to energy transition charges in the event of over-collection or under-collection; and
•
provides and pledges that after the earlier of the transfer of the energy transition property created by the financing order to us or the issuance of the energy transition bonds, (i) the financing order is irrevocable until the indefeasible payment (i.e., permanent payment that cannot be revoked or made void) in full of the energy transition bonds, any ancillary agreements and the related financing costs and (ii) except in connection with a refinancing or refunding of the energy transition bonds or to implement the true-up mechanism adopted by the Louisiana commission, the Louisiana commission shall not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in the financing order, provided that nothing in the pledges and agreements described above precludes a limitation or alteration of the financing order and the energy transition property if and when full compensation is made for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party.

A form of issuance advice letter and a form of rate schedule are attached to the financing order. We will complete and file both documents with the Louisiana commission immediately after the pricing of the energy transition bonds. The issuance advice letter confirms to the Louisiana commission the interest rate, expected sinking fund schedule, and expected amortization schedule for the energy transition bonds and sets forth the actual dollar amount of the initial energy transition charges as described below under “Cleco Power’s Financing Order—Issuance Advice Letter.” The Louisiana commission’s review of the issuance advice letter will be limited to determining that the final structuring, terms and pricing of the energy transition bonds are consistent with the criteria established in the financing order and that the mathematical calculations are accurate.
Rate Schedule; Energy Transition Charges
The rate schedule establishes the initial energy transition charges. It also implements the procedures for periodic adjustments to the energy transition charges, the payment of energy transition charges and the semi-annual procedures allowing Cleco Power as servicer to reconcile the amount of energy transition charges remittances with the periodic payment requirement.
The energy transition charges will be applied to all existing and future retail customers who receive retail electric services from Cleco Power or its successors under rate schedules or special contracts authorized or approved by the Louisiana commission. In the financing order, the Louisiana commission committed to ensure that such obligations are undertaken and performed by Cleco Power or any other entity providing electric transmission and distribution services, or in the event that transmission and distribution services are not provided by a single entity, by an entity providing transmission or distribution services to Cleco Power’s Louisiana commission-jurisdictional customers designated by the Louisiana commission in connection with an order relating to such split.

For purposes of billing energy transition charges, each customer will be designated as a customer belonging to one of the energy transition charge customer classes set forth below. Under the terms of the financing order, Cleco Power will initially allocate the energy transition charges among the energy transition charge customer classes as follows:
Energy Transition Charge Customer Classes

Energy Transition Charge Customer Class	Allocation Percentage
Residential	48.65%
General Service – Non-Demand	5.61%
General Service – Secondary	24.10%
General Service – Primary	6.47%
School & Church – Non-Demand	0.42%
School & Church – Demand	3.05%
Municipal Electric Service	1.16%
Large Power Service	8.00%
Standby Power Service[1]	0.52%
Subscription	0.19%
Back-up	0.26%
Maintenance	0.07%
Unmetered and OLS (Outdoor Lighting Service)	2.02%
Total	100.00%

*	Totals may not add up due to rounding.
[1]
To recognize that Cleco Power’s customers that receive standby power service do not pay fuel costs through Cleco Power’s fuel adjustment clause, the revenues from standby customers used in the base rate allocation are reduced by 50% to eliminate the component related to the regulatory asset for the Mines associated with deferred fuel costs that would otherwise have been collected through Cleco Power’s fuel adjustment clause.

The nonbypassable charge applicable to each energy transition charge customer class for any period will be determined based on the allocation percentage of such class, the amount necessary to make payments on the energy transition bonds for the related period, and the most recent annual base revenue forecast. The true-up adjustment methodology approved in the financing order requires that any delinquencies or under-collections in one customer class will be taken into account in the application of the true-up mechanism to adjust the energy transition charges for all customers, not just the class of customers from which the delinquency or under-collection arose.
The percentage of the total bill received by an average customer that such energy transition charges represent, is set forth below. These energy transition charges will be adjusted semi-annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Louisiana commission.
Cleco Power estimates that on an annualized basis the initial energy transition charge would represent approximately 3% of the total bill received by a 1,000 kWh residential customer of Cleco Power based on rates as of March 5, 2025. Combined with the storm recovery charges associated with the Storm Recovery Bonds, Cleco Power estimates the aggregate charges on an annualized basis would represent approximately 6% of the total bill (5% of the total bill net of surcredits) received by a 1,000 kWh residential customer of Cleco Power based on rates as of March 5, 2025.
Billing and Collection Terms and Conditions
Generally, bills are issued monthly to all customers and are payable within 20 days from date of bill. Residential and most commercial customers are billed in established cycles, with the total number of days between meter readings ranging from 28 to 32 days. Commercial and industrial customers with more complex billing arrangements (normally dictated by contractual terms) are manually billed on a calendar month basis.
The servicer will collect and account for energy transition charges, which it will remit to the trustee each servicer business day under the terms of the indenture and the servicing agreement. Such remittance will be calculated based on estimated daily collections (subject to subsequent reconciliation with actual customer receipts), using the days sales outstanding on retail bills and the prior year’s write-off experience. See “The Servicing Agreement—Remittances to Collection Account.”

If any customer does not pay the full amount of any bill to the servicer, Cleco Power, the amount paid by the customer will be applied to all charges on the bill, including without limitation electric service charges, all energy transition charges (under existing or future financing orders), all storm recovery charges (under existing or future financing orders) and all similar securitization charges under future financing orders, based, as to a bill with charges covering more than one month, on the chronological order of billing, and, as to those charges with the same billing date, pro rata. In addition, such partial collections representing energy transition charges, storm recovery charges and any other similar securitization charges shall be allocated to the energy transition bonds among all the securitization bonds on a pro rata basis, based upon the amounts billed with respect to each issuance of securitization bonds (including the energy transition bonds), provided that late fees and charges may be allocated to the servicer as provided in the rate schedule.
The obligation to pay energy transition charges is not subject to any right of set-off in connection with the bankruptcy of Cleco Power, as the seller, or any other entity. Energy transition charges are “nonbypassable” in accordance with the provisions set forth in the Securitization Act and the financing order. If a distribution or transmission customer pays only a portion of its bill, a pro rata amount (based on all charges billed to such customer) of energy transition charge revenues will be deemed to be collected. In the case of any shortfall, Cleco Power will allocate that shortfall, first, ratably based on the amount owed to Cleco Power or other parties (including those amounts associated with the energy transition bonds and similar securitization charges) and the amount owed for other fees and charges, other than late charges, and, second, all remaining collections will be allocated to late charges. The obligation to continue to provide service and to collect and account for energy transition charges will be binding upon Cleco Power and any other entity that provides transmission and distribution electric services to Cleco Power’s Louisiana commission-jurisdictional customers.

THE SECURITIZATION ACT
Overview
The Securitization Act was enacted in 2022 (and amended in 2023) by the Louisiana legislature to allow certain electric utilities to use securitization financing for certain energy transition costs, including costs incurred or to be incurred by an electric utility associated with the retirement of a lignite-fired electric generating facility and its decommissioning, demolition, remediation, cleanup and site restoration, the unrecovered undepreciated investments in such retired facility that were being recovered in rates as of the date of retirement, obsolete or unnecessary stores inventory previously serving such retired facility, and costs for previously mined lignite or for the closure and reclamation of a lignite mine that served a mine-mouth electric generating facility. The Securitization Act permits electric utilities subject to the jurisdiction of the Louisiana commission to recover such energy transition costs through the issuance of energy transition bonds pursuant to and supported by an irrevocable financing order issued by the Louisiana commission. The Securitization Act also permits the Louisiana commission to impose an irrevocable nonbypassable energy transition charge on all of an electric utility’s customers that are subject to the Louisiana commission’s jurisdiction, for payment of the energy transition charges. The amount and terms for collections of these energy transition charges are governed by a financing order issued to an electric utility by the Louisiana commission. The Securitization Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, bill, charge, collect and receive energy transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the energy transition charges. The Securitization Act is codified at La. R.S. 45:1271-1281.
On December 31, 2021, Cleco Power retired the Dolet Hills Power Station. The Plant was a “mine mouth” operation, with its lignite fuel mined from the nearby lignite Mines. Due to the Mines ceasing production in May 2020, continued operation of Dolet Hills was no longer deemed to be beneficial to Louisiana ratepayers from either an operational or an economic standpoint. As a result, Cleco Power incurred costs to retire the Plant, including those related to the closure, decommissioning, demolition, and remediation of the Plant and include (without limitation) engineering, legal services and project management costs, decommissioning costs, demolition costs (net of salvage), environmental closure costs, unrecovered (undepreciated) assets at the Plant, and stores inventory write-off. Additionally, Cleco Power was directed and authorized by the Louisiana commission to establish a regulatory asset for its share of the Mines’ lignite production costs that exceeded certain thresholds. As of September 30, 2024, Cleco Power’s regulatory asset for the plant was $122.2 million and Cleco Power’s regulatory asset for the Mines was $136.2 million. Cleco Power applied for a financing order under the Securitization Act, which was issued by the Louisiana commission on November 27, 2024. The financing order became final and non-appealable on December 13, 2024.
Under the Securitization Act and the financing order, Cleco Power’s customers will pay energy transition charges, which are nonbypassable charges included in their monthly charges for electric service. Energy transition charges will fund payments of principal and interest on the energy transition bonds, together with related financing costs. Energy transition charges will be collected by Cleco Power, as initial servicer, or its successor, as provided for in the financing order. Energy transition charges are required to be adjusted at least semi-annually, and more frequently as necessary, to ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next bond payment date).
Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs
We May Issue Energy Transition Bonds to Recover Cleco Power’s Energy Transition Costs.
Under the Securitization Act and the plenary power granted to the Louisiana commission under the Louisiana Constitution, the Louisiana commission may issue financing orders approving the issuance of energy transition bonds, such as the energy transition bonds offered hereby, to recover certain costs of an electric utility, including energy transition costs, costs associated with the issuance of energy transition bonds and the cost of funding an energy transition reserve. A utility, its successors or a third-party assignee of a utility may issue energy transition bonds. The Securitization Act requires the proceeds of the energy transition bonds to be used for the purposes of recovering or financing energy transition costs, financing costs and costs to replenish or fund energy transition reserves, solely as determined by the Louisiana commission. The energy transition bonds are secured by and payable from energy transition property, which includes the right to impose, bill, charge, collect and receive energy transition charges, the right to enforce the obligations of the servicer to collect and service such charges, the right to obtain periodic adjustments to such charges as provided in the financing order (except for the Retained Rights) and all revenues, collections, claims, rights to payment, payments, money or proceeds arising from the foregoing rights and interests. The energy transition property does not include Cleco Power’s rights to: earn and recover the authorized rate of return on Cleco Power’s capital investment in us or to receive the annual administration fee and annual servicing fee and expenses under the contracts approved pursuant to the financing order and to withdraw funds from its restricted energy transition reserve, to recover additional energy transition costs and to recover the carrying charge that Cleco Power shall recover for carrying costs on the regulatory assets comprising energy transition costs (collectively, the “Retained Rights”). Under the financing order, the energy transition bonds may have a legal maximum maturity of 23 years. Under Cleco Power’s 2024 revenue requirement order, energy transition costs generally are to be allocated to customers for each customer class annually in accordance with the class-by-class allocations resulting from Cleco Power’s most recent annual base revenue forecasts for Cleco Power’s base rates. Energy transition charges can be imposed only when and to the extent that energy transition bonds are issued.
The Securitization Act contains a number of provisions designed to facilitate the securitization of energy transition costs and related upfront and ongoing financing costs.
Creation of Energy Transition Property.
As authorized by the Securitization Act, and provided by the financing order, as of the effective date of the financing order, there was created and established for Cleco Power energy transition property, which is an existing, present, vested contract right in favor of Cleco Power (or the successor or assignee of Cleco Power) to impose, bill, charge, collect and receive energy transition charges from Cleco Power’s customers in amounts sufficient to pay principal and interest and ongoing financing costs in connection with energy transition bonds, the right to enforce the obligations of Cleco Power to collect and service such energy transition charges, and the right to obtain periodic adjustments to such energy transition charges, except for the Retained Rights.
A Financing Order is Irrevocable.
A financing order, once effective, together with the energy transition charges authorized in such financing order, is irrevocable and not subject to amendment or modification by the Louisiana commission, except for adjustments pursuant to the Securitization Act in order to correct over-collections or under-collections and to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other upfront and ongoing financing costs in connection with the related energy transition bonds. Although a financing order is irrevocable, the Securitization Act allows for applicants to apply for one or more new financing orders to provide for retiring and refunding energy transition bonds if such retirement or refunding would result in lower energy transition charges.
State, Louisiana Legislature and Louisiana Commission Pledges.
The State of Louisiana and the Louisiana legislature each has pledged in the Securitization Act that it will not alter the provisions of the Securitization Act that authorize the Louisiana commission to create an irrevocable contract right by the issuance of a financing order, to create energy transition property, and to make the energy transition charges imposed by the financing order irrevocable, binding and nonbypassable charges, take or permit any action that impairs or would impair the value of the energy transition property, take or permit any action that impairs or would impair the rights and remedies of us or, our assignees or any of the energy transition bondholders or the security for the energy transition bonds or any related agreements, or, except for adjustments discussed in “Cleco Power’s Financing Order—True-ups” and “The Servicing Agreement—Energy Transition Charge Adjustment Process,” reduce, alter or impair any of the energy transition charges that are to be imposed, collected and remitted for the benefit of the energy transition bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred and contracts to be performed in connection with the energy transition bonds have been paid and performed in full. However, nothing will preclude a limitation or alteration if and when full compensation is made by law for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” and “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs.”
The Louisiana commission has jurisdiction and authority over Cleco Power pursuant to Article 4, Section 21 of the Louisiana Constitution. The Louisiana commission has pledged in the financing order that, after the earlier of the transfer of the energy transition property created by the financing order to us or the issuance of the energy transition bonds, (i) the financing order is irrevocable until the indefeasible payment (i.e., permanent payment that cannot be revoked or made void) in full of the energy transition bonds, any ancillary agreements and the related financing costs and (ii) except in connection with a refinancing or refunding of the energy transition bonds or to implement the true-up mechanism adopted by the Louisiana commission, it shall not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in the financing order, provided that nothing in the pledges and agreements described above precludes a limitation or alteration of the financing order and the energy transition property if and when full compensation is made for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” and “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs—State, Louisiana Legislature and Louisiana Commission Pledges” in the prospectus.
Constitutional Matters
To date, no federal or Louisiana cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Securitization Act have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and the Contract Clause of the Louisiana Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Phelps Dunbar, L.L.P., counsel to Cleco Power and us, expects to deliver an opinion, prior to the closing of the offering of the energy transition bonds described in this prospectus, to the effect that the State Pledge described above unambiguously indicates the State’s and the Louisiana legislature’s intent to be bound with the energy transition bondholders and, subject to all of the qualifications, limitations and assumptions set forth in its opinion, supports the conclusion that the State Pledge constitutes a binding contractual relationship between the State and the energy transition bondholders for purposes of both the Federal Contract Clause and Louisiana Contract Clause. Subject to all of the qualifications, limitations and assumptions set forth in its opinion, including that any impairment of the contract be “substantial,” Phelps Dunbar, L.L.P.’s opinion is expected to state that a reviewing court of competent jurisdiction would hold that the State of Louisiana could not constitutionally repeal or amend the Securitization Act or take any other action contravening the State Pledge and creating an impairment (without, as the Securitization Act requires, providing full compensation by law for the full protection of the energy transition charges to be collected pursuant to the financing order and full protection of the energy transition bondholders), unless such court would determine that such impairment clearly is a reasonable and necessary exercise of the State of Louisiana’s sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action and that an evident and more moderate course would not serve the State of Louisiana’s purposes equally well.
Phelps Dunbar, L.L.P., subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) is expected also to set forth in its opinion, that a Louisiana state court reviewing an appeal of Louisiana commission action of a legislative character would conclude that the Louisiana commission pledge (i) creates a binding contractual obligation of the State of Louisiana for purposes of the Federal Contract Clause and the Louisiana Contract Clause and (ii) provides a basis upon which the energy transition bondholders could challenge successfully on appeal any such action by the Louisiana commission of a legislative character, including the rescission or amendment of the financing order, that such court determines violates the Louisiana commission pledge in a manner that substantially reduces, limits or impairs the value of the energy transition property including the energy transition charges, prior to the time that the energy transition bonds are fully paid and discharged, unless there is a judicial finding that the Louisiana commission action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority.
In addition, any action of the Louisiana legislature adversely affecting the energy transition property or the ability to collect energy transition charges may be considered a “taking” under the United States or Louisiana Constitutions. Phelps Dunbar, L.L.P. has advised us that it is not aware of any federal or Louisiana court cases addressing the applicability of the Takings Clause of the United States or Louisiana Constitution in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Securitization Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States Constitution or the Louisiana Constitution, Phelps Dunbar, L.L.P. expects to render an opinion, prior to the closing of the offering of the energy transition bonds described in this prospectus, to the effect that under existing case law, a reviewing court of competent jurisdiction would hold, subject to all of the qualifications, limitations and assumptions set forth in its opinion, if it concludes that the energy transition property is protected by the Takings Clause of the United States Constitution and Takings Clause of the Louisiana Constitution, that the State would be required to pay just compensation to bondholders, as determined by such court, if the Louisiana legislature repealed or amended the Securitization Act or took any other action contravening the State Pledge, if the court determines doing so constituted a permanent appropriation of a substantial property interest of the energy transition bondholders in the energy transition property and deprived the energy transition bondholders of their reasonable expectations arising from their investments in the energy transition bonds. In examining whether action of the Louisiana legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action, the economic impact of the governmental action on the energy transition bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the energy transition bonds.
In connection with the foregoing, Phelps Dunbar, L.L.P. has advised us that issues relating to the Contract and Takings Clauses of the United States and Louisiana Constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what an energy transition bondholder would consider material.
In addition, Phelps Dunbar, L.L.P. expects to render an opinion, prior to the closing of the offering of the energy transition bonds described in this prospectus, to the effect that under existing case law, a reviewing court of competent jurisdiction would hold that the Securitization Act is constitutional in all material respects under the United States Constitution and, subject to all of the qualifications, limitations and assumptions set forth in its opinion, that the State Pledge does not constitute an impermissible attempt to “contract away” the police power of the State of Louisiana, and will not be disregarded under the reserved powers doctrine, and that the Securitization Act is constitutional in all material respects under the Louisiana Constitution.
We and Cleco Power will file a copy of the Phelps Dunbar, L.L.P. opinion as an exhibit to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.
For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

The Louisiana Commission May Adjust Energy Transition Charges
The Securitization Act authorizes the Louisiana commission to provide, and the Louisiana commission has provided, in the financing order, that energy transition charges be adjusted at least semi-annually. The purposes of these adjustments are to:
•
correct, over a period of up to 12 months covering the next two succeeding payment dates, any under-collections or over-collections, for any reason, during the prior payment period (which after the first payment period will be the preceding six months), and

•
ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next bond payment date).

Energy Transition Charges Are Nonbypassable
The Securitization Act provides that the energy transition charges are nonbypassable subject to the terms of the financing order. Under the financing order, “nonbypassable” means Cleco Power and any other entity providing electric transmission or distribution services are required to collect and must remit, consistent with the financing order, the nonbypassable energy transition charges that will be applied to all existing and future retail customers who receive retail electric services from Cleco Power or its successors under the rate schedules or special contracts authorized or approved by the Louisiana commission as a component of the monthly charge for electric service, even if the customer elects to purchase electricity from alternative energy suppliers, including as a result of a fundamental change in the regulation of public utilities in Louisiana. Any customer who self-generates or co-generates electricity will be assessed energy transition charges based on the total amount, in the aggregate, of such customer’s firm and standby load served by Cleco Power (or its successors). Customers utilizing standby service will continue to pay a proportional share of the energy transition charges, so that even accounts which may for various reasons require no energy usage on a monthly basis will contribute to the collection of energy transition charges. Any customer who completely severs interconnection with Cleco Power may become exempt from continued payment of the energy transition charges. In the financing order, the Louisiana commission committed to ensure that such obligations are undertaken and performed by Cleco Power or any other entity providing electric transmission and distribution services, or in the event that transmission and distribution services are not provided by a single entity, by an entity providing transmission or distribution services to Cleco Power’s Louisiana commission-jurisdictional customers designated by the Louisiana commission in connection with an order relating to such split. If restructuring of retail sales and distribution of electricity in Louisiana subsequently provides that retail electric customers may choose to receive their supply service from another provider, such selection of another provider will not allow such customers to bypass the energy transition charge, so long as they continue to be attached to Cleco Power’s (or its successor’s) transmission or distribution lines. In the event of such restructuring, each customer who chooses another provider for partial or full electric supply requirements, but remains attached to Cleco Power’s (or its successor’s) transmission or distribution lines, will be assessed the energy transition charge either (i) at the highest peak demand imposed on Cleco Power’s (or its successor’s) system if such customer is a demand metered customer or (ii) the highest peak consumption level if such customer is not demand metered, in each case during the twelve months immediately preceding the switch.
The Securitization Act Protects the Energy Transition Bondholders’ Security Interest on Energy Transition Property
The Securitization Act provides that a valid and enforceable security interest in energy transition property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with the issuance of the energy transition bonds and the receipt of value for the energy transition bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met.
Upon perfection by filing a financing statement, under Section 1276(D) of the Securitization Act and otherwise in accordance with the Louisiana Uniform Commercial Code, the security interest will be a perfected security interest in the energy transition property and all proceeds of the energy transition property, whether accrued or not, and will have priority in the order of perfection and take precedence over any subsequent lien creditor. The servicer pledges in the servicing agreement to file all necessary continuation statements.

The Securitization Act provides that priority of transfers of and security interests in energy transition property will not be impaired by:
•	commingling of funds arising from energy transition charges with other funds, or
•	modifications to the financing order.
Please read “Risk Factors—Risks Associated with the Unusual Nature of the Energy Transition Property.”
The Securitization Act Characterizes the Transfer of Energy Transition Property as a True Sale
The Securitization Act provides that an electric utility’s or an assignee’s transfer of energy transition property is a “true sale” under Louisiana law and is not a secured transaction, and that the transferor’s right, title, and interest in, to, and under the energy transition property passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreement” and “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer.”

CLECO POWER’S FINANCING ORDER
Background. On December 31, 2021, Cleco Power retired the Dolet Hills Power Station. The Plant was a “mine mouth” operation, with its lignite fuel mined from the nearby lignite Mines. Due to the Mines ceasing production in May 2020, continued operation of Dolet Hills was no longer deemed to be beneficial to Louisiana ratepayers from either an operational or an economic standpoint. As a result, Cleco Power incurred costs to retire the Plant, including those related to the closure, decommissioning, demolition, and remediation of the Plant and include (without limitation) engineering, legal services and project management costs, decommissioning costs, demolition costs (net of salvage), environmental closure costs, unrecovered (undepreciated) assets at the Plant, and stores inventory write-off. Additionally, Cleco Power was directed and authorized by the Louisiana commission to establish a regulatory asset for its share of the Mines’ lignite production costs that exceeded certain thresholds. As of September 30, 2024, Cleco Power’s regulatory asset for the plant was $122.2 million and Cleco Power’s regulatory asset for the Mines was $136.2 million.
On May 17, 2024, Cleco Power filed its securitization application to the Louisiana commission requesting to finance, through the issuance of energy transition bonds, the original principal amount of $305 million, equal to the sum of: (a) $295 million of the energy transition costs, including the costs of funding an energy transition reserve in a restricted segregated account, plus (b) upfront financing costs, which were estimated at $10 million but which would be subject to further review and adjustment as provided in the financing order. Cleco Power, the staff of the Louisiana commission, and the intervenors in the proceeding entered into an Uncontested Proposed Stipulated Settlement dated November 14, 2024, and filed with the Louisiana commission on November 15, 2024. On November 20, 2024, the Louisiana commission approved the Securitization Stipulated Settlement (including a draft financing order) at its Business and Executive Session. The Louisiana commission issued the financing order under the Securitization Act on November 27, 2024. The financing order became final and non-appealable on December 13, 2024.
We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part.
The financing order provides that the true-up mechanism and all other obligations of the State of Louisiana and the Louisiana commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the energy transition bonds, and are legally enforceable against the State of Louisiana and the Louisiana commission.
Issuance of Energy Transition Bonds. The financing order authorizes Cleco Power to cause us to issue energy transition bonds in an aggregate principal amount of up to $305.0 million.
Collection of Energy Transition Charges. Cleco Power is authorized by the financing order to impose on, and the servicer is authorized to collect from, all retail electric customers of Cleco Power (or its successor) energy transition charges in an amount sufficient at all times to provide for the recovery of the aggregate periodic payment requirements (including payment of scheduled principal and interest on and certain ongoing fees and expenses associated with the energy transition bonds) by means of the projected periodic billing requirement and true-up mechanism.
There is no “cap” on the level of energy transition charges that may be imposed on customers to pay on a timely basis scheduled principal and interest on the energy transition bonds. There is also no limit on how long energy transition charges may be imposed; pursuant to the financing order, the charges will be imposed until the energy transition bonds and all related financing costs have been paid in full.
Issuance Advice Letter. Following the determination of the final terms of the energy transition bonds and prior to their issuance, Cleco Power is required to submit to the Louisiana commission no later than two business days after the pricing of the energy transition bonds an issuance advice letter, which will:
•	demonstrate compliance with the standards of the financing order,
•
evidence the actual financial terms on which the energy transition bonds will be issued, including the estimated total upfront financing costs and the estimated ongoing financing costs of administrating and supporting the energy transition bonds,

•	show the actual dollar amount of the initial energy transition charges for each customer rate class relating to the energy transition bonds,

•	identify us,
•
certify that the structure and pricing of the energy transition bonds complies with the terms of the financing order, including without limitation, a certification attached to the issuance advice letter from each of the bookrunning underwriters providing that, based on its review of the final terms of the energy transition bonds and its assumptions and qualifications stated therein, the marketing, pricing and structuring (including the sizing and principal amortization of each tranche of energy transition bonds) have resulted in the lowest yield to bondholders consistent with market conditions at the time of pricing and the terms of the financing order,

•	provide an updated analysis of the net present value benefit to customers, and lower customer bills, each as compared to traditional methods of finance, and
•	provide the amounts of regulatory assets for the Plant and the Mines as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds.
Both the issuance advice letter and the accompanying rate schedule become effective on the date of issuance of the energy transition bonds.
Subsequently, within one business day of receipt of the issuance advice letter, a designee of the Louisiana commission (the “designee”) shall either (a) approve the final terms, structuring and pricing of the transaction by executing and filing a concurrence and delivering a copy to Cleco Power or (b) reject the issuance advice letter and state the reasons therefor. The designee’s review of and concurrence with the issuance advice letter will be limited to determining that (i) the final structuring, terms and pricing of the energy transition bonds in the issuance advice letter are consistent with the criteria established in the financing order and (ii) the mathematical calculations are accurate. The designee shall approve the final issuance advice letter if he or she determines that those two standards are met and such approval will be final, irrevocable and incontestable without need of further action by the Louisiana commission. The designee’s approval by means of executing of a concurrence shall establish and evidence the binding approval by the Louisiana commission of the structuring, terms and pricing of the energy transition bonds. A change in market conditions between the date and time of the actual pricing of the energy transition bonds and that of the designee’s review of the issuance advice letter shall not constitute grounds for rejecting the issuance advice letter.
Rate Schedules. We are required, prior to the billing of any energy transition charges, to file rate schedules in the form attached to the financing order. The rate schedules establish the initial energy transition charges. They also implement the procedures for periodic adjustments to the energy transition charges.
True-Ups. The financing order provides that energy transition charges will be reviewed and adjusted semi-annually to:
•
correct, over a period of up to 12 months covering the next two succeeding payment dates, any under-collections or over-collections, for any reason, during the prior payment period (which after the first payment period will be the preceding six months), and

•
ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next bond payment date).

To the extent any energy transition bonds remain outstanding after the scheduled final payment date of the last tranche of the energy transition bonds, mandatory true-up adjustments will be made quarterly until all energy transition bonds and associated financing costs are paid in full (and any under-collection shall be corrected for the next payment date instead of over a period covering the next two succeeding payment dates). In addition, the servicer may also make interim true-up adjustments more frequently at any time during the term of the energy transition bonds:
•
if the servicer forecasts that energy transition charge collections will be insufficient to make on a timely basis all scheduled payments of interest and other financing costs in respect of the energy transition bonds during the current or next succeeding payment period or bring all principal payments on schedule over the next two succeeding payment dates, and/or

•	to replenish any draws upon the capital subaccount.

Any delinquencies or under-collections in one customer class will be taken into account in the true-up mechanism to adjust the energy transition charges for all customers of Cleco Power, not just the class of customers from which the delinquency or under-collection arose.
The financing order requires the servicer to request Louisiana commission approval of an amendment to the true-up mechanism to make a non-standard true-up that it deems necessary or appropriate to address any material deviations between energy transition charge collections and the periodic billing requirement. No such change shall cause any of the then-current credit ratings of the energy transition bonds to be suspended, withdrawn or downgraded.
The financing order provides that the true-up mechanism and all other obligations of the State of Louisiana and the Louisiana commission set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the energy transition bonds, and are legally enforceable against the State of Louisiana and the Louisiana commission.
For more discussion of the true-up mechanism, see “The Servicing Agreement—Energy Transition Charge Adjustment Process.”
Louisiana Commission Pledge. The Louisiana commission has pledged in the financing order that, after the earlier of the transfer of the energy transition property created by the financing order to us or the issuance of the energy transition bonds, (i) the financing order is irrevocable until the indefeasible payment (i.e., permanent payment that cannot be revoked or made void) in full of the energy transition bonds, any ancillary agreements and the related financing costs and (ii) except in connection with a refinancing or refunding of the energy transition bonds or to implement the true-up mechanism adopted by the Louisiana commission, it shall not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the energy transition charges approved in the financing order, provided that nothing in the pledges and agreements described above precludes a limitation or alteration of the financing order and the energy transition property if and when full compensation is made for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party.
State Pledge and True-Up Mechanism. The State of Louisiana has pledged in the Securitization Act that it will not alter the provisions of the Securitization Act that authorize the Louisiana commission to create an irrevocable contract right by the issuance of a financing order, to create energy transition property, and to make the energy transition charges imposed by the financing order irrevocable, binding and nonbypassable charges, take or permit any action that impairs or would impair the value of the energy transition property, take or permit any action that impairs or would impair the rights and remedies of us or, our assignees or any of the energy transition bondholders or the security for the energy transition bonds or any related agreements, or, except for adjustments discussed in “—True-ups” and “The Servicing Agreement—Energy Transition Charge Adjustment Process,” reduce, alter or impair any of the energy transition charges that are to be imposed, collected and remitted for the benefit of the energy transition bondholders and other financing parties until all principal, interest, premium, financing costs and other fees, expenses, or charges incurred in connection with the energy transition bonds have been paid and performed in full. However, nothing will preclude a limitation or alteration if and when full compensation is made by law for the full protection of the energy transition charges imposed, charged and collected pursuant to the financing order and the full protection of the energy transition bondholders and any assignee or financing party. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”
Adjustments to Allocation of Energy Transition Charges. The financing order provides that the allocation factors are reset annually for each customer rate class, in accordance with Cleco Power’s most recent annual base revenue forecast (with the modification to standby customers specified in “Description of the Energy Transition Property—Rate Schedule; Energy Transition Charges—Energy Transition Charge Customer Classes”), for the distribution of the periodic billing requirement to each customer rate class. The initial allocators will be determined in accordance with Cleco Power’s most recent annual base revenue forecast, pursuant to the financing order. Thereafter annually, the allocators will be reset in proportion to each customer class’ allocation percentage from the most recent base revenue forecast, pursuant to the financing order. The last utilized allocations will be used if no new allocations have been determined at a particular time.

Any delinquencies or under-collections in one customer class will be taken into account in the true-up mechanism to adjust the energy transition charge for all customers of Cleco Power, not just the class of customers from which the delinquency or under-collection arose.
Servicing Agreement. In the financing order, the Louisiana commission authorized Cleco Power, as the initial servicer, to enter into the servicing agreement which is described under “The Servicing Agreement.”
Additional Energy Transition Bonds or Additional Other Similar Bonds. Cleco Power, upon receipt of an additional financing order, may finance energy transition costs through the issuance of additional energy transition bonds issued by another subsidiary or affiliated entity of Cleco Power pursuant to a separate financing order and secured by separate energy transition property (or storm recovery costs or similar costs through the issuance of additional storm recovery bonds or similar bonds under a separate financing order).
Cleco Power has covenanted in the sale agreement that it will not sell additional energy transition property or other similar property created by a Louisiana commission order in connection with the issuance of energy transition bonds or similar securitization bonds unless the rating agency condition is satisfied and it has entered into an intercreditor arrangement or an amendment to the intercreditor agreement in connection therewith. Please read “The Sale Agreement—Covenants of the Seller.”
Our organizational documents, as well as the basic documents, do not give us the authority to issue additional energy transition bonds (or any other bonds authorized by additional financing orders) or to acquire additional energy transition property (or any storm recovery property). Please read “Cleco Securitization II LLC, The Issuing Entity.”
Binding on Successors. The financing order, along with the energy transition charges authorized in the financing order, is binding on:
•	Cleco Power,
•	any successor to Cleco Power that provides retail electric service to Cleco Power’s Louisiana commission-jurisdictional customers, and
•
if Cleco Power or its successor no longer owns and operates both the transmission and distribution systems, then any entity that provides transmission or distribution services to Cleco Power’s Louisiana commission-jurisdictional customers designated by the Louisiana commission in connection with an order relating to such split, and

•	any other entity responsible for billing and collecting energy transition charges on behalf of us or any successor to the Louisiana commission.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR
About Cleco Power
Background Information. Cleco Power is a regulated electric utility engaged principally in the generation, transmission, distribution, and sale of electricity within Louisiana. As of September 30, 2024, Cleco Power owns 8 generating units with a total rated capacity of 2,676 MW and serves approximately 295,000 customers in Louisiana through its retail business. Additionally, Cleco Power supplies wholesale power in Louisiana. Cleco Power is a Louisiana limited liability company and a wholly owned subsidiary of Cleco Holdings, a public utility holding company. Cleco Power, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the “servicer,” will service the energy transition property securing the energy transition bonds under a servicing agreement with us. Neither Cleco Power nor Cleco Holdings nor any other affiliate (other than us) is an obligor on the energy transition bonds.
Municipalization. Louisiana law authorizes municipalities to seek to acquire portions of an electric utility’s electric distribution facilities through voluntary transactions or the power of expropriation for use as part of municipally owned utility systems. The Securitization Act specifies that energy transition charges approved by a financing order shall be collected by an electric utility as well as its “successors or assignees.” In the servicing agreement, Cleco Power has covenanted to assert in an appropriate forum that any municipality that acquires any portion of Cleco Power’s electric distribution facilities by expropriation, including upon the expiration of any franchise agreement, must be treated as a successor to Cleco Power under the Securitization Act and the financing order and that customers in such municipalities remain responsible for payment of energy transition charges. However, the involved municipality might assert that it should not be treated as a successor to Cleco Power for these purposes and that its distribution customers are not responsible for payment of energy transition charges. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—A municipal entity may seek to acquire portions of Cleco Power’s electric distribution facilities and avoid payment of the energy transition charges.”

Service Territories. Cleco Power provides integrated electric utility services, including generation, transmission, distribution and sale of electricity, to approximately 295,000 customers in Louisiana. As of September 30, 2024, Cleco Power’s transmission system consisted of 1,387 miles of transmission lines and Cleco Power’s distribution system consisted of 12,315 miles of distribution lines. As of September 30, 2024, Cleco Power owned eight generating units with an aggregate net electric generating capacity of 2,550 MW. During the nine months ended September 30, 2024, Cleco Power generated 7,115 giga-watt hours of energy with the following percentages of energy generated from the following various fuels: natural gas – 91.8%; petroleum coke – 0.5%; coal – 5.5%; lignite – 0%; and renewables – 2.2%. The map below sets forth Cleco Power’s service territories and the location of its electric generating units.

Environmental, Social, and Governance (ESG) Goals. Corporate Holdings LLC, the parent company of Cleco Power, is accelerating its efforts to protect the environment, manage social relationships, govern responsibly, and ensure accountability. To protect the environment, Cleco Corporate Holdings LLC is increasing its renewable and electrification initiatives, and is also aiming to reduce greenhouse gas emissions in ways such as incorporating renewable energy resources into its generating fleet, as it replaces coal-fired generation units retired after serving their useful lives. Cleco Corporate Holdings LLC aims to sustainably reduce its GHG emissions by approximately 60.0% by 2030 with aspirations of net zero emissions by 2050. To manage social relationships, Cleco Corporate Holdings LLC plans to ensure that the electricity that it generates is affordable, reliable, and sustainable, continues to support community investment opportunities across its service territory, and has created a workforce culture that rewards inclusion, safety, and innovation. To govern responsibly, Cleco Corporate Holdings LLC plans to continue operating according to policies and practices that support the governance framework. To ensure accountability, Cleco Corporate Holdings LLC has created an ESG Steering Committee and appointed a Chief Sustainability Officer to oversee the continued implementation of ESG initiatives.
Executive Offices. Cleco Power’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226. The phone number at this address is (318) 484-7400.

Where to Find Information About Cleco Power. Our sponsor and sole member, Cleco Power, together with Cleco Holdings, a public utility holding company that wholly owns Cleco Power, voluntarily files periodic reports with the SEC. These SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our sponsor and sole member, Cleco Power, maintains a website at www.cleco.com, where it posts its and Cleco Holdings’ SEC filings. Except as provided in this prospectus, no other information contained on that website constitutes part of this prospectus.
Servicing Experience
From March 2008 through the date of this prospectus, Cleco Power has sponsored and acted as servicer for the Katrina/Rita Securitization Bonds and the Storm Securitization Bonds. The Katrina/Rita Securitization Bonds were repaid in full in March 2020, and the Storm Securitization Bonds are still outstanding. Final interest and principal payments on the Katrina/Rita Securitization Bonds were paid on a timely basis, with all interest and principal payments throughout the life of the Katrina/Rita Securitization Bonds made in accordance with such bonds’ expected sinking fund schedules, and all scheduled interest and principal payments on the Storm Securitization Bonds have been paid on a timely basis from the date of issuance of the Storm Securitization Bonds through the date of this prospectus.
Please read “Prior Experience Relating to Securitizations.” Cleco Power serviced the Katrina/Rita Securitization Bonds and continues to service the Storm Securitization Bonds in accordance with servicing standards that were substantially similar to those set forth in Cleco Power’s servicing agreement with us.
Cleco Power’s Retail Customer Base and Electric Energy Consumption
The following tables show electric retail revenue, average retail customers and sales of electricity for each of Cleco Power’s customer classes for the five preceding years. There can be no assurances that the electric retail revenue, average number of retail customers and retail electricity sales, or the composition of any of the foregoing, will remain at or near the levels reflected in the following tables.
Retail Revenue by Customer Class
($000)

	Year ended December 31,					Nine months ended
	2019	2020	2021	2022	2023	September 30, 2023	September 30, 2024
Residential	$415,242	$402,049	$453,873	$558,247	$469,099	$376,978	$352,471
Commercial	289,197	256,964	294,553	370,678	304,422	230,861	224,292
Industrial	149,711	137,921	175,135	229,634	179,506	132,239	123,002
Other	37,178	16,674	16,105	14,960	12,707	12,770	12,029
Total	$891,328	$813,608	$939,666	$1,173,519	$965,734	$752,848	$711,794

Average Retail Customers by Customer Class(1)

	Year ended December 31,					Nine months ended
	2019	2020	2021	2022	2023	September 30, 2023	September 30, 2024
Residential	245,969	247,357	248,376	249,317	251,096	250,906	251,859
Commercial	38,485	39,153	39,482	39,789	39,883	39,870	39,956
Industrial	540	565	539	533	521	524	503
Other	2,927	2,946	2,973	2,976	3,008	3,005	3,048
Total	287,921	290,021	291,370	292,615	294,508	294,304	295,366

(1)	Calculated as the average of the end-of-month customer counts for the applicable period.

Retail Sales by Customer Class*
MWh

	Year ended December 31,					Nine months ended
	2019	2020	2021	2022	2023	September 30, 2023	September 30, 2024
Residential	3,588,993	3,642,245	3,653,029	3,787,257	3,771,793	3,002,065	2,908,000
Commercial	2,771,927	2,520,705	2,563,593	2,673,624	2,723,342	2,118,460	2,082,412
Industrial	2,026,974	1,970,726	2,169,700	2,281,879	2,228,865	1,661,077	1,679,865
Other	128,617	125,187	126,207	121,435	124,376	94,982	94,460
Total	8,516,511	8,258,863	8,512,529	8,864,195	8,848,376	6,876,584	6,764,737

*	Numbers not exact due to rounding.
Percentage Concentration Within Cleco Power’s Large Industrial Customers
For the nine months September 30, 2024, Cleco Power’s ten largest customers based on kWh sales represented approximately 13.02% of Cleco Power’s retail kWh electricity sales. All ten customers are industrial class accounts. There are no material concentrations in the residential and commercial classes.
Forecasting Electricity Consumption
For all classes, excluding residential and small commercial, Cleco Power forecasts electricity consumption based on trend and reasonable expectations of future growth. Past data for lighting and municipal customers is reviewed for any trends or patterns. Once a reasonable pattern becomes apparent, Cleco Power will assume this growth remains constant through the five forecast years. For Cleco Power’s larger industrial customers, Cleco Power will use three-year historical data and forecast these customers individually. Each individual customer’s historical data is reviewed to determine the most reasonable level to set growth in sales and demand by month.
Electricity consumption of Cleco Power’s residential and small commercial classes are forecasted using econometric models. The basic process to forecast electricity consumption of the residential and small commercial classes is to first derive a customer forecast. Use-per-consumer is estimated factoring in weather data and historical usage, and it is these two forecasts that calculate sales for the residential and small commercial class.
Economic drivers for the econometric models are obtained from Woods and Poole Economics, Washington, D.C., an independent firm that specializes in long-term county economic and demographic projections. The data includes both economic and demographic data for the State of Louisiana, as well as national data for a wide variety of economic variables. Weather data is obtained from the National Oceanographic and Atmospheric Administration (NOAA) and often is obtained in the form of cooling degree days and heating degree days. Normal degree days used in forecasts are defined by NOAA and are 30-year averages updated every decade.
Once per year (typically in the fourth quarter), Cleco Power completes a five-year sales forecast where the econometric models are completely re-estimated and where individual customers are evaluated. The output of this exercise is the sales forecast that underlies Cleco Power’s annual five-year business plan. This forecast is typically the first step in a multi-stage planning process that determines the hourly demand, generation mix, and fuel cost assumptions in the business plan.
Annual Forecast Variance For Electric Consumption (MWh)*

	2019	2020	2021	2022	2023
Total
Forecast	8,797,296	8,791,679	8,846,450	9,099,830	9,298,749
Actual	8,516,511	8,258,863	8,512,529	8,864,195	8,848,376
Variance	-3%	-6%	-4%	-3%	-5%
Residential
Forecast	3,735,719	3,756,039	3,777,999	3,809,704	3,816,919
Actual	3,588,993	3,642,245	3,653,029	3,787,257	3,771,793

	2019	2020	2021	2022	2023
Variance	-4%	-3%	-3%	-1%	-1%
Commercial
Forecast	2,701,987	2,707,733	2,692,244	2,615,982	2,652,204
Actual	2,771,927	2,520,705	2,563,593	2,673,624	2,723,342
Variance	3%	-7%	-5%	2%	3%
Industrial
Forecast	2,226,871	2,195,077	2,244,201	2,543,650	2,705,546
Actual	2,026,974	1,970,726	2,169,700	2,281,879	2,228,865
Variance	-9%	-10%	-3%	-10%	-18%
Other
Forecast	132,719	132,830	132,006	130,494	124,080
Actual	128,617	125,187	126,207	121,435	124,376
Variance	-3%	-6%	-4%	-7%	0%

*	Forecast sales are temperature normal. Numbers not exact due to rounding.
Historical consumption forecast variances have been moderate, averaging around -4% over the last 5 years. Larger variances in Commercial and Industrial customer classes in 2020 can be attributed to COVID 19 and associated lockdowns. The Industrial variance in 2023 was primarily driven by the delay in the startup of new customers from early 2023 to late 2023 into 2024.
Credit Policy; Billing Process; Collections Process; Termination of Service
Cleco Power bills its customers directly, and its current credit policies, billing process, and termination of service policies are described below. All information below pertains only to Cleco Power’s customers.
Credit Policy
Cleco Power is required to provide electric utility service to applicants within its designated service territories once outstanding debts are cleared and any deposit requirements are met. Using information provided by the Customer Information System (SAP), Cleco Power determines whether Cleco Power has previously provided service to an applicant. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit for residential customers is $100.00 and can be up to 2 times the maximum monthly bill. Cleco Power does not accept third party guarantors for commercial accounts. Cleco Power’s current business practices require industrial and commercial customers to provide deposits equal to two times the average monthly bill based on the location history.
Louisiana commission rules require Cleco Power to pay simple interest at a rate determined monthly, currently, at a rate of 5.00% for any cash deposits held by Cleco Power on a customer’s account. Cash deposits are accounted for as an obligation, but are not required to be escrowed, and are available in working capital.
Billing Process
Cleco Power bills its customers, on average, every 30 days. For the nine months ended September 30, 2024, Cleco Power mailed an average of 14,185 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter reading errors, possible meter malfunctions and/or unbilled accounts. Louisiana commission rules require that each bill provided to customers shall include a payment due date that shall not be less than 20 days after issuance. Cleco Power’s billing system is designed to identify special tariffs and collections. Cleco Power, by order of the Louisiana commission, may separately identify the energy transition charges on customer bills, or include and combine the energy transition charges on the line item on bills for (and with) other securitization charges, including the storm recovery charges and potentially any similar securitization charges subsequently approved by the Louisiana commission. Cleco Power tracks collection of various fees and tariffs to ensure that collections are aligned with their intended purpose.

Collection, Termination of Service and Write-Off Policy
In the nine months ended September 30, 2024, Cleco Power received approximately 10.9% of payments by mail, 13.0% from walk-in payments, and 76.1% electronically, either by bank draft or electronic funds transfer. Walk-in payments are accepted by thirteen customer service offices located throughout our service territories.
Customer bills are due and payable upon receipt and considered past due if not paid within 20 calendar days from the bill date. If the bill is not paid by the date indicated on the statement, and the customer’s payment history makes the past-due amount eligible for collection activity, a disconnect notice is generated on the 5th calendar day after the past due date. The disconnect notice gives the customer an additional 15 calendar days to pay the bill. On the last day to pay indicated on the disconnect notice, a courtesy call may be attempted by the Customer Service Office. If the bill is not paid or if the customer has not called for extended payment arrangements, a disconnect order will be generated on the next business day. If the customer is disconnected, payment of the past due amount is required prior to restoration of service. In addition, the customer may be subject to an additional deposit and/or reconnection fee.
The rules and regulations of the Louisiana commission (which may change from time to time) regulate and control the right to disconnect service. For example, electric utilities generally may not terminate service to a customer (i) on a holiday or weekend, or (ii) during certain extreme weather conditions.
Cleco Power provides several payment options to customers including mail-in payments, telephone payments, electronic payments via third parties, and payments in Cleco Power’s customer service offices. Cleco Power customer service representatives in the call center and customer service offices are available during the week, while the Interactive Voice Response (IVR) is available 24/7. Most customers can receive an extension on their scheduled disconnect date through the IVR or by talking with a customer service representative. Extensions are denied in some cases based on the payment history of the account. Programs such as Budget Billing allow residential and some commercial customers to better manage their bill by averaging their energy costs over a 12-month period.
Write-off and Delinquency Experience
The following table shows gross write-offs for electricity and gross write-offs as a percentage of total retail revenue for the past five years for Cleco Power’s customers.
Gross Write-Offs as a Percentage of Retail Revenues*

	Year ended December 31,					Nine months ended
	2019	2020	2021	2022	2023	September 30, 2023	September 30, 2024
Total Retail Revenues ($000)	$891,328	$813,608	$939,666	$1,173,519	$965,734	$752,848	$711,794
Gross Write-Offs ($000)	$2,574	$4,899	$6,919	$4,800	$4,939	$3,071	$3,614
Percentage of Total Retail Revenue	0.29%	0.60%	0.74%	0.41%	0.51%	0.41%	0.51%

*	Numbers not exact due to rounding.

The following table shows, for its service territories, total Cleco Power net write-offs for electricity and total net write-offs as a percentage of total retail revenue for the past five years. Net write-offs include amounts recovered by Cleco Power from deposits, bankruptcy proceedings and payments received after an account has been either written-off by Cleco Power or transferred to one of its external collection agencies.
Net Write-Offs as a Percentage of Retail Revenues*

	Year ended December 31,					Nine months ended
	2019	2020	2021	2022	2023	September 30, 2023	September 30, 2024
Total Retail Revenues ($000)	$891,328	$813,608	$939,666	$1,173,519	$965,734	$752,848	$711,794
Net Write-Offs ($000)	$1,872	$3,987	$5,747	$3,682	$3,742	$2,231	$2,842
Percentage of Total Retail Revenue	0.21%	0.49%	0.61%	0.31%	0.39%	0.30%	0.40%

*	Numbers not exact due to rounding.
Delinquencies
The following table sets forth information relating to the delinquency experience of Cleco Power for residential, commercial, industrial and governmental customers for the past five years:
Delinquencies as a Percentage of Retail Revenues*

Delinquencies as a Percentage of Retail Revenues						Nine months ended
As of December 31,	2019	2020	2021	2022	2023	September 30, 2023	September 30, 2024
31 - 60 days past due	0.21%	0.14%	0.13%	0.28%	0.24%	0.81%	0.29%
61 - 90 days past due	0.24%	0.05%	0.00%	0.12%	0.06%	0.28%	0.04%
90+ days past due	0.23%	1.66%	0.22%	0.11%	0.78%	0.34%	0.19%
Total	0.68%	1.85%	0.35%	0.51%	1.08%	1.42%	0.52%

*
Delinquencies are calculated based upon the past due amounts at the end of each period as a percentage of total billed electric retail revenue for the relevant time frame. Totals may not add due to rounding.

Cleco Power does not believe that the delinquency experience with respect to energy transition charge collections will differ substantially from the approximate rates indicated above.
Average Days Sales Outstanding
The following table sets forth information relating to Cleco Power’s average days sales outstanding for all electric consumers in its service territories for the past five years. Days sales outstanding is a measure of the average number of days that Cleco Power takes to collect its revenue. The average number of days for the collection of energy transition charges relating to the energy transition bonds is expected to be similar to Cleco Power’s revenue collection experience. The days sales outstanding numbers in the following table were generally calculated using a formula which we calculated as follows: on a billing cycle basis, the sum for all retail customers of the number of days between a bill being sent to a retail customer and such bill being paid multiplied by the amount of the bill paid by such retail customer, divided by the total amount paid by all retail customers for such billing cycle.

Average Days Sales Outstanding*

YEAR	Average Days Sales Outstanding
2019	20
2020	21
2021	19
2022	20
2023	20

*	Numbers not exact due to rounding. Average Days Sales Outstanding excludes customers on deferred financing agreements/payment plans.

CLECO SECURITIZATION II LLC, THE ISSUING ENTITY
General
We are a special purpose limited liability company formed under the Louisiana Limited Liability Company Act pursuant to the limited liability company operating agreement executed by our sole member or owner, Cleco Power, and the filing of articles of organization with the Secretary of State of the State of Louisiana. We have filed our articles of organization and our limited liability company operating agreement with the SEC as exhibits to the registration statement of which this prospectus forms a part. We have summarized selected provisions of our limited liability company operating agreement below.
As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our fiscal year is the calendar year. Immediately following the issuance of the energy transition bonds, our assets will include:
•	the energy transition property,
•	our rights under the sale agreement and under the bill of sale delivered by Cleco Power pursuant to the sale agreement,
•
our rights under the servicing agreement, the administration agreement, the intercreditor agreement and any other subservicing, agency, administration, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account and all subaccounts of the collection account,
•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing,
•	all energy transition charges related to the energy transition property, and
•	all payments on or under and all proceeds in respect of any or all of the foregoing.
The indenture provides that the energy transition property, as well as our other assets, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount, will be pledged by us to the trustee. Pursuant to the indenture, the collected energy transition charges remitted to the trustee by the servicer must be used to pay principal and interest on the energy transition bonds and our other obligations specified in the indenture.
Our Purpose
We were created for the specific purposes of:
•	purchasing and owning energy transition property and other energy transition bond collateral,
•	registering and issuing the energy transition bonds,
•
pledging our interest in the energy transition property and other energy transition bond collateral to the trustee pursuant to the terms of the indenture in order to secure the energy transition bonds,

•	making payments on the energy transition bonds,
•	distributing amounts released to us, and
•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.
Our limited liability company operating agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the energy transition bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company operating agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our member and our independent manager.
Our Relationship with Cleco Power
On the date of issuance of the energy transition bonds, Cleco Power will sell the energy transition property to us pursuant to the sale agreement between us and Cleco Power. Pursuant to the servicing agreement between us and

Cleco Power, Cleco Power will serve as the initial servicer of the energy transition property. We will pay Cleco Power fixed fees for performing these services. Pursuant to an administration agreement between us and Cleco Power, Cleco Power will provide administrative services to us, for which we will also pay Cleco Power a fixed fee of $100,000 annually for performing these services.
Our Managers
Pursuant to our limited liability company operating agreement, our affairs will be managed by managers, whom we refer to in this prospectus as our “managers.” Cleco Power will appoint our managers from time to time or, in the event Cleco Power transfers its interest in us, the new owner or owners will appoint our managers. Prior to the issuance of the energy transition bonds, and thereafter at all times until the energy transition bonds are paid in full we will have at least one independent manager who, among other things, is not and has not been for at least five years prior to the date of his or her appointment:
•	a direct or indirect legal or beneficial owner of us, Cleco Power, any of our affiliates or any of Cleco Power’s affiliates,
•	a relative, supplier, employee, officer, director or manager (other than as an independent director or manager of us), contractor or material creditor of us, Cleco Power or any of its affiliates, or
•
a person who controls Cleco Power or any of its affiliates (whether directly, indirectly or otherwise) or any creditor, employee, officer, director, manager or material supplier or contractor of Cleco Power or its affiliates (other than as an independent director or manager of any other bankruptcy-remote subsidiary of Cleco Power or its affiliates); provided, that the indirect or beneficial ownership of stock of Cleco Power or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The managers (other than the independent manager) will be employees or officers of Cleco Power. The managers will devote the time necessary to conduct our affairs. Cleco Power, as our sole member, will appoint the independent manager prior to the issuance of the energy transition bonds. Kevin P. Burns is expected to be appointed as the independent manager. In connection with this appointment, we, Mr. Burns, his employer, and Cleco Power entered into a services and indemnity agreement.
None of our managers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.
The following is a list of our managers as of the date of this prospectus and Mr. Burns who is expected to be appointed as the independent manager by Cleco Power, as our sole member, prior to the issuance of the energy transition bonds:

Name	Age	Background
William G. Fontenot (Manager)	62
President and Chief Executive Officer of Cleco Holdings since January 2018; Chief Executive Officer of Cleco Power since February 2019; President and Chief Executive Officer of Cleco Power from January 2018 to February 2019; Interim Chief Executive Officer of Cleco Power from February 2017 to December 2017; Chief Operating Officer of Cleco Power from April 2016 to February 2017

F. Tonita Laprarie (Manager)	60	Controller and Chief Accounting Officer of Cleco Holdings and Cleco Power since July 2016; Interim Chief Financial Officer of Cleco Holdings and Cleco Power from May 2021 to July 2021

Samantha McKee (Manager)	44
Assistant Treasurer of Cleco Holdings and Cleco Power since March 2021; Director – Tax of Cleco Holdings and Cleco Power from June 2018 to March 2021; Manager – Accounting Services of Cleco Holdings and Cleco Power from May 2016 to June 2018

Name	Age	Background
Stacy Stubbs (Manager)	57	Special Projects Advisor of Cleco Holdings and Cleco Power since May 2018; Manager – Tax of Cleco Holdings and Cleco Power from November 2013 to May 2018

Kevin P. Burns (Independent Manager)	55
President and Co-founder of Global Securitization Services, LLC since 1996. Fortune 1000 companies have selected Mr. Burns to serve as independent director for their special purpose vehicle subsidiaries established to finance commercial real estate, energy infrastructure and many classes of financial assets. Mr. Burns currently serves as the Independent Manager of Cleco Securitization I LLC.

Manager Fees and Limitation on Liabilities
As of the date of this prospectus, we have not paid any compensation to any manager since the date we were formed. We will not compensate our managers, other than our independent manager, for their services performed on our behalf. The independent manager will be paid a manager’s fee from our assets.
Our limited liability company operating agreement provides that to the extent permitted by law, our managers will not be liable for our debts, obligations or liabilities.
Under our limited liability company operating agreement, we indemnify our managers to the fullest extent permitted by law against expenses incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner in which they reasonably believed to be in or not opposed to our best interests, except for such judgments, penalties, fines or other expenses that were directly caused by their fraud, gross negligence or willful misconduct.
We Are a Separate and Distinct Legal Entity from Cleco Power
Under our limited liability company operating agreement, we may not file a voluntary petition for relief under the Bankruptcy Code without prior unanimous consent of our managers (including our independent manager). Cleco Power has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code and, further, that it will not withdraw from or otherwise cease to be our member unless an acceptable new member is substituted until all energy transition bonds issued pursuant to the financing order and all financing costs have been paid in full. Our limited liability company operating agreement, except for financing reporting purposes and for federal and state income tax purposes, requires us to:
•	take all steps necessary to continue our identity as a separate legal entity,
•	make it apparent to third persons that we are an entity with assets and liabilities distinct from those of Cleco Power, other affiliates of Cleco Power, our managers or any other person, and
•	make it apparent to third persons that we are not a division of Cleco Power or any of its affiliates or any other person.
Our principal place of business is 505 Cleco Drive, Office Number 17, Pineville, Louisiana 71360, and our telephone number at such address is (318) 484-4123.
Administration Agreement
Cleco Power will, pursuant to an administration agreement between Cleco Power and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay Cleco Power a fixed fee of $100,000 per annum, which amount shall be prorated based on the fraction of a calendar year during which Cleco Power provides any of the services set forth in the administration agreement, payable in semi-annual installments on each payment date for performing these services, plus we will reimburse Cleco Power for all costs and expenses for services performed by unaffiliated third parties and actually incurred by Cleco Power in performing such services.

PRIOR EXPERIENCE RELATING TO SECURITIZATIONS
The energy transition bonds are the first issuance of bonds Cleco Power has sponsored that are secured by energy transition property created under the Securitization Act. Cleco Power has sponsored two prior issuances of bonds secured by storm recovery property created under the Storm Securitization Act, including (i) in March 2008 the Katrina/Rita Securitization Bonds and (ii) in June 2022 the Storm Securitization Bonds. The property securitized in the Katrina/Rita Securitization Bonds by Cleco Power was storm recovery property which enabled Cleco Power to recover its costs of capital associated with the two worst natural disasters ever to strike its system to that date, Hurricanes Katrina and Rita, and the property securitized in the Storm Securitization Bonds by Cleco Power was storm recovery property which enabled Cleco Power to recover its costs of capital associated with Hurricanes Laura, Delta, Zeta and Ida and winter ice storms Uri and Viola. The statutory framework under the Securitization Act with respect to the right to recover certain energy transition costs and the securitization thereof are similar to the prior securitizations that utilized the Storm Securitization Act but rely on different enactments by the Louisiana legislature. The Katrina/Rita Securitization Bonds were repaid in full in March 2020, and the Storm Securitization Bonds are still outstanding. Final interest and principal payments on the Katrina/Rita Securitization Bonds were paid on a timely basis, with all interest and principal payments throughout the life of the Katrina/Rita Securitization Bonds made in accordance with such bonds’ expected sinking fund schedules, and all scheduled interest and principal payments on the Storm Securitization Bonds have been paid on a timely basis from the date of issuance of the Storm Securitization Bonds through the date of this prospectus.
THE ENERGY TRANSITION CHARGES
Cleco Power will be the initial servicer of the energy transition bonds. Beginning on the first day of the first billing cycle of the first revenue month for Cleco Power after we issue the energy transition bonds (which date shall not occur prior to the third business day after pricing of the energy transition bonds), the initial energy transition charges listed in the table below will be imposed on Cleco Power’s customers in each energy transition charge customer class at the applicable rate for the class determined pursuant to the financing order. These energy transition charges will be adjusted semi-annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the Louisiana commission. Please read “Cleco Power’s Financing Order.”
Initial Energy Transition Charges

Energy Transition Charge Customer Class	Initial Energy Transition Charge Rate
Residential	$2.00 per month plus $0.00207 per kWh
General Non-Demand	$2.00 per month plus $0.00261 per kWh
General Secondary	$0.93 per kW
General Primary	$0.86 per kW
School & Church Non-Demand	$2.00 per month plus $0.00261 per kWh
School & Church Demand	$0.93 per kW
Municipal	$2.00 per month plus $0.00266 per kWh
Large Power	$0.73 per kW
Standby Power Subscription	$0.08 per kW
Standby Power Back-up	$0.03 per kW
Standby Power Maintenance	$0.02 per kW
Unmetered and OLS (Outdoor Lighting Service)	$0.00794 per kWh

During the nine months ended September 30, 2024, approximately 25% of Cleco Power’s total deliveries (based on MWh) were to industrial customers (includes General Non-Demand, General Secondary, General Primary, Large Power, Standby Power Subscription, Standby Power Back-up and Standby Power Maintenance customer classes noted above), approximately 31% were to commercial customers (includes General Non-Demand, General Secondary, General Primary, School & Church Non-Demand and School & Church Demand customer classes noted above) and approximately 43% were to residential customers. During this same period, the State of Louisiana and other federal, state and local governmental entities comprised approximately 1% of Cleco Power’s total retail electric revenues in the Louisiana commission jurisdictional area.

DESCRIPTION OF THE ENERGY TRANSITION BONDS
General
We have summarized selected provisions of the indenture and the energy transition bonds below. This summary is subject to the terms and provisions of the indenture and the series supplement for the energy transition bonds, forms of which we have filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. You should carefully read the summary below and the terms and provisions of the indenture that may be important to you before investing in the energy transition bonds. Please read “Where You Can Find More Information.”
The energy transition bonds are not a debt, liability or other obligation of the State of Louisiana, the Louisiana commission or of any other political subdivision, governmental agency, authority or instrumentality of the State of Louisiana and do not represent an interest in or legal obligation of Cleco Holdings, Cleco Power or any of their affiliates, other than us. None of Cleco Holdings, Cleco Power or any of their affiliates will guarantee or insure the energy transition bonds. The financing order authorizing the issuance of the energy transition bonds does not constitute a pledge of the full faith and credit of the State of Louisiana, the Louisiana commission or of any other political subdivision of the State. The issuance of the energy transition bonds under the Securitization Act will not directly, indirectly or contingently obligate the State of Louisiana, the Louisiana commission or any other political subdivision of the State to levy or to pledge any form of taxation for the energy transition bonds or to make any appropriation for their payment.
We will issue the energy transition bonds and secure their payment under an indenture that we will enter into with the Trustee. We will issue the energy transition bonds in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, except that we may issue one bond in each tranche in a smaller denomination. The initial principal amount, scheduled final payment date, final maturity date and interest rate for each tranche of the energy transition bonds are stated in the table below. In no event shall the scheduled final payment date for any tranche of the energy transition bonds exceed 21 years from the date of issuance of the energy transition bonds. The legal final maturity of any tranche of the energy transition bonds shall not exceed 23 years from the date of issuance of the energy transition bonds.

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	5.39	$100,000,000	12/01/2034	12/01/2036	4.680%
A-2	15.53	$205,000,000	06/01/2045	06/01/2047	5.346%

The scheduled final payment date for each tranche of the energy transition bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of energy transition bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding bonds of that tranche. The failure to pay principal of any tranche of energy transition bonds by the final maturity date for that tranche is an event of default for the energy transition bonds, but the failure to pay principal of any tranche of bonds by the respective scheduled final payment date of the related tranche will not be an event of default. Please read “—Payments of Interest and Principal on the Energy Transition Bonds” and “—What Constitutes an Event of Default on the Energy Transition Bonds.”
Payments of Interest and Principal on the Energy Transition Bonds
Interest will accrue on the principal balance of a tranche of energy transition bonds at the interest rate of 4.680% with regard to the Tranche A-1 energy transition bonds, and 5.346% with regard to the Tranche A-2 energy transition bonds. Beginning December 1, 2025, we will make payments on the energy transition bonds semi-annually on June 1 and December 1 of each year, or, if that day is not a business day, the following business day (each, a “payment date”). Interest payments on the energy transition bonds will be made from collections of the energy transition charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.

On each payment date, we will pay interest on each tranche of the energy transition bonds equal to the following amounts:
•	any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and
•
accrued interest on the principal balance of each tranche of the energy transition bonds from the close of business on the preceding payment date, or the date of the original issuance of the energy transition bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the energy transition bonds before we pay principal on the energy transition bonds. If there is a shortfall in the amounts available in the collection account to make interest payments on the energy transition bonds, the trustee will distribute interest pro rata to each tranche of energy transition bonds based on the amount of interest payable on each such outstanding tranche. We will calculate the interest on the energy transition bonds on the basis of a 360-day year consisting of twelve 30-day months.
The failure to pay accrued interest on a tranche of energy transition bonds on any payment date (even if the failure is caused by a shortfall in energy transition charges received) will result in an event of default of energy transition bonds unless such failure is cured within five business days. If interest is not paid within that five-day period, we will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are energy transition bondholders on a special record date (as defined in the indenture). The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix or cause to fix any special record date and special payment date and, at least 10 days before such special record date, we will mail to each affected energy transition bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid. An event of default under any tranche of energy transition bonds will automatically trigger an event of default under the energy transition bonds. See “—What Constitutes an Event of Default on the Energy Transition Bonds” below.
On any payment date with respect to the energy transition bonds, we generally will pay principal of energy transition bonds only until the outstanding principal balance has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that tranche, but only to the extent funds are available. Accordingly, principal of any tranche of energy transition bonds may be paid later, but generally not sooner, than reflected in the expected amortization schedule for such tranche, except in the case of an acceleration. Please read “Risk Factors—Other Risks Associated with an Investment in the Energy Transition Bonds” and “Weighted Average Life and Yield Considerations for the Energy Transition Bonds.”
The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of energy transition charges in excess of amounts payable as:
•	fees and expenses of the servicer (including the servicing fee), the independent manager and the trustee,
•	payments of interest and principal on the energy transition bonds,
•	allocations to the capital subaccount, and
•	investment earnings on amounts in the capital subaccount released to us.
If the trustee receives insufficient collections of energy transition charges for the energy transition bonds for any payment date, and amounts in the collection account (and the applicable subaccounts of that collection account) are not sufficient to make up the shortfall, principal of a tranche of energy transition bonds may be paid later than expected, as described in this prospectus. The failure to make a scheduled payment of principal on the energy transition bonds of a tranche because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to make the scheduled payment of principal due upon the final maturity of that tranche of the energy transition bonds.
The trustee will pay on each payment date to the energy transition bondholders of a particular tranche, to the extent of available funds in the collection account, all payments of principal and interest then due on such energy transition bonds (other than a special payment date as defined in the indenture). The trustee will make each such payment to the energy transition bondholders, other than the final payment, on the applicable payment date. If the energy transition bonds are ever issued in definitive certificated form, however, the final payment with respect to the energy transition bonds will be made only upon presentation and surrender of such energy transition bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. The trustee will mail notice of the final payment to the energy transition bondholders no later than five days prior to the final payment date, specifying that such final payment will be payable only upon presentation and surrender of such energy transition bond and the place where such energy transition bond may be presented and surrendered for payment.
The energy transition bonds will originally be issued in book-entry form, and we do not expect that the energy transition bonds will be issued in definitive certificated form. At the time, if any, we issue the energy transition bonds in the form of definitive energy transition bonds and not to The Depository Trust Company (“DTC”) or its nominee, the trustee will make payments as described below under “—Definitive Certificated Energy Transition Bonds.”
On each payment date, the amount to be paid as principal on the energy transition bonds of a tranche will equal without duplication:
•	the unpaid principal amount of such tranche due on the final maturity date of that tranche, plus
•	the unpaid principal amount of such tranche due upon acceleration following an event of default, plus
•	the unpaid and previously scheduled payments of principal on such tranche, plus
•	the principal scheduled to be paid on such tranche on that payment date;
but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and expenses and after payment of interest as described in the section above. To the extent funds are so available, we will make scheduled payments of principal on the energy transition bonds of each tranche in the following order:
1.	to the holders of the Tranche A-1 energy transition bonds, until the principal balance of that tranche has been reduced to zero, and
2.	then to the holders of the Tranche A-2 energy transition bonds, until the principal balance of that tranche has been reduced to zero.
However, we will not pay principal of any tranche of the energy transition bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.
The entire unpaid principal amount of a tranche of energy transition bonds will be due and payable:
•	on the final maturity date of that tranche, and
•
if an event of default under the indenture occurs and is continuing and the trustee or the holders of not less than a majority in principal amount of that series of the energy transition bonds have declared that series of the energy transition bonds to be immediately due and payable.

If there is a shortfall in the amounts available to make principal payments on the energy transition bonds that are due and payable at a tranche’s final maturity date or upon an acceleration following an event of default under the indenture, the trustee will distribute principal from the collection account pro rata to each tranche of the energy transition bonds based on the principal amount of such tranche then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the energy transition bonds that are scheduled to be paid, and if more than one tranche is scheduled to be paid on such payment date, the trustee will distribute principal from the collection account sequentially in the numerical order of such tranches.
However, the nature of our business will result in payment of principal upon an acceleration of the energy transition bonds being made only as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Energy Transition Property” and “—You may experience material payment delays or incur a loss on your investment in the energy transition bonds because the source of funds for payment is limited.”

If any special payment date or other date specified herein for distribution of any payments to energy transition bondholders is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next business day, and no interest will accrue upon such payment during the intervening period. “Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or New Orleans, Louisiana, are, or DTC is, required or authorized by law or executive order to remain closed.
Neither we nor Cleco Power makes any representation or warranty that any amounts actually collected arising from energy transition charges will in fact be sufficient to meet payment obligations on the energy transition bonds or that assumptions made in calculating energy transition charges will in fact be realized.
The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the energy transition bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the energy transition bonds from the issuance date to the scheduled final payment date. In establishing these schedules, we have made the assumptions specified in the bullet points under the weighted average life sensitivity table below under “Weighted Average Life and Yield Considerations for the Energy Transition Bonds,” among other assumptions.

Expected Amortization Schedule
Outstanding Principal Balance Per Tranche

Payment Date	Tranche A-1 Amount	Tranche A-2 Amount
Initial Principal Amount	$100,000,000.00	$205,000,000.00
December 1, 2025	$96,786,096.43	$205,000,000.00
June 1, 2026	$93,266,526.82	$205,000,000.00
December 1, 2026	$87,273,324.55	$205,000,000.00
June 1, 2027	$83,505,717.00	$205,000,000.00
December 1, 2027	$77,309,550.87	$205,000,000.00
June 1, 2028	$73,308,791.00	$205,000,000.00
December 1, 2028	$66,874,016.81	$205,000,000.00
June 1, 2029	$62,629,065.45	$205,000,000.00
December 1, 2029	$55,944,385.67	$205,000,000.00
June 1, 2030	$51,443,680.95	$205,000,000.00
December 1, 2030	$44,497,263.17	$205,000,000.00
June 1, 2031	$39,728,695.78	$205,000,000.00
December 1, 2031	$32,508,147.35	$205,000,000.00
June 1, 2032	$27,459,034.65	$205,000,000.00
December 1, 2032	$19,951,376.16	$205,000,000.00
June 1, 2033	$14,608,435.01	$205,000,000.00
December 1, 2033	$6,800,072.48	$205,000,000.00
June 1, 2034	$1,149,390.82	$205,000,000.00
December 1, 2034	$0.00	$198,026,086.66
June 1, 2035	$0.00	$192,029,870.61
December 1, 2035	$0.00	$183,532,979.14
June 1, 2036	$0.00	$177,149,362.32
December 1, 2036	$0.00	$168,254,714.87
June 1, 2037	$0.00	$161,437,270.95
December 1, 2037	$0.00	$152,148,078.39
June 1, 2038	$0.00	$144,900,104.08
December 1, 2038	$0.00	$135,168,873.05
June 1, 2039	$0.00	$127,467,044.58
December 1, 2039	$0.00	$117,269,827.87
June 1, 2040	$0.00	$109,089,557.92
December 1, 2040	$0.00	$98,401,110.99
June 1, 2041	$0.00	$89,716,480.25
December 1, 2041	$0.00	$78,510,190.95
June 1, 2042	$0.00	$69,293,875.91
December 1, 2042	$0.00	$57,541,690.40
June 1, 2043	$0.00	$47,764,887.34
December 1, 2043	$0.00	$35,437,231.96
June 1, 2044	$0.00	$25,069,576.73
December 1, 2044	$0.00	$12,135,275.70
June 1, 2045	$0.00	$0.00

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the energy transition bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest. If sufficient funds are available on each payment date, principal payments will be in the amounts indicated for each payment date in the expected sinking fund schedule below.
Expected Sinking Fund Schedule

Date	Tranche A-1	Tranche A-2
December 1, 2025	$3,213,903.57	$0.00
June 1, 2026	$3,519,569.61	$0.00
December 1, 2026	$5,993,202.27	$0.00
June 1, 2027	$3,767,607.55	$0.00
December 1, 2027	$6,196,166.13	$0.00
June 1, 2028	$4,000,759.87	$0.00
December 1, 2028	$6,434,774.19	$0.00
June 1, 2029	$4,244,951.36	$0.00
December 1, 2029	$6,684,679.78	$0.00
June 1, 2030	$4,500,704.72	$0.00
December 1, 2030	$6,946,417.78	$0.00
June 1, 2031	$4,768,567.39	$0.00
December 1, 2031	$7,220,548.43	$0.00
June 1, 2032	$5,049,112.70	$0.00
December 1, 2032	$7,507,658.49	$0.00
June 1, 2033	$5,342,941.15	$0.00
December 1, 2033	$7,808,362.53	$0.00
June 1, 2034	$5,650,681.66	$0.00
December 1, 2034	$1,149,390.82	$6,973,913.34
June 1, 2035	$0.00	$5,996,216.05
December 1, 2035	$0.00	$8,496,891.47
June 1, 2036	$0.00	$6,383,616.82
December 1, 2036	$0.00	$8,894,647.45
June 1, 2037	$0.00	$6,817,443.92
December 1, 2037	$0.00	$9,289,192.56
June 1, 2038	$0.00	$7,247,974.31
December 1, 2038	$0.00	$9,731,231.03
June 1, 2039	$0.00	$7,701,828.47
December 1, 2039	$0.00	$10,197,216.71
June 1, 2040	$0.00	$8,180,269.95
December 1, 2040	$0.00	$10,688,446.93
June 1, 2041	$0.00	$8,684,630.74
December 1, 2041	$0.00	$11,206,289.30
June 1, 2042	$0.00	$9,216,315.04
December 1, 2042	$0.00	$11,752,185.51
June 1, 2043	$0.00	$9,776,803.06
December 1, 2043	$0.00	$12,327,655.38
June 1, 2044	$0.00	$10,367,655.23
December 1, 2044	$0.00	$12,934,301.03
June 1, 2045	$0.00	$12,135,275.70
Total Payments	$100,000,000.00	$205,000,000.00

We cannot assure you that principal payments will be made or that the principal balance of any tranche of the energy transition bonds will be reduced at the rates indicated in the schedules above. Principal payments and the actual reduction in tranche principal balances may occur more slowly. Principal payments and the actual reduction in tranche principal balances will not occur more quickly than indicated in the above schedules, except that the total outstanding principal balance of and interest accrued on the energy transition bonds may be accelerated upon an event of default under the indenture. The energy transition bonds will not be in default if principal is not paid as specified in the schedules above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.
Redemption of the Energy Transition Bonds
There are no redemption rights associated with the energy transition bonds.
Energy Transition Bonds Will Be Issued in Book-Entry Form
The energy transition bonds will be available to investors only in the form of book-entry energy transition bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe. You may hold the energy transition bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.
The Role of DTC, Clearstream and Euroclear. Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the energy transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Function of DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. The contents of such websites do not constitute a part of the registration statement of which this prospectus forms a part.
The Function of Clearstream. Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the energy transition bonds. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
The Function of Euroclear. The Euroclear System (“Euroclear”) was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the energy transition bonds. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving energy transition bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC Will Be the Holder of the Energy Transition Bonds. Energy transition bondholders that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, energy transition bonds may do so only through Direct Participants and Indirect Participants. In addition, energy transition bondholders will receive all distributions of principal of and interest on the energy transition bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, energy transition bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its Direct Participants, who thereafter will forward them to Indirect Participants or energy transition bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize energy transition bondholders as bondholders, as that term is used in the indenture, and energy transition bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of energy transition bondholders through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the energy transition bonds and is required to receive and transmit distributions of principal and interest on the energy transition bonds. Direct Participants and Indirect Participants with whom energy transition bondholders have accounts with respect to the energy transition bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective energy transition bondholders. Accordingly, although energy transition bondholders will not possess energy transition bonds, energy transition bondholders will receive payments and will be able to transfer their interests.
Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an energy transition bondholder to pledge energy transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those energy transition bonds.
DTC has advised us that it will take any action permitted to be taken by an energy transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the energy transition bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
Except as required by law, none of any underwriter, the servicer, Cleco Power, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
How Energy Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Distributions with respect to energy transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences.” Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by an energy transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the energy transition bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.
Definitive Certificated Energy Transition Bonds
The Circumstances That Will Result in the Issuance of Definitive Certificated Energy Transition Bonds. The energy transition bonds will be issued in fully registered, certificated form to beneficial owners of energy transition bonds or other intermediaries, rather than to DTC or its nominee, only under the circumstances provided in the indenture, which includes any event where:
•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities under any letter of representation executed by us in favor of DTC, and we are unable to locate a qualified successor,

•	we, at our option, advise the trustee in writing that we elect to terminate the book-entry system through DTC, or
•
after the occurrence of an event of default under the indenture, energy transition bondholders representing at least a majority of the outstanding principal balance of the energy transition bonds maintained in book-entry form advise us, the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the energy transition bondholders’ best interest.

The Delivery of Definitive Certificated Energy Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph (unless otherwise specified), we will be required to notify DTC, the trustee, and all affected beneficial owners of energy transition bonds in writing of the occurrence of the event and of the availability through DTC of definitive certificated energy transition bonds to such owners of energy transition bonds. Upon surrender by DTC to the trustee of the global bond or bonds in the possession of DTC that had represented the applicable energy transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated energy transition bonds to the beneficial owners, and the trustee will recognize the holders of the definitive certificated energy transition bonds as bondholders under the indenture.
The Payment Mechanism for Definitive Certificated Energy Transition Bonds. Payments of principal of, and interest on, definitive certificated energy transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated energy transition bonds in whose names the definitive certificated energy transition bonds were registered at the close of business on the related record date. The trustee will make the final payment for each tranche of the energy transition bonds, however, only upon presentation and surrender of the energy transition bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the energy transition bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.
The Transfer or Exchange of Definitive Certificated Energy Transition Bonds. Definitive certificated energy transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but we and the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Registration and Transfer of the Energy Transition Bonds
We will only issue the energy transition bonds in definitive form under limited circumstances as described above, which will be transferable and exchangeable as described above under “—Definitive Certificated Energy Transition Bonds.” There will be no service charge for any registration or transfer of the energy transition bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.
We will issue each tranche of energy transition bonds in the minimum initial denominations and integral multiples set forth in this prospectus.
The trustee will make payments of interest and principal on each payment date to the energy transition bondholders in whose names the energy transition bonds were registered on the applicable record date.
The Security for the Energy Transition Bonds
To secure the payment of principal, premium, if any, and interest on, and any other amounts owed in respect of, the energy transition bonds pursuant to the indenture, we will grant to the trustee for the benefit of the energy transition bondholders a security interest in all of our right, title and interest, whether now owned or later acquired, in and to the following collateral, which collectively constitutes the trust estate under the indenture:
•	the energy transition property,
•	all energy transition charges related to the energy transition property,
•	our rights under the sale agreement and the bill of sale delivered by Cleco Power pursuant to the sale agreement,

•
our rights under the servicing agreement, the administration agreement, the intercreditor agreement and any other subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•
our rights in the collection account and all subaccounts of the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount and all cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time or purchased with funds from the collection account and all financial assets and securities entitlements carried therein or credited thereto,

•	all rights to compel the servicer to file for and obtain periodic adjustments to the energy transition charges in accordance with the Securitization Act and the financing order,
•	all of our other property, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount,
•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demand causes and choses in action constitute energy transition property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property,

•
all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing, and

•	all payments on or under, and all proceeds in respect of, any or all of the foregoing.
The security interest does not extend to:
•	cash that has been released pursuant to the terms of the indenture,
•	amounts deposited with us for payment of costs of issuance with respect to the energy transition bonds (together with any interest earnings thereon), and
•
proceeds from the sale of the energy transition bonds that are required to pay the purchase price for the energy transition property, paid pursuant to the sale agreement, and the costs of the issuance of the energy transition bonds.

Section 1276 of the Securitization Act provides that a valid and enforceable security interest in energy transition property will attach and be perfected by the means set forth in Section 1276. Specifically, Section 1276 provides that a valid and enforceable security interest in energy transition property may be created only after the issuance of a financing order, the execution and delivery of a security agreement in connection with issuance of financing instruments such as the energy transition bonds and the receipt of value for the instruments. The security interest attaches automatically when all of the foregoing conditions are met. Upon perfection by filing a financing statement under Section 1276 of the Securitization Act and otherwise in accordance with the Louisiana UCC, the security interest will be a continuously perfected security interest in the energy transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of time of perfection and take precedence over any subsequent lien creditor.
The Collection Account for the Energy Transition Bonds
Under the indenture, we will establish a collection account with the trustee or at another eligible institution for the energy transition bonds. The collection account will be under the sole dominion and exclusive control of the trustee. Funds received from collections of the applicable energy transition charges will be deposited into the collection account. The collection account for the energy transition bonds will be divided into the following subaccounts, which need not be separate bank accounts:
•	the general subaccount,

•	the capital subaccount, and
•	the excess funds subaccount.
For administrative purposes, the subaccounts may be established by the trustee as separate accounts that will be recognized individually as subaccounts and collectively as the collection account. Unless otherwise provided in the indenture, amounts in the collection account for the energy transition bonds not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account for the energy transition bonds include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the collateral. The following institutions are eligible institutions for the establishment of the collection account:
•
the corporate trust department of the trustee or an affiliate thereof, so long as the trustee or such affiliate have (i) either a short-term deposit or issuer rating from Moody’s of at least “P-1” or a long-term unsecured debt or issuer rating from Moody’s of at least “A2”, and (ii) a short-term deposit or issuer rating from S&P of at least “A-1,” or a long-term unsecured debt or issuer rating from S&P of at least “A”, or

•	a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) that,
•	(i) has either:
•	a long-term unsecured debt or issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or
•	a short-term deposit, short-term (bank deposit) or issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s; and
•	(ii) whose deposits are insured by the Federal Deposit Insurance Corporation.
Appropriate Investments for Funds in the Collection Account. So long as no default or event of default has occurred and is continuing, all or a portion of the funds in the collection account for the energy transition bonds must be invested by the trustee in accordance with the written direction of the servicer in any of the following, each of which is referred to as an eligible investment:
1.	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,
2.
demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depositary institution (including the trustee or any of its affiliates, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit or contractual commitment, rated not less than A-1 and P-1 or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the energy transition bonds,

3.
commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other commercial paper of Cleco Power or any of its affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the energy transition bonds,

4.
investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P,

5.
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions,

6.
repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker-dealer acting as principal and that meets the following ratings criteria:

(i)
a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in the definition of eligible investments as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or

(ii)
an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; or

7.	any other investment permitted by each rating agency.
Notwithstanding the foregoing: (a) no securities or investments which mature in 30 days or more will be eligible investments unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (b) no securities or investments described in clauses (2) through (4) above which have maturities of more than 30 days but less than or equal to 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (c) no securities or investments described in clauses (2) through (4) above which have maturities of more than 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (d) no securities or investments described in clauses (2) through (4) above which have a maturity of 60 days or less will be eligible investments unless such securities have a rating from S&P of at least “A-1”; and (e) no securities or investments described in clauses (2) through (4) above which have a maturity of 365 days or less will be eligible investments unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.
Remittances to the Collection Account. On each remittance date, the servicer will remit all collected energy transition charges, any indemnity amounts and any other proceeds of the trust estate securing the energy transition bonds to the trustee for deposit in the collection account. Indemnity amount means any amount paid by the servicer or Cleco Power to the trustee, for the trustee or on behalf of the energy transition bondholders, in respect of indemnification obligations pursuant to the servicing agreement or the sale agreement. Please read “The Servicing Agreement” and “The Sale Agreement.” To the extent that the combined amounts remitted by a Cleco Power customer are insufficient to satisfy amounts owed in respect of energy transition charges relating to the energy transition bonds or any other bonds being serviced by the servicer or for electricity service, the remitted amounts will be allocated pro rata among such energy transition charges and electricity charges, provided that late fees and charges may be allocated to the servicer as provided in the rate schedules.
General Subaccount. Collected energy transition charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under “—How Funds in the Collection Account Will Be Allocated.” Amounts in the general subaccount will be invested in the eligible investments described above.
Capital Subaccount. Upon the issuance of the energy transition bonds, Cleco Power will make a capital contribution to us in an amount equal to 0.75% of the initial principal amount of the energy transition bonds, and such payment shall not come from the proceeds of the sale of the energy transition bonds. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 8 in “—How Funds in the Collection Account Will Be Allocated,” below, amounts on deposit in the general subaccount and, the excess funds subaccount are insufficient to make scheduled payments on the energy transition bonds and payments of fees and expenses specified in clauses 1 through 8. The trustee will allocate collected energy transition charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 8 in “—How Funds in the Collection Account Will Be Allocated,” below, to the capital subaccount in an amount sufficient to replenish any amounts drawn from the capital subaccount (other than distributed investment earnings on the capital subaccount) and any shortfall of investment earnings on the capital subaccount. On each payment date, any excess investment earnings on the capital subaccount above the allowed rate of return shall be allocated to the excess funds subaccount.

Excess Funds Subaccount. The trustee will allocate collected energy transition charges available on any payment date that are not necessary to pay clauses 1 through 10 in “—How Funds in the Collection Account Will Be Allocated,” below, to the excess funds subaccount. The trustee will invest amounts in the excess funds subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the excess funds subaccount in allocating funds in accordance with clauses 1 through 10 in “—How Funds in the Collection Account Will Be Allocated,” below, to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the energy transition bonds and payments of fees and expenses specified in clauses 1 through 10.
How Funds in the Collection Account Will Be Allocated
Amounts remitted by the servicer to the trustee with respect to the energy transition bonds, including any amounts received by us relating to the indemnification obligations payable by the seller pursuant to the sale agreement or the servicer pursuant to the servicing agreement and all investment earnings on amounts in the general subaccount of the collection account will be deposited into the general subaccount. Investment earnings on amounts in the capital subaccount (other than excess investment earnings that are allocated to the excess funds subaccount) and the excess funds subaccount will be deposited into the capital subaccount and the excess funds subaccount, respectively.
On each payment date for the energy transition bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the energy transition bonds in the following priority:
1.
payment of the trustee’s fees, expenses and any outstanding indemnity amounts owed to the trustee not to exceed $100,000.00 in any 12-month period, provided, however, that such cap shall be disregarded and inapplicable upon the acceleration of the energy transition bonds following the occurrence of an event of default,

2.	payment of the servicing fee relating to the energy transition bonds with respect to such payment date, plus any unpaid servicing fees relating to the energy transition bonds from prior payment dates,
3.
payment of the portion of the administration fee payable on such payment date, which will be a fixed amount specified in the administration agreement between us and Cleco Power, and payment of the portion of the independent manager fee payable on such payment date, which will be in an amount specified in an agreement between us and our independent manager, in each case with any unpaid administration fees or independent manager fees,

4.
payment of all of our other ordinary periodic operating expenses relating to the energy transition bonds for such payment date, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.
payment of the interest then due on the energy transition bonds, including any past-due interest (together with, to the extent lawful, interest on such past-due interest at the applicable interest rate set forth in the indenture),

6.	payment of the principal due to be paid on a tranche of the energy transition bonds at final maturity for such tranche or as a result of an acceleration upon an event of default,
7.
payment of the principal then scheduled to be paid on a tranche of the energy transition bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining amounts owed to the trustee, paid to such parties on a pro rata basis,

9.
replenishment of the amount, if any, by which the required balance of the capital subaccount of the energy transition bonds (such required balance as set forth in the series supplement) exceeds the amount in the capital subaccount as of such payment date,

10.
payment to Cleco Power, of an amount equal to the rate of return on Cleco Power’s capital contribution in us which amount is deposited by us into the capital subaccount, equal to the rate of interest payable on the longest maturing tranche of the energy transition bonds calculated on the basis of a 360-day year of twelve 30-day months, plus any return on invested capital not paid on any prior payment date,

11.	allocation of the remainder, if any, to the excess funds subaccount of the energy transition bonds, and
12.
after the energy transition bonds have been paid in full and discharged, and all of the other foregoing amounts have been paid in full, together with all amounts due and payable to the trustee (including reasonable compensation for its services or any indemnity), the remaining balance to us, including all amounts then held in the capital subaccount and the excess funds subaccount, free from the lien of the indenture and credited (other than an amount equal to the required balance of the capital subaccount plus any unpaid return thereon) to customers as mandated by and in the manner to be prescribed by the Louisiana commission at that time consistent with the financing order.

The amount of the annual servicer’s fee referred to in clause 2 above shall be 0.05% of the initial principal amount of the energy transition bonds so long as Cleco Power is the servicer. The amount of the annual administration fee referred to in clause 3 above shall be fixed at $100,000.
Interest means, for any payment date for the energy transition bonds, the sum, without duplication, of:
•
an amount equal to the interest accrued on that tranche at the applicable interest rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, with respect to that tranche,

•	any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest, and
•	if the energy transition bonds have been declared due and payable, all accrued and unpaid interest thereon.
Principal means, with respect to any payment date and any tranche of the energy transition bonds, the sum, without duplication, of:
•	the amount of principal due on the final maturity date of any tranche,
•	the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the energy transition bonds,
•	any unpaid and previously scheduled payments of principal and overdue payments of principal, and
•	the amount of principal scheduled to be paid on such payment date in accordance with the expected sinking fund schedule.
If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection with respect to the energy transition bonds, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:
1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and
2.	from the capital subaccount for allocations and payments contemplated by clauses 1 through 8.
If, on any payment date, available collections of energy transition charges allocable to the energy transition bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding energy transition bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche. If, on any payment date, remaining collections of energy transition charges allocable to the energy transition bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable at a tranche’s final maturity date or upon an acceleration following an event of default under the indenture, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of energy transition charges allocable to the energy transition bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid, and if more than one tranche is scheduled to be paid on such payment date, the trustee will distribute principal from the collection account sequentially in the numerical order of such tranches. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the energy transition charges related to that tranche will take into account, among other things, the need to replenish those amounts (plus any deficiency in the amount of investment earnings on the capital subaccount allowed by the financing order).
How Funds in the Subaccounts Will Be Used Upon Repayment of the Energy Transition Bonds
Upon the payment in full of all energy transition bonds authorized in the financing order and the discharge of all obligations, including financing costs, all remaining amounts in the collection account (including investment earnings) shall be released by the trustee to us for distribution to Cleco Power. With regard to the remaining amounts in the collection account (excluding amounts in the capital subaccount), within 30 days after the payment of all obligations (including the final financing costs) payable from those funds, Cleco Power shall notify the Louisiana commission of the amount of such funds available for crediting to the benefit of customers. With regard to the amounts in the capital subaccount of the collection account, all such funds shall be released to us for distribution to, and retention by, Cleco Power. Until such funds are returned by us to Cleco Power, Cleco Power may earn a rate of return on its capital investment in us equal to the rate of interest that was established in the longest maturity tranche of the energy transition bonds. Such rate of return shall be paid by us by means of periodic distributions that are funded first by the income earned through investment by the trustee in eligible investments, and second by any deficiency being collected through the true-up adjustments. Any actual earnings in excess of that rate will instead be credited to customers.
Reports to Holders of the Energy Transition Bonds
On or before each payment date, the trustee shall deliver to each of the energy transition bondholders a statement provided and prepared by the servicer. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the series supplement, as to the energy transition bonds with respect to that payment date or the period since the previous payment date, as applicable:
•	the amount of the payment to energy transition bondholders allocable to principal,
•	the amount of the payment to energy transition bondholders allocable to interest,
•	the aggregate outstanding amount of the energy transition bonds, before and after giving effect to any payments allocated to principal reported above,
•	the difference, if any between the aggregate outstanding amount specified immediately above and the outstanding amount specified in the expected amortization schedule,
•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and to the servicer,
•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments, and
•	the difference, if any, between the amount on deposit in the capital subaccount, after giving effect to the foregoing payments, and the required balance of the capital subaccount.
Website
We will, to the extent permitted by and consistent with our obligations under applicable law, cause to be posted on the website associated with Cleco Power:
•	the final prospectus for the energy transition bonds,
•	a statement reporting the balances in the collection account and in each subaccount as of all payment dates and as of the end of the year,
•	the semi-annual servicer’s certificate as required to be submitted pursuant to the servicing agreement,
•	the monthly servicer’s certificate as required to be submitted pursuant to the servicing agreement,
•	the text (or a link to the website where a reader can find the text) of each filing of a true-up adjustment and the results of each such filing,

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies,
•	any material legislative enactment or regulatory order or rule directly relevant to the energy transition bonds, and
•	any reports and other information that we are required to file with the SEC under the Exchange Act.
We and the Trustee May Modify the Indenture
Modifications of the Indenture That Do Not Require Consent of Energy Transition Bondholders. Without the consent of any of the holders of the outstanding energy transition bonds but with prior notice to the rating agencies and, with respect to amendments that would increase ongoing financing costs, with the consent or deemed consent of the Louisiana commission (other than with respect to the series supplement establishing the energy transition bonds), we and the trustee may execute a supplemental indenture for any of the following purposes:
•	to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the trustee the collateral, or to subject additional property to the lien of the indenture,
•
to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the energy transition bonds,

•	to add to our covenants, for the benefit of the holders of the energy transition bonds, or to surrender any right or power therein conferred upon us,
•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,
•
to cure any ambiguity or mistake, to correct or supplement any provision of the indenture or supplemental indenture, including the series supplement, that may be inconsistent with any other provision herein or in any supplemental indenture, including the series supplement or this prospectus, or to make any other provisions with respect to matters or questions arising under the indenture or series supplement; provided, that:

•
this action shall not, as evidenced by an opinion of counsel of external counsel to the issuer, adversely affect in any material respect the interests of any energy transition bondholder or surrender any right or power therein conferred upon us, and

•	the rating agency condition shall have been satisfied with respect thereto,
•
to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the energy transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

•	to qualify the energy transition bonds for registration with a clearing agency,
•
to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act,

•	to satisfy any rating agency requirements, or
•
to authorize the appointment of any person for any tranche of the energy transition bonds required or advisable with the listing of any such tranche on any stock exchange and otherwise amend the indenture to incorporate changes requested or required by any governmental authority, stock exchange authority or person for any tranche of the energy transition bonds in connection with such listing.

Additional Modifications to the Indenture That Do Not Require the Consent of Energy Transition Bondholders. We and the trustee may also, without the consent of any of the energy transition bondholders but, with respect to amendments that would increase ongoing financing costs, with the consent or deemed consent of the Louisiana commission, execute one or more other agreements supplemental to the indenture as long as:
•	the supplemental agreement does not adversely affect in any material respect the interests of any energy transition bondholder, and

•	the rating agency condition shall have been satisfied with respect thereto.
Any such amendment that may have the effect of increasing ongoing financing costs may be provided by us to the Louisiana commission, along with a statement as to the possible effect of the amendment on the ongoing financing costs, and such amendment shall become effective on the later of (i) the date proposed by the parties to the amendment or (ii) 31 days after such request is delivered to the Louisiana commission, unless such commission issues an order disapproving the amendment within a 30-day period.
Modifications to the Indenture That Require the Approval of the Energy Transition Bondholders. We and the trustee also may, with the consent of the holders of not less than a majority of the outstanding amount of the energy transition bonds of each tranche to be affected by the supplemental indenture and, with respect to amendments that would increase ongoing financing costs, with the consent or deemed consent of the Louisiana commission, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the energy transition bondholders under the indenture. Any such amendment that may have the effect of increasing ongoing financing costs shall be provided by us to the Louisiana commission, along with a statement as to the possible effect of the amendment on the ongoing financing costs, and such amendment shall become effective on the later of (i) the date proposed by the parties to the amendment or (ii) 31 days after such submission to the Louisiana commission, unless such commission issues an order disapproving the amendment within a 30-day period. Under no circumstance may the supplemental indenture without the consent of the holder of each tranche affected thereby:
•
change the date of payment of any installment of principal of or premium, if any, or interest on any energy transition bond of such tranche, or reduce the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and the series supplement relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the energy transition bonds of such tranche, or change any place of payment where, or the coin or currency in which, any energy transition bond of such tranche or any interest thereon is payable,

•
reduce the percentage of the aggregate amount of the outstanding energy transition bonds, the consent of the energy transition bondholders of which is required for any supplemental indenture, or the consent of the energy transition bondholders of which is required for any waiver of compliance with those certain provisions of the indenture specified therein or of certain defaults specified therein and their consequences provided for in the indenture,

•	reduce the percentage of the outstanding amount of the energy transition bonds required to direct the trustee to direct us to sell or liquidate the collateral,
•
modify any provision of the section of the indenture relating to the consent of energy transition bondholders with respect to supplemental indentures or any provision of the other basic documents similarly specifying the rights of the energy transition bondholders to consent to modification thereof, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding energy transition bondholder affected thereby,

•
modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due and payable on any energy transition bond on any payment date (including the calculation of any of the individual components of such calculation) or change the expected sinking fund schedule, expected amortization schedule or final maturity dates of the energy transition bonds,

•	decrease the required capital amount,
•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the energy transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any energy transition bond of the security provided by the lien of the indenture,

•	cause any material adverse U.S. federal income tax consequence to us, Cleco Power, the managers, the trustee or the then-existing energy transition bondholders, or

•	impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment or application of funds.
Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement, the servicing agreement and other basic documents. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by Cleco Power, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the servicing agreement, and other basic documents. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement, the servicing agreement and other basic documents; provided that such action shall not adversely affect the interests of the energy transition bondholders in any material respect. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the energy transition charges, we must notify the trustee, the energy transition bondholders and, when required, the Louisiana commission in writing of such proposal (or, if pursuant to a request by us, the trustee shall notify the energy transition bondholders of such proposal). In addition, the trustee may consent to this proposal only with the written consent of the holders of not less than a majority of the principal amount of the outstanding energy transition bonds or tranche affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement, the intercreditor agreement or the servicing agreement that would increase ongoing financing costs requires the prior written consent or deemed consent of the Louisiana commission.
If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of not less than a majority of the outstanding amount of the energy transition bonds of the tranches affected thereby, shall exercise all of our rights, remedies, powers, privileges and claims against Cleco Power, the administrator and servicer, under or in connection with the sale agreement, administration agreement, the intercreditor agreement and servicing agreement, and any right of ours to take this action shall be suspended.
Modifications to the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the energy transition bondholders but with the acknowledgement of the trustee and, with respect to amendments that would increase ongoing financing costs, with the consent or deemed consent of the Louisiana commission. The trustee shall provide such consent upon receiving evidence of satisfaction of the rating agency condition and an opinion of counsel evidencing that the amendment is in accordance with the terms of the agreement being amended. Furthermore, any amendment to any such agreement that may have the effect of increasing ongoing financing costs shall be provided by us to the Louisiana commission, along with a statement as to the possible effect of the amendment on the ongoing financing costs. The amendment shall become effective on the later of (i) the date proposed by the parties to the amendment or (ii) 31 days after such submission to the Louisiana commission unless such commission issues an order disapproving the amendment within a 30-day period.
Notification of the Rating Agencies, the Louisiana commission, the Trustee and the Energy Transition Bondholders of any Modification. If we, Cleco Power or the servicer or any other party to the applicable agreement:
•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the intercreditor agreement, the administration agreement or the servicing agreement, or

•
waives timely performance or observance by Cleco Power or the servicer or any other party under the sale agreement, the intercreditor agreement, the administration agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of energy transition bondholders, we must first notify the rating agencies of the proposed action and must promptly notify the trustee, the Louisiana commission and the energy transition bondholders in writing of the proposed action and whether the rating agency condition has been satisfied with respect thereto (or, if pursuant to a request by us, the trustee shall notify the energy transition bondholders on our behalf). The trustee will consent to this proposed amendment, modification, supplement or waiver only if the rating agency condition is satisfied and only with the written consent of the holders of not less than a majority of the outstanding principal amount of the energy transition bonds of the tranche materially and adversely affected thereby and, if such action would increase ongoing financing costs, the consent of the Louisiana commission.

What Constitutes an Event of Default on the Energy Transition Bonds
An event of default with respect to the energy transition bonds is defined in the indenture as being:
1.	a default in the payment of any interest on any energy transition bond when the same becomes due and payable and the continuation of this default for five business days,
2.	a default in the payment of the then unpaid principal of any tranche of the energy transition bonds on the final maturity date for that tranche,
3.
a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1 or 2 above, or any of our representations or warranties made in the indenture or the series supplement or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and if such default continues or is not cured for a period of 30 days after the earlier of (a) written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the energy transition bonds or (b) the date we have actual notice of the default,

4.
the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of us or any substantial part of the collateral in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for any substantial part of the collateral, or ordering the winding-up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days,

5.
the commencement by us of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for any substantial part of the collateral, or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing, or

6.
any act or failure to act by the State of Louisiana or any of its agencies (including the Louisiana commission), officers or employees that violates or is not in accordance with the pledge of the State of Louisiana in Section 1279 of the Securitization Act or the pledge of the Louisiana commission in the financing order including, without limitation, the failure of the Louisiana commission to implement the true-up mechanism.

Remedies Available Following an Event of Default. If an event of default with respect to the energy transition bonds, other than event number 6 above, occurs and is continuing, the trustee or holders holding not less than a majority in principal amount of the energy transition bonds may declare the unpaid principal balance of energy transition bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of not less than a majority in principal amount of the energy transition bonds. The nature of our business will result in payment of principal upon such a declaration being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Energy Transition Property—Foreclosure of the trustee’s lien on the energy transition property might not be practical, and acceleration of the energy transition bonds before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the energy transition bonds because the source of funds for payment is limited.”

In addition to acceleration of the energy transition bonds described above, the trustee may exercise one or more of the following remedies upon an event of default (other than event number 6 above):
1.
the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the energy transition bonds or under the indenture with respect to the energy transition bonds, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth in the indenture, enforce any judgment obtained, and collect from us or any other obligor moneys adjudged due, upon the energy transition bonds,

2.	the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral securing the energy transition bonds,
3.
the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Securitization Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the energy transition bondholders,

4.
at the written direction of the holders of not less than a majority in the principal amount of the energy transition bonds, the trustee may either sell all or a portion of the collateral securing the energy transition bonds or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law provided that certain conditions set forth in the indenture are met, or elect that we maintain possession of all or a portion of the collateral securing the energy transition bonds pursuant to the terms of the indenture and continue to apply the energy transition charges as if there had been no declaration of acceleration, and

5.
the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, administrator or the servicer under or in connection with the administration agreement, the sale agreement, the intercreditor agreement or the servicing agreement.

If event of default number 6 above occurs and is continuing, the trustee may to the extent allowed by applicable law institute or participate in proceedings necessary to compel performance of or to enforce the pledge of either the State of Louisiana or the Louisiana commission and to collect any monetary damages incurred by the energy transition bondholders or the trustee as a result of such event of default. This is the only remedy the trustee may exercise if this event of default has occurred.
When the Trustee Can Sell the Collateral. If the energy transition bonds have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of not less than a majority in principal amount of the energy transition bonds, either:
•	subject to the paragraph immediately below, sell the collateral securing the energy transition bonds,
•	elect to have us maintain possession of the collateral securing the energy transition bonds, or
•
take such other remedial action as the trustee, at the written direction of the holders of not less than a majority in principal amount of the energy transition bonds then outstanding and declared to have been due and payable, may direct and continue to apply distributions on the collateral securing the energy transition bonds as if there had been no declaration of acceleration.

The trustee is prohibited from selling the collateral securing the energy transition bonds following an event of default unless the final payment date of the energy transition bonds has occurred or the energy transition bonds have been declared due and payable and:
•	the holders of 100% of the principal amount of the energy transition bonds consent to the sale,
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding energy transition bonds, or
•
the trustee determines that funds provided by the collateral securing the energy transition bonds would not be sufficient on an ongoing basis to make all payments on the energy transition bonds as these payments would have become due if the energy transition bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of at least two-thirds of the aggregate outstanding principal amount of the energy transition bonds.

Right of Energy Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of not less than a majority in principal amount of the outstanding energy transition bonds of the affected tranche or tranches will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee with respect to the energy transition bonds of such tranche or tranches or exercising any trust or power conferred on the trustee; provided that, among other things:
•	this direction shall not be in conflict with any rule of applicable law or with the indenture or the series supplement and shall not involve the trustee in any personal liability or expense,
•
any direction to the trustee to sell or liquidate any of the collateral securing the energy transition bonds shall be by the holders of the energy transition bonds representing not less than 100% of the outstanding energy transition bonds,

•
so long as the conditions specified in the indenture have been satisfied and the trustee elects to retain the collateral securing the energy transition bonds pursuant to the indenture and elects not to sell or liquidate that collateral, any direction to the trustee to sell or liquidate the collateral securing the energy transition bonds or any portion thereof by the holders representing not less than 100% of the outstanding amount of the energy transition bonds, shall be of no force and effect, and

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.
However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the energy transition bonds if:
•	it reasonably believes it will not be indemnified to its satisfaction against any cost, expense or liabilities, or
•	it determines that this action might materially adversely affect the rights of any energy transition bondholder not consenting to the action.
Waiver of Default. Prior to the declaration of the acceleration of the maturity of the energy transition bonds, the holders of not less than a majority in principal amount of the energy transition bonds may, subject to certain conditions specified in the indenture, waive any default with respect to the energy transition bonds. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the energy transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the waiver or consent of all of the holders of the outstanding energy transition bonds of all tranches affected.
Limitation of Proceedings. Under the indenture, no energy transition bondholder shall have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the energy transition property or otherwise enforce the lien in the energy transition property pursuant to Section 1276 of the Securitization Act, unless:
•	the holder previously has given to the trustee written notice of a continuing event of default,
•
the holders of not less than a majority in principal amount of the outstanding energy transition bonds have made written request of the trustee to institute the proceeding in respect of such event of default in its own name as trustee,

•	such holder or holders have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with such request,
•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute the proceeding, and
•
no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of not less than a majority in principal amount of the outstanding energy transition bonds.

In addition, each of the trustee, the energy transition bondholders and the servicer will covenant that it will not, prior to the date that is one year and one day after the termination of the indenture and the payment in full of the energy transition bonds, all financing costs and any other amount owed under the indenture by the issuer, acquiesce, petition or otherwise invoke or cause us or any manager to invoke or otherwise join with any person to invoke the process of any court or governmental authority against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any U.S. federal or state bankruptcy or similar law. By purchasing energy transition bonds, each energy transition bondholder will be deemed to have made this covenant.
Our Covenants
Consolidation, Merger or Sale of Assets. We will keep in effect our existence, rights and franchises as a limited liability company under Louisiana law, provided that we may not consolidate with, merge into or convert into another entity or sell substantially all of our assets to another entity unless:
•
the entity formed by or surviving the consolidation or merger or to whom substantially all of our assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture, the performance or observance of every agreement and covenant of the indenture and the series supplement on the part of us to be performed or observed, all as provided in the indenture and in the series supplement, if any, and interest on all outstanding energy transition bonds and the performance of our obligations under the indenture,

•
the entity formed by or surviving the consolidation or merger or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the administration agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party (or under which we have rights) pursuant to an assignment and assumption agreement executed and delivered to the trustee,

•	no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale,
•	prior notice shall have been given to the rating agencies and the rating agency condition shall have been satisfied with respect to the merger, consolidation or sale,
•
we have received an opinion of independent counsel to the effect that the merger, consolidation, conversion or sale, will have no material adverse tax consequence to us or any energy transition bondholder, complies with the indenture and all conditions precedent therein provided relating to the merger, consolidation or sale, and will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral,

•	none of the energy transition property, the financing order or our rights under the Securitization Act or the financing order are impaired thereby, and
•	any action that is necessary to maintain the lien and perfected security interest created by the indenture has been taken.
Additional Covenants. We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the series supplement and the priority thereof. We will not, among other things:
•	permit the validity or effectiveness of the indenture or other basic documents to be impaired or the lien to be amended, hypothecated, subordinated, terminated or discharged,
•	permit any person to be released from any covenants or obligations with respect to the energy transition bonds except as expressly permitted by the indenture,
•
permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due),

•	permit the lien of the indenture not to constitute a valid first priority perfected security interest in the collateral securing the energy transition bonds,

•
except as expressly permitted by the indenture, the series supplement, or other basic documents, sell, transfer, convey, exchange or otherwise dispose of any of our properties or assets, including those included in the collateral securing the energy transition bonds unless in accordance with the indenture,

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the energy transition bonds, other than amounts properly withheld from such payments under the Internal Revenue Code of 1986, the Treasury regulations promulgated thereunder or other tax laws or assert any claim against any present or former energy transition bondholder because of the payment of taxes levied or assessed upon any part of the collateral securing the energy transition bonds,

•	terminate our existence, dissolve or liquidate in whole or in part, except as otherwise permitted by the indenture,
•
change our name, identity or structure or the location of our chief executive office or state of formation, unless, at least ten business days prior to the effective date of any such change, we deliver to the trustee, with copies to the rating agencies, such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture and the series supplement and transfer of the energy transition property pursuant to the sale agreement,

•	take any action that is subject to a rating agency condition without satisfying the rating agency condition,
•
elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return or make any election inconsistent with our treatment for federal income tax purposes as a disregarded entity not separate from our sole owner,

•	except to the extent permitted by applicable law, voluntarily suspend or terminate our filing obligations with the SEC as described in the indenture, or
•	issue any debt obligations other than energy transition bonds permitted by the indenture.
We may not engage in any business other than financing, purchasing, owning, administering, managing and servicing energy transition property and the assets in the collateral securing the energy transition bonds and the issuance of energy transition bonds in the manner contemplated by the financing order and the indenture and other basic documents and activities incidental thereto.
We may not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the energy transition bonds permitted by the indenture and any other indebtedness expressly permitted by or arising under the basic documents. Also, we may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except as otherwise contemplated by the indenture, the sale agreement, or the servicing agreement. We may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents (or as contemplated by an additional financing order issued by the Louisiana commission to Cleco Power), including our limited liability company operating agreement, make any loan or advance or credit to any person. We will not make any expenditure for capital assets or lease any capital asset other than the energy transition property purchased from Cleco Power pursuant to, and in accordance with, the sale agreement. We may not make any payments, distributions or dividends to any member in respect of its membership interest except in accordance with the indenture and the other basic documents.
The servicer will deliver to the trustee the annual accountant’s report, compliance certificates and reports regarding distributions and other statements required by the servicing agreement. Please read “The Servicing Agreement.”
Access to the List of Energy Transition Bondholders
Any energy transition bondholder, or group of energy transition bondholders, owning at least ten percent of the outstanding amount of the energy transition bonds may, by written request to the trustee, obtain access to the list of all energy transition bondholders maintained by the trustee for the purpose of communicating with other energy transition bondholders with respect to their rights under the indenture or the energy transition bonds; provided, that the trustee gives prior written notice to us of such request.

We Must File an Annual Compliance Statement
We will deliver to the trustee and each rating agency not later than March 31 of each year (commencing with March 31, 2026), an officer’s certificate stating, as to the responsible officer signing such officer’s certificate, that:
•
a review of our activities during the preceding twelve months ended December 31 (or, in the case of the first such officer’s certificate, since the date of the indenture) and of performance under the indenture has been made; and

•
to the best of such responsible officer’s knowledge, based on such review, we have in all material respects complied with all conditions and covenants under the indenture throughout such period, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to the responsible officer and the nature and status thereof.

The Trustee Must Provide an Annual Report to All Energy Transition Bondholders
If required by the Trust Indenture Act, the trustee will be required to mail each year to all energy transition bondholders a brief report. This report may state, in accordance with the requirements of the Trust Indenture Act, among other items:
•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,
•	any amounts advanced by it under the indenture,
•	the amount, interest rate and maturity date of specific indebtedness owed by us to the trustee in the trustee’s individual capacity,
•	the property and funds physically held by the trustee, and
•	any action taken by it that materially affects the energy transition bonds and that has not been previously reported.
What Will Trigger Satisfaction and Discharge of the Indenture
The indenture will cease to be of further effect with respect to the energy transition bonds, and the trustee, on our reasonable written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the energy transition bonds, when:
•
either all energy transition bonds which have already been authenticated and delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or either scheduled final payment date has occurred with respect to all energy transition bonds that have not been delivered to the trustee for cancellation or the energy transition bonds will be due and payable on their respective scheduled final payment dates within one year, and we have irrevocably deposited in trust with the trustee cash and U.S. government obligations specified in the indenture, in an amount sufficient to make payments of principal of and premium, if any, and interest on the energy transition bonds not theretofore delivered to the trustee for cancellation, ongoing financing costs and all other sums payable to us pursuant to the indenture with respect to the energy transition bonds when scheduled to be paid and to discharge the entire indebtedness on those energy transition bonds not previously delivered to the trustee when due,

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the energy transition bonds, and
•
we have delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, an independent certificate from a registered independent public accounting firm, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the energy transition bonds.

Our Legal Defeasance and Covenant Defeasance Options
We may, at any time, terminate:
•	all of our obligations under the indenture with respect to the energy transition bonds, or
•	our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants.”
The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the energy transition bonds. The covenant defeasance option is our right at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option with respect to the energy transition bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the energy transition bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date therefor as described below. The energy transition bonds will not be subject to payment through acceleration prior to the scheduled final payment date. If we exercise the covenant defeasance option, the final payment of the energy transition bonds may not be accelerated because of an event of default relating to a default in the observance or performance of our covenants or as described in “—What Constitutes an Event of Default on the Energy Transition Bonds” above.
We may exercise the legal defeasance option or the covenant defeasance option with respect to energy transition bonds only if:
•
we have irrevocably deposited or caused to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations specified in the indenture that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the energy transition bonds not theretofore delivered to the trustee for cancellation and ongoing financing costs and all other sums payable under the indenture by us with respect to the energy transition bonds when scheduled to be paid and to discharge the entire indebtedness on the energy transition bonds when due,

•
we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal of and interest on the deposited U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the energy transition bonds principal in accordance with the expected sinking fund schedule therefor, interest when due and ongoing financing costs and all other sums payable by us under the indenture with respect to the energy transition bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,
•
in the case of an exercise of the legal defeasance option, we shall have delivered to the trustee an opinion of external counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the energy transition bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•
in the case of an exercise of the covenant defeasance option, we shall have delivered to the trustee an opinion of external counsel to the effect that the holders of the energy transition bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•
we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•
we deliver to the trustee an opinion of external counsel to the effect that (a) in a case under the Bankruptcy Code in which Cleco Power (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of Cleco Power (or any of its affiliates, other than us, that deposited the moneys or U.S. government obligations); and (b) in the event Cleco Power (or any of its affiliates, other than us, that deposited the moneys or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Cleco Power (or any of its affiliates, other than us, that deposited the moneys or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of Cleco Power or such other affiliate, and

•
each rating agency has notified us and the trustee that the exercise of the proposed defeasance option will not result in a downgrade or withdrawal of the then current rating of any then outstanding energy transition bonds.

No Recourse to Others
No recourse may be taken directly or indirectly, by the holders of the energy transition bonds with respect to our obligations on the energy transition bonds, under the indenture or any certificate or other writing delivered in connection therewith, against (1) us, other than from the energy transition bond collateral, (2) any owner of a beneficial interest in us (including Cleco Power) or (3) any shareholder, partner, owner, beneficiary, agent, officer or employee of the trustee, the managers or any owner of a beneficial interest in us (including Cleco Power) in its respective individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed in writing.
Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the energy transition bond collateral with respect to any amounts due to the energy transition bondholders under the indenture and the energy transition bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the energy transition bonds, shall have no recourse against us in respect of such insufficiency. Each bondholder by accepting an energy transition bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of consideration for issuance of energy transition bonds.
Governing Law
The indenture will be governed by the laws of the State of Louisiana.

THE TRUSTEE
The Bank of New York Mellon Trust Company, National Association, a national banking association, will be the trustee under the indenture. The Bank of New York Mellon Trust Company, National Association will also act as paying agent and registrar for the energy transition bonds. The Bank of New York Mellon Trust Company, National Association corporate trust businesses have office locations in various domestic and international cities. The Bank of New York Mellon Trust Company, National Association has acted as indenture trustee on numerous electric utility sponsored bond transactions. The indenture and series supplement will be administered from The Bank of New York Mellon Trust Company, National Association Corporate Trust Department located at BNY Mellon Corporate Trust, 500 Ross Street, Suite 625, Pittsburgh, PA 15262.
The trustee may resign at any time upon 30 days’ notice by so notifying us. The holders of not less than a majority in principal amount of the energy transition bonds then outstanding may remove the trustee by so notifying the trustee and us in writing and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudged insolvent, a receiver, administrator or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee gives notice of resignation or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. We are responsible, initially, for payment of the expenses associated with any such removal or resignation, but any such expenses will be treated as an operating expense and paid out of the general subaccount on a payment date in accordance with the priority of payments set forth in “Description of the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated.” No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee having all the qualifications set forth in the indenture. The trustee shall at all times satisfy the requirements of certain provisions of the Trust Indenture Act, as amended, and the Investment Company Act of 1940, as amended, and have a combined capital and surplus of at least $50 million and a long-term debt rating from each of Moody’s and S&P in one of its generic rating categories that specifies investment grade. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee; provided, however, that if such successor trustee is not eligible under the indenture, the successor trustee will be replaced in accordance with the terms of the indenture. We and our affiliates may, from time to time, maintain various banking, investment banking and trust relationships with the trustee and its affiliates. Please read “The Sale Agreement” and “The Servicing Agreement” for further information.
The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify and hold harmless the trustee and its officers, directors, employees and agents from and against any and all cost, damage, liability, tax or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration and enforcement of the indenture, the series supplement and the other basic documents and the performance of its duties under the indenture, the series supplement and the other basic documents, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Prospectus Summary of Terms—Priority of Payments” and “Description of the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated” for further information.
In the ordinary course of business, The Bank of New York Mellon Trust Company, National Association, is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as the indenture trustee of certain residential mortgage-backed securitization (RMBS) transactions, The Bank of New York Mellon Trust Company, National Association was named as a defendant in a lawsuit brought in New York State court by RMBS investors. This lawsuit alleges that The Bank of New York Mellon Trust Company, National Association had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon Trust Company, National Association denies liability and intends to defend the litigation vigorously.
We, Cleco Power and our respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon Trust Company, National Association and its affiliates. No relationships currently exist or existed during the past two years between Cleco Power, us and our respective affiliates, on the one hand, and The Bank of New York Mellon Trust Company, National Association and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE ENERGY TRANSITION BONDS
The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the energy transition bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected energy transition charges by the trustee and the true-up mechanism. The aggregate amount of collected energy transition charges and the rate of principal amortization on the energy transition bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The energy transition charges are required to be adjusted from time to time based in part on the actual rate of collected energy transition charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the energy transition charges that will cause collected energy transition charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks,” “—Other Risks Associated with an Investment in the Energy Transition Bonds” and “Cleco Power’s Financing Order—True-Ups.”
If the servicer receives energy transition charges at a slower rate than expected, the energy transition bonds may be retired later than expected. Except in the event of the acceleration of the final payment date of the energy transition bonds after an event of default, however, the energy transition bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the energy transition bonds even if the receipt of collected energy transition charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the energy transition bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default in accordance with the terms thereof may result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the energy transition bonds is received in later years, the energy transition bonds may have a longer weighted average life.
Weighted Average Life Sensitivity
Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of the energy transition bonds, the aggregate amount of each interest payment on each tranche of the energy transition bonds and the actual final payment date of each tranche of the energy transition bonds will depend on the timing of the servicer’s receipt of energy transition charges from Cleco Power’s customers. Changes in the expected weighted average lives of the tranches of the energy transition bonds in relation to variances in actual energy consumption levels from forecast levels are shown below. Severe stress cases on electricity consumption result in very minor changes, if any, in the weighted average lives of each tranche.
The energy transition bonds may be retired later than expected. Except in the event of an acceleration of the expected amortization schedule of the energy transition bonds after an event of default, however, the energy transition bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule even if the receipt of energy transition charges collections is accelerated. Instead, receipts in excess of the amounts necessary to amortize the energy transition bonds in accordance with the expected sinking fund schedule, to pay interest, ongoing transaction costs and any other related fees and expenses, and to fund deficiencies in the capital subaccount of the collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment. Acceleration of the energy transition bonds after an event of default in accordance with the terms thereof may result in payment of principal earlier than the scheduled final payment date. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the energy transition bonds is received in later years, the energy transition bonds may have a longer weighted average life.

		Weighted Average Life Sensitivity
		-5% (0.66 Standard Deviations from Mean)		-15% (7.91 Standard Deviations from Mean)
Tranche	Expected Weighted Average Life (Years)	WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	5.39	5.39	0	5.39	0
A-2	15.53	15.53	0	15.53	0

*	Number is rounded to whole days.
For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) in relation to the initial forecast, the forecast error stays constant over the life of the energy transition bonds and is equal to an overestimate of electricity consumption of 5% (0.66 standard deviations from mean) or 15% (7.91 standard deviations from mean); (ii) the servicer makes timely and accurate filings to make a true-up adjustment to the energy transition charges semi-annually; (iii) customers remit all energy transition charges 30 days after such charges are billed; (iv) operating expenses are equal to projections; (v) there is no acceleration of the final maturity date of the energy transition bonds; and (vi) the issuance date of the energy transition bonds is March 12, 2025. There can be no assurance that the weighted average lives of the energy transition bonds will be as shown.

ESTIMATED ANNUAL FEES AND EXPENSES
Estimated initial annual fees and expenses payable from the energy transition charges are shown below. For the priorities in application of funds under the indenture and the series supplement, please refer to “The Security for the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated.”
As set forth in the table below, we are obligated to pay fees to the trustee, Cleco Power, as servicer, Cleco Power, as administrator and our independent manager. We are also obligated to pay Cleco Power an annual return on its invested capital. The following table illustrates these arrangements:

Recipient	Source of Payment	Estimated Fees and Expenses Payable
Trustee	Energy transition charges and investment earnings	$5,000 per annum, plus certain additional charges, if applicable
Servicer	Energy transition charges and investment earnings	$152,500 per annum (so long as Cleco Power is servicer), payable in installments on each payment date, plus reimbursable expenses
Administrator	Energy transition charges and investment earnings	$100,000 per annum, payable in installments on each payment date, plus reimbursable expenses
Independent manager	Energy transition charges and investment earnings	$5,000 per annum
Cleco Power return on invested capital	Energy transition charges and investment earnings	$122,289.75 per annum

The servicing agreement provides for the reimbursement of the servicer by the issuer of filing fees and fees and expenses for external attorneys, external accountants, printing or other professional services retained by the issuer and paid for by the servicer (or procured by the servicer on behalf of the issuer and paid for by the servicer) to meet the issuer’s obligations under the basic documents and other actual items of cost incurred annually to support and service the energy transition bonds and costs incurred under the sale agreement. The administration agreement provides for the reimbursement of the administrator by the issuer of all costs and expenses of services performed by unaffiliated third parties and actually incurred by the administrator in connection with the performance of its obligations under the administration agreement (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Cleco Power in its capacity as servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the issuer.
If Cleco Power or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, provided, that the fee will not, unless the Louisiana commission consents, exceed 0.60% of the initial principal amount of the energy transition bonds on an annualized basis.
The energy transition charges will also be used by the trustee for the payment of our other financing costs and expenses relating to the energy transition bonds, such as accounting and audit fees, rating agency fees and legal fees.

THE SALE AGREEMENT
The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase the energy transition property from Cleco Power. We have filed the form of the sale agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read such document in its entirety.
Cleco Power’s Sale and Assignment of the Energy Transition Property
In connection with the issuance of the energy transition bonds, Cleco Power, as the seller, will offer and sell the energy transition property to us pursuant to the terms and conditions of the sale agreement. The sale of the energy transition property to us by Cleco Power will be financed through the corresponding issuance of the energy transition bonds. Pursuant to the sale agreement, Cleco Power will sell and assign to us concurrently with the issuance and sale of the energy transition bonds to the underwriters, without recourse, except as expressly provided therein, its rights and interests in and to the financing order. The energy transition property will represent all rights and interests of Cleco Power under the financing order that are sold and transferred to us pursuant to the sale agreement and the related bill of sale, including the right to impose, bill, charge, collect and receive the energy transition charges authorized in the financing order with respect to the energy transition bonds, to file for and obtain periodic adjustments to such charges as provided in the financing order and all revenues, collections, claims, rights to payment, payments, money or proceeds arising from the foregoing rights and interests. The energy transition property does not include the rights of Cleco Power to earn and receive a rate of return on its invested capital in us, to receive administration and servicer fees and expenses, to withdraw funds from its restricted energy transition reserves funded by the proceeds from the sale of the energy transition property and to recover additional energy transition costs, to recover the carrying charge that Cleco Power shall recover for carrying costs on the regulatory assets comprising energy transition costs, or to use Cleco Power’s remaining portion of those proceeds. We will apply the net proceeds that we receive from the sale of the energy transition bonds to the purchase of the energy transition property.
As provided by the Securitization Act, our purchase of the energy transition property from Cleco Power will be pursuant to the sale agreement, which will expressly provide that such transfer is a sale, will be a true sale, and is not a secured transaction, and all title and ownership to the energy transition property will pass to us. Under the Securitization Act, such sale will constitute a true sale under state law whether or not:
•
we have any recourse against Cleco Power (except that any such recourse cannot arise from the inability or failure of one or more of Cleco Power’s customers to timely pay all or a portion of the energy transition charge),

•	Cleco Power retains any equity interest in the energy transition property under state law,
•	Cleco Power acts as a collector of the energy transition charges, or
•	Cleco Power treats the transfer as a financing for tax, financial reporting or other purposes.
Under the Securitization Act, as of the effective date of a financing order, there is created and established for Cleco Power energy transition property, which constitutes an existing, present, vested contract right constituting an individualized, separate incorporeal movable susceptible of ownership, sale, assignment, transfer, and security interest.
Upon the issuance of a financing order, the execution and delivery of the related sale agreement and bill of sale and the filing of a financing statement under the Securitization Act, our purchase of the energy transition property from Cleco Power will be perfected as against all third persons, including subsequent judicial or other lien creditors.
The records and computer systems of Cleco Power and Cleco Holdings will reflect the sale and assignment of Cleco Power’s rights and interests under the financing order to us. However, we expect that the energy transition bonds will be reflected as debt on Cleco Power’s financial statements. In addition, we anticipate that the energy transition bonds will be treated as debt of Cleco Power for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences.”

Conditions to the Sale of the Energy Transition Property
Cleco Power’s obligation to sell, and our obligation to purchase, the energy transition property on the issuance date, are both subject to and conditioned upon the satisfaction or waiver of each of the following conditions:
•	on or prior to the issuance date, Cleco Power must deliver to us a duly executed bill of sale identifying the energy transition property to be conveyed on that date;
•
as of the issuance date, the representations and warranties of Cleco Power in the sale agreement must be true and correct in all material respects and no material breach by Cleco Power of its covenants in the sale agreement shall exist, and no default by the servicer shall have occurred and be continuing under the servicing agreement, as certified by Cleco Power;

•
as of the issuance date, we must have sufficient funds available to pay the purchase price for the energy transition property to be conveyed, all conditions to the issuance of the energy transition bonds to purchase the energy transition property set forth in the indenture must have been satisfied or waived, and Cleco Power is not insolvent and will not have been made insolvent by the sale of the energy transition property and Cleco Power is not aware of any pending insolvency with respect to itself;

•
on or prior to the issuance date, Cleco Power must have taken all action required under the Securitization Act, the financing order and other applicable law for us to have ownership of the energy transition property, free and clear of all liens other than liens created by us pursuant to the indenture; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a first priority perfected security interest in the collateral securing the energy transition bonds and maintain such security interest as of the issuance date (including all actions required under the Securitization Act, the financing order and the Uniform Commercial Code);

•	Cleco Power must deliver to each rating agency and to us any opinion of counsel requested by the ratings agencies;
•	Cleco Power must deliver to the trustee and to us an officers’ certificate confirming the satisfaction of each of these conditions as relevant; and
•	we have received the purchase price in funds immediately available on the issuance date.
Cleco Power’s Representations and Warranties
In the sale agreement, Cleco Power will make representations and warranties to us, as of the issuance date, to the effect, among other things, that:
1.
subject to clause 9 below (assumptions used in calculating the energy transition charges as of the applicable issuance date), all written information, as amended or supplemented from time to time, provided by Cleco Power to us with respect to the energy transition property (including the financing order and the issuance advice letter) is correct in all material respects and does not omit any material facts required to be included therein and all historical data for the purpose of calculating the initial energy transition charges in the issuance advice letter and the assumptions used for such calculations are reasonable and such calculations were made in good faith;

2.
it is the intention of the parties to the sale agreement that, other than for specified tax purposes, the sale, transfer, assignment, setting over and conveyance of the energy transition property contemplated by the sale agreement constitutes a sale or other absolute transfer of all right, title and interest of Cleco Power in and to the energy transition property transferred to us; upon execution and delivery of the sale agreement and the related bill of sale and payment of the purchase price, Cleco Power will have no right, title or interest in, to or under the energy transition property; and that the energy transition property would not be a part of the estate of Cleco Power, as debtor, in the event of the filing of a bankruptcy petition by or against Cleco Power under any bankruptcy law; no portion of the energy transition property has been sold, transferred, assigned, pledged or otherwise conveyed by Cleco Power to any person other than us, and, to Cleco Power’s knowledge, no security arrangement, financing statement or equivalent security or lien instrument listing Cleco Power, as debtor, and all or a portion of the energy transition property, as collateral, is on file or of record in Louisiana, except such as may have been filed or recorded in favor of us or the trustee in connection with the basic documents;

3. a.	Cleco Power is the sole owner of the rights and interests under the financing order being sold to us on the issuance date,
b.
on the issuance date, immediately upon the sale under the sale agreement, the energy transition property will have been validly sold, assigned, transferred set over and conveyed to us free and clear of all liens (except for any lien created by us under the basic documents in favor of the energy transition bondholders and in accordance with the Securitization Act), and

c.
all actions or filings (including filings with the Louisiana UCC filing officer in accordance with the rules prescribed under the Securitization Act and the Uniform Commercial Code) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us under the basic documents in favor of the energy transition bondholders and in accordance with the Securitization Act) in the energy transition property and to grant to the trustee a first priority perfected security interest in the energy transition property, free and clear of all liens of Cleco Power or anyone else (except for any lien created by us under the basic documents in favor of the energy transition bondholders and in accordance with the Securitization Act) have been taken or made;

4.
the financing order has been issued by the Louisiana commission in accordance with the Securitization Act, the financing order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Louisiana and the federal laws of the United States, and the financing order is final, non-appealable and in full force and effect;

5.
as of the date of issuance of the energy transition bonds, the energy transition bonds will be entitled to the protections provided by the Securitization Act and the financing order, the issuance advice letter and the energy transition charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the Louisiana commission, except as permitted by Section 1273(C)(4) of the Securitization Act, and the issuance advice letter has been filed in accordance with the financing order. The issuance advice letter and the rate schedule have been filed in accordance with the financing order and an officer of Cleco Power has provided the certification to the Louisiana commission required by the issuance advice letter. The initial energy transition charges and the final terms of the energy transition bonds set forth in the issuance advice letter have become effective. No other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the energy transition property, except those that have been obtained or made;

6. a.
under the Securitization Act, the State of Louisiana and the Louisiana legislature have each pledged that it will not alter the provisions of the Securitization Act that authorize the Louisiana commission to create an irrevocable contract right by the issuance of a financing order, to create energy transition property and to make the energy transition charges imposed by a financing order irrevocable, binding and nonbypassable charges, take or permit any action that would impair the value of the energy transition property, take or permit any action that impairs or would impair the rights and remedies of the issuing entity, any other assignee, any bondholder or other financing parties, or the security for the energy transition bonds, or, except as permitted by §1273(C)(4) of the Securitization Act, reduce, alter or impair the related energy transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the energy transition bonds, have been paid and performed in full,

b.
under the laws of the State of Louisiana and the federal laws of the United States, a reviewing court of competent jurisdiction would hold that (x) the State of Louisiana and the Louisiana legislature could not constitutionally take any action of a legislative character, including the repeal or amendment of the Securitization Act, which would substantially limit, alter or impair the energy transition property or other rights vested in the energy transition bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the energy transition property, unless such action is a reasonable and necessary exercise of the State of Louisiana’s sovereign powers based on reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action, and that an evident and more moderate course would not serve the State of Louisiana’s purposes equally well, and, (y) under the takings clauses of the Louisiana and United States Constitutions, if the court concludes that the energy transition property is protected by the takings clauses, the State of Louisiana could not repeal or amend the Securitization Act or take any other action in contravention of its pledge referred to in subsection (a) above without paying just compensation to the energy transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the energy transition bondholders in the energy transition property and deprive the energy transition bondholders of their reasonable expectations arising from their investments in the energy transition bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the energy transition bonds, and
c.
under the laws of the State of Louisiana and the United States Constitution, a Louisiana state court reviewing an appeal of Louisiana commission action of a legislative character would conclude that the Louisiana commission pledge (i) creates a binding contractual obligation of the State of Louisiana for purposes of the contract clauses of the United States and Louisiana Constitutions, and (ii) provides a basis upon which the energy transition bondholders could challenge successfully any action of the Louisiana commission of a legislative character, including the rescission or amendment of the financing order, that such court determines violates the Louisiana commission pledge in a manner that substantially reduces, alters or impairs the value of the energy transition property or the energy transition charges, prior to the time that the energy transition bonds are paid in full and discharged, unless there is a judicial finding that the Louisiana commission action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority. There is no assurance, however, that even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the energy transition bonds;

7.
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Act, the financing order, issuance advice letter, the energy transition property or the energy transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order;

8.
under the laws of the State of Louisiana and the federal laws of the United States in effect on the issuance date, no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or governmental instrumentality is required in connection with the creation or transfer of Cleco Power’s rights and interests under the financing order and our purchase of the energy transition property from Cleco Power, except those that have been obtained or made;

9.
based on information available to Cleco Power on the issuance date, the assumptions used in calculating the energy transition charges in the issuance advice letter are reasonable and made in good faith; however, notwithstanding the foregoing, Cleco Power makes no representation or warranty, express or implied, that billed energy transition charges will be actually collected from customers, or that amounts actually collected arising from the energy transition charges will in fact be sufficient to meet the payment obligations on the energy transition bonds or that the assumptions used in calculating such energy transition charges will in fact be realized;

10. a.
upon the effectiveness of the financing order, the transfer of Cleco Power’s rights and interests under the financing order related to the energy transition bonds and our purchase of the energy transition property from Cleco Power pursuant to the sale agreement, the energy transition property will constitute a present contract right vested in us,

b.
upon the effectiveness of the financing order, the issuance advice letter and the rate schedules, the transfer of Cleco Power’s rights and interests under the financing order and our purchase of the energy transition property from Cleco Power pursuant to the sale agreement, the energy transition property will include:

(1)
the right to impose, bill, charge, collect and receive the energy transition charges, including the right to receive energy transition charges in amounts, and at all times, projected to be sufficient to pay scheduled principal of and interest on the energy transition bonds,

(2)
all rights and interest of Cleco Power under the financing order, except the rights of Cleco Power to earn and receive a rate of return on its invested capital in us, to receive administration and servicer fees and expenses, to withdraw funds from its restricted energy transition reserves funded by the proceeds from the sale of the energy transition property and to recover additional energy transition costs, to recover the carrying charge that Cleco Power shall recover for carrying costs on the regulatory assets comprising energy transition costs, or to use Cleco Power’s remaining portion of the purchase price,

(3)	the right to enforce the obligations of Cleco Power to collect and service the energy transition charges,
(4)	the rights to file for and obtain periodic adjustments of the energy transition charges as provided in the financing order, and
(5)	all revenues, collections, claims, rights to payment, payments, money, or proceeds arising from the rights and interests resulting from the energy transition charges.
For the avoidance of doubt, the energy transition property does not include Cleco Power’s rights under the basic documents.
c.
upon the effectiveness of the issuance advice letter and the rate schedules, the transfer of Cleco Power’s rights and interests under the financing order and our purchase of the energy transition property from Cleco Power on the issuance date pursuant to the sale agreement, the energy transition property will not be subject to any lien created by a previous indenture;

11.
Cleco Power is a limited liability company duly organized and in good standing under the laws of the State of Louisiana, with limited liability company power and authority to own its properties and conduct its business as currently owned or conducted;

12.
Cleco Power has the power and authority to obtain the financing order and to execute and deliver the sale agreement and to carry out its terms, to own the energy transition property under the financing order related to the energy transition bonds, and to sell and assign the energy transition property under the financing order to us, and the execution, delivery and performance of the sale agreement have been duly authorized by Cleco Power by all necessary limited liability company action;

13.
the sale agreement constitutes a legal, valid and binding obligation of Cleco Power, enforceable against Cleco Power in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditors’ rights and equitable principles;

14.
the consummation of the transactions contemplated by the sale agreement and the intercreditor agreement and the fulfillment of the terms of each thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or limited liability company operating agreement of Cleco Power, each as amended to the date of the sale agreement, or any indenture, mortgage, credit agreement or other agreement or instrument to which Cleco Power is a party or by which it or its properties is bound; (b) result in the creation or imposition of any lien upon any of Cleco Power’s properties pursuant to the terms of any such indenture or agreement or other instrument (except for any lien created by us under the basic documents in favor of the energy transition bondholders and in accordance with the Securitization Act) or (c) violate any existing law or any existing order, rule or regulation applicable to Cleco Power of any court or of any federal or state regulatory body, administrative agency or governmental instrumentality having jurisdiction over Cleco Power or its properties;

15.
except for continuation filings under the Uniform Commercial Code and the Securitization Act, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or governmental instrumentality is required under any applicable law, rule or regulation in connection with the execution and delivery by Cleco Power of the sale agreement or the intercreditor agreement, the performance by Cleco Power of the transactions contemplated by the sale agreement or the intercreditor agreement or the fulfillment by Cleco Power of the terms of the sale agreement or the intercreditor agreement, except those that have been obtained or made and those that Cleco Power, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement;

16.
there are no proceedings pending, and to Cleco Power’s knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or governmental instrumentality having jurisdiction over Cleco Power or its properties involving or relating to Cleco Power, its properties or us or, to Cleco Power’s knowledge, any other person:

a.	asserting the invalidity of the sale agreement, any of the other basic documents, the energy transition bonds, the issuance advice letter, the Securitization Act or the financing order,
b.	seeking to prevent the issuance of the energy transition bonds or the consummation of the transactions contemplated by the sale agreement or any of the other basic documents,
c.
seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by Cleco Power of its obligations under, or the validity or enforceability of, the sale agreement, any of the other basic documents, the energy transition bonds, the Securitization Act, the issuance advice letter or the financing order, or

d.	challenging Cleco Power’s treatment of the energy transition bonds as debt of Cleco Holdings for federal or state income, gross receipts or franchise tax purposes;
17.	after giving effect to the sale of the energy transition property under the sale agreement, Cleco Power:
a.	is solvent and expects to remain solvent,
b.	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,
c.	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,
d.	reasonably believes that it will be able to pay its debts as they become due, and
e.	is able to pay its debts as they become due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity;
18.
Cleco Power is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on Cleco Power’s business, operations, assets, revenues or properties);

19.
Apart from amending the Constitution of the State of Louisiana, the citizens of the State of Louisiana currently do not have the constitutional right to adopt or revise state laws by initiative or referendum; and

20.	Cleco Power is not aware of any judgment or tax lien filings against us or Cleco Power that would result in a lien on the energy transition property.
The representations and warranties made by Cleco Power survive the sale and transfer of the energy transition property to us and the pledge thereof on the issuance date to the trustee. Any change in the law occurring after the issuance date that renders any of the representations and warranties untrue does not constitute a breach under the sale agreement.

Cleco Power makes no representation or warranty, express or implied, as to the solvency of any customer on any issuance date or as to the future solvency of any customer. Further, we waive any right to rescind the sale agreement or any conveyance pursuant to the sale agreement in case of insolvency of any customer, regardless of any actual or implied knowledge by Cleco Power at any time of the insolvency of any customer. Additionally, we agree that the sale agreement is not subject to a suspensive condition under Louisiana Civil Code Article 2450, notwithstanding that the imposition and collection of energy transition charges depends upon future acts such as the servicer performing its servicing functions relating to the collection of energy transition charges, the future provision of electric service to customers, and the future consumption by customers of electricity.
Cleco Power’s Covenants
In the sale agreement, Cleco Power will make the following covenants:
1.
subject to its rights to assign its rights and obligations under the sale agreement, so long as any of the energy transition bonds are outstanding, Cleco Power will (i) keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which Cleco Power is a party necessary to the proper administration of the sale agreement and the transactions contemplated by the sale agreement and (ii) continue to operate its system to provide transmission and distribution delivery service to its Louisiana commission-jurisdictional customers; and, to the extent that any interest in the energy transition property is assigned, sold or transferred to another assignee, Cleco Power shall enter into an agreement with that assignee that requires Cleco Power to continue to operate its transmission and distribution delivery system to provide service to Cleco Power’s Louisiana commission-jurisdictional customers; and further (in each case) Cleco Power will undertake to collect, account and remit amounts in respect of the energy transition charges for the benefit and account of such assignee; provided, however, that this provision shall not prohibit Cleco Power from selling, assigning, or otherwise divesting its transmission system or distribution system (or any portions thereof) providing service to Cleco Power’s Louisiana commission-jurisdictional customers, by any method whatsoever, including those specified in the financing order pursuant to which an entity becomes a successor, so long as the entities acquiring either such system or portion thereof agree to continue operating such facilities to provide service to Louisiana commission-jurisdictional customers;

2.
except for the conveyances under the sale agreement or any lien under the basic documents pursuant to Section 1276 of the Securitization Act for our benefit, the energy transition bondholders and the trustee, Cleco Power may not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the energy transition property, whether then existing or thereafter created, or any interest therein. Cleco Power may not at any time assert any lien against or with respect to the energy transition property, and Cleco Power shall defend the right, title and interest of us and of the trustee, as our assignee, in, to and under the energy transition property against all claims of third parties claiming through or under Cleco Power;

3.	in the event that Cleco Power:
a.
receives collections in respect of the energy transition charges or the proceeds thereof other than in its capacity as the servicer, Cleco Power agrees to pay to the servicer, on our behalf, all payments received by it in respect thereof as soon as practicable after receipt thereof; prior to such remittance to Cleco Power by us, we agree that such amounts are held by it in trust for us and the trustee;

b.
(i) becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables or (ii) sells additional energy transition property or similar property created by a Louisiana commission order in connection with an offering of energy transition bonds or similar securitization bonds, Cleco Power and the other parties to such arrangement shall enter into an intercreditor arrangement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement, energy transition bonds or other similar securitization bonds shall expressly exclude the energy transition charges from any receivables property or other assets pledged or sold under such arrangement; and

c.
receives any payment under the terms and provisions of the intercreditor agreement in respect of the energy transition charges or the proceeds thereof other than in its capacity as the servicer, Cleco Power shall pay the servicer all payments received by Cleco Power in respect thereof, in accordance with the intercreditor agreement, as soon as practicable after receipt thereof by Cleco Power;

4.
Cleco Power will notify us and the trustee promptly after becoming aware of any lien on any of the energy transition property, other than the conveyance under the sale agreement, any lien created in favor of the energy transition bondholders or any lien created by us under the indenture;

5.
Cleco Power agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any court or federal or state regulatory body, administrative agency or governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the energy transition property or under the basic documents or Cleco Power’s performance of its obligations under the sale agreement or under any of the other basic documents;

6.	so long as any of the energy transition bonds are outstanding, Cleco Power:
a.	will treat the energy transition bonds as our debt and not debt of Cleco Power, except for financial reporting, federal or state regulatory or tax purposes;
b.
will disclose in its financial statements that it is not the owner of the energy transition property and that our assets are not available to pay creditors of Cleco Power or its affiliates (other than us);

c.	will not own or purchase any of the energy transition bonds; and
d.	will disclose the effects of all transactions between us and Cleco Power in accordance with generally accepted accounting principles;
7.	so long as any of the energy transition bonds are outstanding:
a.
in all proceedings relating directly or indirectly to the energy transition property, Cleco Power will affirmatively certify and confirm that it has sold all of its rights and interests in and to the energy transition property to us (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the energy transition property that is inconsistent with our ownership (other than for financial reporting or tax purposes),

b.
Cleco Power will not take any action in respect of the energy transition property except solely in its capacity as servicer thereof pursuant to the servicing agreement or as contemplated by the basic documents, including the intercreditor agreement, and

c.
neither we nor Cleco Power will take any action, file any tax return, or make any election inconsistent with the treatment of us, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from Cleco Power (or, if relevant, from another sole owner of us), and

d.
Cleco Power will not sell additional energy transition property or other similar property created by a Louisiana commission order in connection with the issuance of energy transition bonds or similar securitization bonds unless the rating agency condition is satisfied and it has entered into an intercreditor arrangement or an amendment to the intercreditor agreement in connection therewith;

8.
Cleco Power agrees that, upon the sale by Cleco Power of all of its rights and interests related to the energy transition property to us pursuant to the sale agreement to the fullest extent permitted by law, including applicable Louisiana commission regulations and the Securitization Act, we shall have all of the rights originally held by Cleco Power with respect to the energy transition property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the energy transition property, notwithstanding any objection or direction to the contrary by Cleco Power (and Cleco Power agrees not to make any such objection or to take any such contrary action) and any payment to the servicer by any person responsible for remitting energy transition charges to the servicer under the terms of the financing order or the Securitization Act or the rate schedules shall discharge such person’s obligations in respect of the energy transition property to the extent of such payment, notwithstanding any objection or direction to the contrary by Cleco Power;
9.
Cleco Power will execute and file such filings, and cause to be executed and filed such filings in such manner and in such places as may be required by law fully to preserve, maintain and protect our and the trustee’s interests in the energy transition property, including all filings required under the Securitization Act and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests under the financing order by Cleco Power to us and the pledge of the energy transition property by us to the trustee. Cleco Power will deliver (or cause to be delivered) to us and the trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing;

10.
Cleco Power will institute any action or proceeding reasonably necessary to compel performance by the Louisiana commission or the State of Louisiana of any of their obligations or duties under the Securitization Act, the financing order or the issuance advice letter relating to the transfer of the rights and interests under the financing order by Cleco Power to us, and shall notify the trustee of the institution of any such action. Cleco Power agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

a.
to protect us and the energy transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of Cleco Power described above under the caption “—Cleco Power’s Representations and Warranties”; or

b.
so long as Cleco Power is also the servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act, the financing order, the issuance advice letter or the rights of energy transition bondholders by legislative enactment (including any action of the Louisiana commission of a legislative character) or constitutional amendment that would be materially adverse to us, the trustee or the energy transition bondholders. The costs of any such actions or proceedings would be reimbursed by us to Cleco Power from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. Cleco Power’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed;

11.
so long as any of the energy transition bonds are outstanding, Cleco Power will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the energy transition property; provided that no such tax need be paid if Cleco Power or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Cleco Power or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles;

12.	Cleco Power will comply with all filing requirements imposed upon it in its capacity as seller of the energy transition property under the financing order, including making any post-closing filings;
13.
even if the sale agreement or the indenture providing for the energy transition bonds is terminated, Cleco Power will not, prior to the date that is one year and one day after the termination of the indenture, acquiesce, petition or otherwise invoke or cause the process of any court or federal or state regulatory body, administrative agency or governmental instrumentality for the purpose of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ours, or any substantial part of the property of ours or ordering the dissolution, winding up or liquidation of our affairs. We will also agree in the sale agreement not to petition or otherwise induce or cause Cleco Power to invoke such a process for the same period of time;

14.	Cleco Power agrees not to withdraw the filing of the issuance advice letter with the Louisiana commission;
15.	Cleco Power agrees to make all reasonable efforts to keep each rate schedule in full force and effect at all times;
16.
Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of Cleco Power’s representations, warranties or covenants contained in the sale agreement, Cleco Power shall promptly notify us, the trustee and the rating agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the energy transition bonds will be deemed to be a material breach;

17.	Cleco Power shall use the proceeds from the sale of the energy transition property in accordance with the applicable provisions of the financing order; and
18.
Upon the reasonable request of us, Cleco Power shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of the sale agreement.

Cleco Power’s Obligation to Indemnify Us and the Trustee and to Take Legal Action
Under the sale agreement, Cleco Power is obligated to indemnify us and the trustee, for itself and on behalf of the energy transition bondholders and related parties specified therein, against:
1.
any and all taxes, other than any taxes imposed on the energy transition bondholders solely as a result of their ownership of the energy transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the issuance date as a result of the sale and assignment of Cleco Power’s rights and interests under the financing order by Cleco Power to us, the acquisition or holding of the energy transition property by us or the issuance and sale by us of the energy transition bonds, including any sales, gross receipts, tangible personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any energy transition bond, in the event and to the extent such taxes are not recoverable as financing costs, it being understood that the energy transition bondholders will be entitled to enforce their rights against Cleco Power solely through a cause of action brought for their benefit by the trustee in accordance with the terms of the indenture; and

2.
any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, which may include, without limitation, an amount equal to principal and interest on the energy transition bonds as a measure of Cleco Power’s indemnification obligations, together with any reasonable costs and expenses incurred by that person, in each case as a result of Cleco Power’s breach of any of its representations, warranties or covenants contained in the sale agreement.

However, Cleco Power is not required to indemnify the trustee or related parties against any liability, obligation, claim, action, suit or payment incurred by them through their own willful misconduct, negligence or bad faith. Cleco Power is not required to indemnify a party for any amount paid or payable by such party in the settlement of any action, proceeding or investigation without the prior written consent of Cleco Power which consent shall not be unreasonably withheld.
These indemnification obligations will rank equally in right of payment with other general unsecured obligations of Cleco Power. The indemnities described above will survive the resignation or removal of the trustee and the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses). The representations and warranties described above under the caption “—Cleco Power’s Representations and Warranties” are made under existing law as in effect as of the date of issuance of the energy transition bonds. Cleco Power will not indemnify any party for any changes of law after the issuance of the energy transition bonds or for any liability resulting solely from a downgrade in the ratings on the energy transition bonds.
Cleco Power’s Limited Obligation to Undertake Legal Action. As described in clause 10 above under “—Cleco Power’s Covenants,” the sale agreement will require Cleco Power to institute any action or proceeding reasonably necessary to compel performance by the Louisiana commission or the State of Louisiana of any of their obligations or duties under the Securitization Act, the financing order or the issuance advice letter with respect to the energy transition property. Except for the foregoing and subject to Cleco Power’s further covenant to fully preserve, maintain and protect our interests in the energy transition property, Cleco Power will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.
Successors to Cleco Power
The sale agreement will provide that any person which succeeds by merger, conversion, consolidation, sale or other similar transaction to all or substantially all of the electric transmission and distribution business of Cleco Power (or, if the transmission and distribution business is split, any person which the Louisiana commission designates in connection with an order relating to such split) will be the successor to Cleco Power with respect to Cleco Power’s ongoing obligations under the sale agreement without the execution or filing of any document or any further act by any of the parties to the sale agreement. The sale agreement will further require that:
•
immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached in any material respect, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and
•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.
Amendment
The sale agreement may be amended in writing by the parties thereto, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing financing costs, the consent or deemed consent of the Louisiana commission.

THE SERVICING AGREEMENT
The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer will undertake to service the energy transition property. We have filed the form of the servicing agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read such document in its entirety.
Servicing Procedures
General. The servicer, as our agent, will manage, service, administer and make collections in respect of the energy transition property. The servicer’s duties will include:
•	calculating and billing the energy transition charges,
•	obtaining meter reads,
•	accounting for energy transition charges,
•	investigating and handling delinquencies (and furnishing required reports with respect to such delinquencies to us),
•	processing and depositing collections, making periodic remittances to the trustee,
•	furnishing periodic and current reports to us, the trustee, the Louisiana commission and the rating agencies,
•	monitoring customer payments of energy transition charges,
•
notifying each customer of any defaults in its payment obligations and other obligations (including its credit standards), and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others,

•
collecting payments of energy transition charges and payments with respect to the energy transition property from all persons or entities responsible for paying energy transition charges and other payments with respect to energy transition property to the servicer under the financing order, the Securitization Act, the Louisiana commission regulations or applicable rate schedules and remitting these collections to the trustee,

•
responding to inquiries from customers, the Louisiana commission or any federal, local or other state governmental authority with respect to the energy transition property and the energy transition charges,

•
making all required filings with the Louisiana commission and taking all other actions as may be necessary to perfect our ownership interests in and the trustee’s first priority lien on the energy transition property and other portions of the collateral, and making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the trustee’s lien on the collateral,

•
providing certified calculations and other information reasonably requested by agents appointed by the servicer to enable those agents to perform collection services, if any, properly under the intercreditor agreement and monitoring the collections of the agents, if applicable, for compliance with the intercreditor agreement,

•	selling, as our agent, defaulted or written-off accounts in accordance with the servicer’s usual and customary practices,
•
taking action in connection with true-up adjustments to the energy transition charges and allocation of the charges among various classes of customers as described below and pursuant to the financing order, and

•	any other duties specified for a servicer under the financing order.
Please read “Cleco Power’s Financing Order.” The servicer is required to immediately notify us, the trustee and the rating agencies in writing when it becomes aware of any laws, orders, directions or Louisiana commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In the servicing agreement, the servicer will agree, among other things, that, in servicing the energy transition property, except where the failure to comply with any of the following would not materially and adversely affect our or the trustee’s respective interests in the energy transition property:
•
it will manage, service, administer and make collections in respect of the energy transition property with reasonable care and in material compliance with applicable laws and regulations, including all applicable Louisiana commission regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account,

•
it will follow standards, policies and practices in performing its duties as servicer that are customary in the electric transmission and distribution industry or that the Louisiana commission has mandated and that are consistent with the terms and provisions of the financing order, rate schedules and existing law,

•	it will use all reasonable efforts, consistent with the policies and practices, to enforce and maintain the trustee’s and our rights in respect of the energy transition property,
•
it will calculate the energy transition charges and the allocation of energy transition charges among customer classes in compliance with the Securitization Act, the financing order, any Louisiana commission order related to energy transition charge allocation and any applicable rate schedules,

•	it will use all reasonable efforts consistent with the policies and practices, to collect all amounts owed in respect of the energy transition property as they become due,
•
as required by the intercreditor agreement, it will provide all reports to the parties to the intercreditor agreement as are necessary to effect collection, allocation and remittance of payments in respect of energy transition charges and other collected funds in accordance with the servicing agreement and the intercreditor agreement;

•
it will make all filings required under the applicable Uniform Commercial Code or the Securitization Act to maintain the perfected security interest of the trustee in the collateral and use all reasonable efforts to otherwise enforce and maintain the trustee’s rights in respect of the energy transition property and the collateral,

•	it will petition the Louisiana commission for adjustments to the energy transition charges that the servicer determines to be necessary in accordance with the financing order, and
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it will keep on file, in accordance with customary procedures, all documents pertaining to the energy transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the energy transition property.

The duties of the servicer set forth in the servicing agreement are qualified by any Louisiana commission regulations or orders in effect at the time those duties are to be performed.
Servicer Obligation to Undertake Legal Action. The servicer is required, subject to applicable law, on our behalf to institute and maintain any action or proceeding reasonably necessary to compel performance by the Louisiana commission or the State of Louisiana of any of their respective obligations or duties under the Securitization Act or the financing order, as the case may be, with respect to the energy transition charge adjustments. The costs of any such actions or proceedings would be reimbursed by us to the servicer from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. The servicer’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed.
Remittances to the Trustee. The servicer will remit energy transition charges to the trustee each servicer business day (as defined in the servicing agreement), but in no event later than two servicer business days following such date, based on estimated daily collections using the days sales outstanding on retail bills and prior year write-off experience as provided in the servicing agreement.

Energy Transition Charge Adjustment Process
Semi-Annual True-Ups. Among other things, the servicing agreement will require the servicer to file true-up adjustment requests at least semi-annually to correct, over a period of up to 12 months covering the next two succeeding payment dates, any under-collections or over-collections during the prior payment period and to ensure the projected recovery of amounts sufficient to provide timely payment of principal and interest on the energy transition bonds and all other financing costs (including any necessary replenishment of the capital subaccount) during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next bond payment date). For more information on the true-up process, please read “Cleco Power’s Financing Order—True-Ups.” These adjustment requests are to be based on actual collected energy transition charges and updated assumptions by the servicer as to projected future usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the energy transition property and the energy transition bonds. The servicer agrees to calculate these adjustments to:
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correct, over a period of up to 12 months covering the next two succeeding payment dates as provided in the financing order, any under-collections or over-collections, for any reason, during the prior payment period (which after the first payment period will be the preceding six months); and

•
to ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the energy transition bonds and all other financing costs during the subsequent 12-month period (or, in the case of certain quarterly true-up adjustments, the period ending on the next energy transition bond payment date), consistent with the methodology described in the financing order.

The servicer will agree to file adjustment requests on each calculation date for us as specified in the servicing agreement. In accordance with the financing order, the Louisiana commission staff has 15 days to approve the adjustments. Any adjustment to the allocation of energy transition charges must be filed with the Louisiana commission at least 15 days before the date the proposed adjustment will become effective. The adjustments to the energy transition charges are expected to occur on each adjustment date. Adjustments to the energy transition charges will cease with respect to the energy transition bonds on the final adjustment date.
Interim True-Ups. The servicer may also make interim true-up adjustments more frequently at any time during the term of the energy transition bonds: (i) if the servicer forecasts that energy transition charge collections will be insufficient to make on a timely basis all scheduled payments of interest and other financing costs in respect of the energy transition bonds during the current or next succeeding payment period or bring all principal payments on schedule over the next two succeeding payment dates and/or (ii) to replenish any draws upon the capital subaccount. Any interim true-up adjustment shall take into account the periodic payment requirement for the next succeeding 12 months.
To the extent any energy transition bonds remain outstanding after the scheduled final payment date of the Tranche A-2 energy transition bonds, mandatory true-up adjustments shall be made quarterly until all energy transition bonds and associated financing costs are paid in full.
In addition to the semi-annual true-up adjustment, the servicer shall file for a non-standard true-up adjustment (under such procedures as shall be proposed by the servicer and approved by the Louisiana commission at the time) that it deems necessary or appropriate to address any material deviations between energy transition charge collections and the periodic revenue requirement. No such change shall cause any of the then-current credit ratings of the energy transition bonds to be suspended, withdrawn or downgraded.
Remittances to Collection Account
The servicer will remit estimated collection payments on the energy transition charges to the trustee for deposit in the collection account each servicer business day (as defined in the servicing agreement), but in no event later than two servicer business days following such date. For a description of the allocation of the deposits, please read “Description of the Energy Transition Bonds—How Funds in the Collection Account will be Allocated.” Until energy transition charge collections are remitted to the collection account, the servicer will not be required to segregate them from its general funds. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer.”
The servicer will remit to the trustee energy transition charge collections based on its estimated daily collections using the prior year write-off experience and the days sales outstanding of retail bills. Prior to, or concurrently with each such remittance to the general subaccount of the collection account, the servicer shall provide written notice to the trustee and, upon request, to us of such remittance. The servicer shall also, promptly upon receipt, remit to the collection account any other proceeds of the trust estate that it may receive from time to time. In the servicing agreement, the servicer will agree and acknowledge that it holds all energy transition charge payments collected by it or any other proceeds for the trust estate received by it for the benefit of the trustee and the energy transition bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction; provided, however, that nothing shall prohibit the Return on Invested Capital to be paid to Cleco Power in accordance with the priority of payments set forth in “Description of the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated.” The servicer shall not make any claim to reduce its obligation to remit all energy transition charge payments collected by it in accordance with the servicing agreement. Unless otherwise directed to do so by us, the servicer shall be responsible for selecting eligible investments in which the funds in the collection account shall be invested pursuant to the indenture.
No less often than annually, the servicer will reconcile remittances of estimated payments arising from energy transition charges with actual energy transition charge payments received by the servicer to more accurately reflect the amount of billed energy transition charges that should have been remitted, based on the amounts actually received. So long as the servicer faithfully makes all daily remittances based on the average days sales outstanding of retail bills, as provided for in the servicing agreement, no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.
Although the servicer will remit estimated payments arising from the energy transition charge to the trustee, the servicer is not obligated to make any payments on the energy transition bonds. In the case of any shortfall, Cleco Power will, first, allocate that shortfall ratably based on the amount owed to Cleco Power or other parties (including those amounts associated with the energy transition bonds and similar securitization charges) and the amount owed for other fees and charges, other than late charges, and second, late fees and charges may be allocated to Cleco Power. The portion owed in respect of energy transition charges may be further allocated ratably between us, as issuing entity of the energy transition bonds, and other affiliates of Cleco Power who have issued energy transition bonds under the securitization provisions of the Securitization Act, as such bonds may be issued in the future.
In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to track actual energy transition charge payments and/or otherwise monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to amend actual remittance procedures for the estimated remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the energy transition bondholders. The servicer must also give notice to us, the trustee and the rating agencies of any such computer system changes no later than 60 servicer business days after the date on which all customer accounts are billed on the new system.
Servicer Compensation
The servicer will be entitled to receive an aggregate annual servicing fee for all of the energy transition bonds outstanding in an amount equal to:
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0.05% of the initial principal amount of the energy transition bonds, for so long as the servicer remains Cleco Power or any of its permitted successors or assigns or an affiliate, prorated based on the fraction of a calendar year during which the servicer provides any of the services set forth in the servicing agreement, or

•
an amount agreed upon by the successor servicer and the trustee, but, unless the Louisiana commission consents, not more than 0.60% of the initial principal amount of the energy transition bonds if Cleco Power, any permitted successor or assign or an affiliate is not the servicer, prorated based on the fraction of a calendar year during which the successor servicer provides any of the services set forth in the servicing agreement.

The servicing fee for the energy transition bonds, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under “Description of the Energy Transition Bonds—How Funds in the Collection Account Will Be Allocated.” The servicing fee for the energy transition bonds will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the energy transition bonds. As long as Cleco Power is the servicer, the Louisiana commission may adjust Cleco Power’s rates to take into account the extent, if any, by which its servicing fees exceed its actual incremental costs in servicing the energy transition bonds.
Cleco Power’s Representations and Warranties as Servicer
In the servicing agreement, the servicer will represent and warrant to us and the Louisiana commission (for the benefit of customers), as of the issuance date of the energy transition bonds or as of such other dates as expressly provided below, among other things, that:
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the servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, with the limited liability company power and authority to own its properties, to conduct its business as such business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement and has the requisite power, authority and legal right to service the energy transition property and to hold the energy transition property records as custodian,

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the servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which it is required to do so (except where such failure would not be reasonably likely to have a material adverse effect on its business, operations, assets, revenues or properties or adversely affect the servicing of the energy transition property),

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the servicer’s execution, delivery and performance of the servicing agreement and the intercreditor agreement have been duly authorized by the servicer by all necessary limited liability company or corporate, as the case may be, action,

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the servicing agreement and the intercreditor agreement each constitute a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with their terms, subject to customary exceptions relating to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other laws relating to or affecting creditors’ rights generally and equitable principles (regardless of whether considered in a proceeding in equity or at law),

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the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement (to the extent applicable to the servicer’s responsibilities thereunder) and the fulfillment of the terms of each will not conflict with, or result in any breach of, the terms and provisions of nor constitute a material default under the servicer’s limited liability company operating agreement or articles of organization, or any material indenture as the case may be, or any material agreement to which the servicer is a party or by which it or any of its property is bound or result in the creation or imposition of any lien upon the servicer’s properties (other than any lien that may be granted under the basic documents pursuant to Section 1276 of the Securitization Act) or violate any existing law or any existing order, rule or regulation applicable to the servicer,

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except for the issuance advice letter and filings with the Louisiana commission for adjusting the amount and allocation of the energy transition charges and filings under the Uniform Commercial Code and under the Securitization Act, and except those that have previously been obtained or made, no approval, authorization, consent, order or other action of, or filing with, any governmental authority is required under an applicable law, rule or regulation in connection with the execution and delivery by the servicer of the servicing agreement or the intercreditor agreement, the performance by the servicer of the transactions contemplated under the servicing agreement or the intercreditor agreement or the fulfillment by the servicer of the terms of the servicing agreement or the intercreditor agreement,

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there are no proceedings pending or, to the servicer’s knowledge, there are no proceedings threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties, asserting the invalidity of the servicing agreement or any other underlying agreement, seeking to prevent the issuance of energy transition bonds or the consummation of any of the transactions contemplated by the servicing agreement or any other underlying agreement, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement, relating to the servicer and that might materially and adversely affect the U.S. federal or state income, gross receipts or franchise tax attributes of the energy transition bonds, or seeking to prevent the issuance of the energy transition bonds or the consummation of any of the transactions contemplated by the servicing agreement or any other underlying agreement, and
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each report and certificate delivered in connection with any filing made with the Louisiana commission by the servicer on our behalf with respect to the energy transition charges, periodic adjustments or allocation of energy transition charges among customer classes will be true and correct in all material respects, and to the extent that such report or certification is based upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report or certificate is delivered.

The servicer is not responsible for any action, decision, ruling or other determination made or not made, or any delay (other than a delay resulting from the servicer’s failure to make any filings with the Louisiana commission required by the servicing agreement in a timely and correct manner or any breach by the servicer of its duties under the servicing agreement that materially and adversely affects the energy transition property or the true-up adjustments), by the Louisiana commission in any way related to the energy transition property or in connection with any true-up, the subject of any such filings, any proposed true-up or the approval of any revised energy transition charge or any schedules adjustments thereto. The servicer also is not liable for the calculation of the energy transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner, nor shall the servicer have any liability whatsoever as a result of any person or entity, including the energy transition bondholders, not receiving any payment, amount or return anticipated or expected in respect of any energy transition bond generally.
The Servicer Will Indemnify Us, Other Entities and the Louisiana Commission in Limited Circumstances
Under the servicing agreement, the servicer will agree to indemnify, defend and hold harmless us, the trustee, for itself and on behalf of the energy transition bondholder, and related parties specified in the servicing agreement, including our managers, against any reasonable costs, reasonable expenses, obligations, payments, claims, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:
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the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement, or reckless disregard of its obligations and duties under the servicing agreement or the intercreditor agreement,

•	the servicer’s material breach of any of its representations or warranties under the servicing agreement or the intercreditor agreement that result in a servicer default, and
•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).
The servicer will not be liable to any such party, however, for any reasonable costs, reasonable expenses, obligations, payments, claims, losses, damages and liabilities of any kind whatsoever, resulting from the bad faith, willful misconduct or negligence of the party seeking indemnification or resulting from a breach of a representation or warranty made by such party to the servicer in any basic document that gives rise to the servicer’s breach.
In addition, the servicer will agree to indemnify and hold harmless the Louisiana commission (for the benefit of customers), us, the trustee, for itself and on behalf of the energy transition bondholders, and related parties specified in the servicing agreement, including our managers, in connection with any increase in servicing fees as described under “—Servicer Compensation” if that increase is the result of a servicer default arising out of the servicer’s misconduct, negligence in performance of duties or termination for cause of Cleco Power or an affiliate servicer in performance of its duties or observance of its covenants under the servicing agreement. Any such indemnity payments (on behalf of customers) will be remitted to the trustee promptly for deposit in the collection account. The servicer’s obligation to indemnify the Louisiana commission (on behalf of customers) will survive the termination of the servicing agreement.

The servicer will release us, our managers and the trustee from any and all claims whatsoever relating to the energy transition property or the servicer’s servicing activities with respect thereto, other than any actions, claims, and demands arising from bad faith, willful misconduct or negligence of the parties.
The Louisiana commission will enforce the servicer’s obligations imposed by the financing order, the Louisiana commission’s applicable substantive rules, and applicable statutory provisions.
The Servicer Will Provide Statements to Us and the Trustee
Not later than five servicer business days prior to each payment date or special payment date, the servicer will deliver a written report to us, the trustee and the rating agencies, which shall include all of the following information, to the extent applicable and including any other information as so specified in the series supplement, as to the energy transition bonds with respect to such payment date or special payment date or the period since the previous payment date, as applicable:
•	the energy transition bond balance and the projected energy transition bond balance as of the immediately preceding payment date,
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the amounts available on deposit in the collection account as of the cutoff date, the actual remittances since the cutoff date and the total amounts available to the trustee for payment of the energy transition bonds and ongoing financing costs,

•	allocation of available amounts that are allocable to payment of principal and interest on the energy transition bonds,
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the outstanding amount of the energy transition bonds prior to, and after giving effect to the payment on the payment date and the difference, if any, between the outstanding amount specified in the expected amortization schedule and the outstanding amount of the energy transition bonds after giving effect to the payment on such payment date,

•	all other transfers to be made on the payment date, including amounts to be paid to the trustee and to the servicer, and
•	estimated amounts on deposit in the capital subaccount and the excess funds subaccount before and after giving effect to the foregoing payments.
The Servicer Will Provide Assessments Concerning Compliance with the Servicing Agreement
The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2026 or, if earlier, on the date on which Cleco Power’s annual report on Form 10-K is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB of the SEC, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the energy transition bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.
The servicing agreement will provide that a registered independent public accounting firm will furnish to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2026, or, if earlier, on the date on which our annual report on Form 10-K is required to be filed, a statement as to compliance by the servicer during the preceding twelve months ended December 31, or the relevant portion thereof, with procedures relating to the servicing of energy transition property. This report, which is referred to in this prospectus as the “annual accountant’s report,” will state that the accounting firm has performed certain procedures, agreed between the servicer and such accountants, in connection with the servicer’s compliance with its obligations under the sale agreement during the preceding calendar year, identifying the results of the procedures and including any exceptions to the procedures relating to the servicing of the energy transition property. The annual accountant’s report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and of the Rules of the Public Company Accounting Oversight Board. The servicing agreement also will provide for delivery to us, the rating agencies and the trustee, on or before March 31 of each year, beginning March 31, 2026, a certificate signed by an officer of the servicer. This certificate will state that to the best of such officer’s knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, stating that there has been a default and describing each default. The servicer has agreed to give us, each rating agency and the trustee written notice of any servicer default under the servicing agreement.
Matters Regarding Cleco Power as the Servicer
The servicing agreement will provide that Cleco Power may not resign from the obligations and duties imposed on it as servicer unless Cleco Power delivers an opinion of independent legal counsel that the performance of its duties under the servicing agreement shall no longer be permissible under applicable law. Written notice of any such determination will be communicated to us, the trustee, the Louisiana commission and each rating agency at the earliest practicable time and shall be evidenced by an opinion of counsel. A resignation by Cleco Power as servicer will not become effective until a successor servicer has assumed the servicing obligations and duties of Cleco Power under the servicing agreement.
Except as expressly provided in the servicing agreement, neither the servicer, nor any of its managers, officers, employees or agents will be liable to us, our managers, the bondholders, the trustee, you or any other person for any action taken or for refraining from taking any action pursuant to the servicing agreement or for good faith errors in judgment. However, the servicer, its managers, directors, officers, employees, and agents will be liable to the extent this liability is imposed by reason of their willful misconduct, bad faith or gross negligence in the performance of their duties. The servicer and any of its managers, officers, employees or agents may rely in good faith on the advice of counsel or on any document, prima facie properly executed and submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement.
Under the servicing agreement, any person:
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into which the servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, any person which the Louisiana commission designates in connection with an order relating to such split),

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which results from the division of the servicer into two or more persons and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, any person which the Louisiana commission designates in connection with an order relating to such split),

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which may result from any merger, conversion or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, any person which the Louisiana commission designates in connection with an order relating to such split),

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which may purchase or otherwise succeed to the properties and assets of the servicer either substantially, or as a whole, and which purchases or otherwise succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, any person which the Louisiana commission designates in connection with an order relating to such split), or

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which may otherwise purchase or succeed to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, any person which the Louisiana commission designates in connection with an order relating to such split), will be the successor of the servicer under the servicing agreement.

The servicing agreement will further require that:
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immediately after giving effect to any transaction referred to above, the representations and warranties made by the servicer in the servicing agreement will be true and correct and no servicer default, and no event which, after notice of, lapse of time or both, would become a servicer default, will have occurred and be continuing,

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement,

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officers’ certificates and opinions of counsel will have been delivered to us, the Louisiana commission, the rating agencies and the trustee stating that the transaction referred to above complies with the servicing agreement and all conditions to transfer under the servicing agreement,

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the servicer shall have delivered to us, the Louisiana commission, the rating agencies and the trustee an opinion of counsel either (i) stating that, in the opinion of such counsel, all filings to be made by the servicer, including filings with the Louisiana UCC filing officer pursuant to the Securitization Act and the Uniform Commercial Code, that are necessary fully to preserve and protect the interests of each of us and the Trustee in the energy transition property have been executed and filed and are in full force and effect, and reciting the details of such filings or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests,

•	prior written notice will have been received by the rating agencies and, if such person is not an affiliate of Cleco Power, the rating agency condition shall be satisfied, and
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the servicer has delivered to us, the Louisiana commission, the trustee and the rating agencies a no material adverse U.S. federal income tax change opinion of independent tax counsel regarding such transfer.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement. The servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations under the servicing agreement. However, unless the appointed person is an affiliate of Cleco Power, the appointment must satisfy the rating agency condition. In all cases where an agent is appointed, the servicer will remain obligated and liable under the servicing agreement.
Events Constituting a Default by the Servicer
Servicer defaults under the servicing agreement will include, among other things:
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any failure by the servicer to remit to the collection account, on our behalf, any remittance required to be remitted pursuant to the servicing agreement that continues unremedied for five servicer business days after written notice is received by the servicer and the Louisiana commission by us or from the trustee,

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any failure by the servicer to duly observe or perform, in any material respect, any other covenant or agreement of the servicer set forth in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the energy transition property or the timely collection of the energy transition charges or the rights of the energy transition bondholders and which continues unremedied for a period of 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be,

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any failure by the servicer to duly perform its obligations to make energy transition charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five servicer business days,

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any representation or warranty made by the servicer in the servicing agreement or any other basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on us or the energy transition bondholders and which material adverse effect continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be, or

•	certain events of bankruptcy, insolvency or liquidation of the servicer.
The Trustee’s Rights if the Servicer Defaults
In the event a servicer default under the servicing agreement remains unremedied, the trustee, upon the instruction of the holders of not less than a majority of the outstanding principal amount of the energy transition bonds, shall, by written notice to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed, and the trustee shall comply with the provisions of the intercreditor agreement. Under the servicing agreement, the servicer’s indemnity obligations to us, the trustee and the independent manager will survive its replacement as servicer. After the termination of the responsibilities and rights of the predecessor servicer as described above, the trustee will appoint a successor servicer who will succeed to all the rights and duties of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The predecessor servicer shall, on an ongoing basis, cooperate with us and successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations hereunder.
In addition, when a servicer defaults, the bondholders of the energy transition bonds (subject to the provisions of the indenture) and the trustee shall be entitled to (i) apply to the 19th Judicial District Court for the Parish of East Baton Rouge, Louisiana for sequestration and payment of revenues arising from the applicable energy transition property, (ii) foreclose on or otherwise enforce the lien on and security interests in, energy transition property and (iii) apply to the Louisiana commission for an order that amounts arising from the energy transition charges be transferred to a separate account for the benefit of the energy transition bondholders, in accordance with the Securitization Act. Upon a servicer default based upon the commencement of a case by or against the servicer under the bankruptcy or insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment.” The trustee may appoint, or petition the Louisiana commission or a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the rating agencies rating the energy transition bonds; provided that such successor servicer enters into the intercreditor agreement as a replacement servicer (as defined in the intercreditor agreement).
Waiver of Past Defaults
The trustee, with the written consent of holders of energy transition bonds evidencing not less than a majority in principal amount of the then outstanding energy transition bonds, may waive in writing in whole or in part any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the energy transition bondholders’ rights relating to subsequent defaults.
The Replacement of Cleco Power as Servicer with a Successor Servicer
Upon the event of default by the servicer under the servicing agreement relating to the servicer’s performance of its servicing functions with respect to the energy transition charges, Cleco Power may be replaced as the servicer under the terms of the servicing agreement with our prior written consent (which we shall not unreasonably withhold). If the servicing fee of the successor servicer exceeds the applicable maximum servicing fee of 0.60% of the initial principal amount of the energy transition bonds, the successor servicer shall not begin providing service until (i) the Louisiana commission approves the appointment of such successor servicer or (ii) the Louisiana commission does not act to either approve or disapprove the appointment of the successor servicer within 45 days after notice of appointment of the successor servicer is provided to the Louisiana commission. Additionally, no entity may replace Cleco Power as the servicer if the replacement would cause any of the then-current credit ratings of the energy transition bonds to be suspended, withdrawn, or downgraded. To the extent a higher servicing fee is caused by the appointment of a successor servicer not affiliated with Cleco Power due to the negligence, misconduct or termination for cause of Cleco Power or an affiliate of Cleco Power, the servicing agreement provides that Cleco Power shall bear the increased portion, and not its customers.
The Obligations of a Successor Servicer
Pursuant to the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the servicing agreement will require the predecessor servicer to cooperate with us, the trustee and the successor servicer in terminating the predecessor servicer’s rights and responsibilities under the servicing agreement and the intercreditor agreement, including the transfer to the successor servicer of all documentation pertaining to the energy transition property and all cash amounts then held by the predecessor servicer for remittance or subsequently acquired by the predecessor servicer. The servicing agreement will provide that the predecessor servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default. In all other cases, those costs and expenses will be paid by the party incurring them. A successor servicer may resign only if it is prohibited from serving as servicer pursuant to the servicing agreement by applicable law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with us and the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment
The servicing agreement may be amended by the parties thereto, if the rating agency condition has been satisfied, with the prior written consent of the trustee and, with respect to amendments that would increase ongoing financing costs, the prior approval of the Louisiana commission. An amendment is subject to the objection of the Louisiana commission within a 30-day period and subject to the conditions set forth in the servicing agreement. We will notify the rating agencies promptly after the execution of any such amendment.
Intercreditor Agreement
In connection with the issuance of the energy transition bonds, we will enter into an intercreditor agreement with Cleco Power (on behalf of itself and in its capacities as servicer of the energy transition bonds and as servicer of the Storm Securitization Bonds), the trustee of the energy transition bonds, Cleco Securitization I LLC and the trustee under the indenture governing the issuance of the Storm Securitization Bonds, pursuant to which:
•
the servicer that allocates and remits funds received from retail electric customers of Cleco Power for the energy transition bonds and the Storm Securitization Bonds and places such funds into deposit accounts (such allocation, remittance and deposits, the “allocation services”) must be the same entity under the servicing agreement and the servicing agreement relating to the Storm Securitization Bonds,

•
the trustee of the energy transition bonds, acting upon the vote of the energy transition bondholders representing not less than a majority of the outstanding principal amount of the energy transition bonds, and the trustee of the Storm Securitization Bonds, must agree upon a replacement servicer that performs all of the allocation services,

•
the trustee of the Storm Securitization Bonds, Cleco Securitization I LLC and the servicer of the Storm Securitization Bonds acknowledge the ownership interest of the issuing entity in the energy transition bonds, and

•
the trustee of the energy transition bonds, the issuing entity and the servicer acknowledge the ownership interest of Cleco Securitization I LLC in the storm securitization property and the security interest in favor of the Storm Securitization Bonds trustee for the benefit of itself and the holders of the Storm Securitization Bonds in the storm securitization property.

In the event of a default by the servicer under any servicing agreement relating to the energy transition bonds or the Storm Securitization Bonds, if the trustees are unable to agree on a replacement servicer, no trustee would be able to replace Cleco Power or any successor as servicer. Instead, under the intercreditor agreement, any trustee could upon such a default require all collections by the servicers to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating the collections in the account between energy transition charges or system restoration charges, as the case may be, relating to the energy transition bonds and the Storm Securitization Bonds.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT
Challenge to True Sale Treatment. Cleco Power will represent and warrant that the transfer of the energy transition property in accordance with the sale agreement constitutes a true and valid sale and assignment of the energy transition property by Cleco Power to us. It will be a condition of closing for the sale of the energy transition property pursuant to the sale agreement that Cleco Power will take the appropriate actions under the Securitization Act and the Uniform Commercial Code, including filing a notice of transfer of an interest in the energy transition property, to perfect this sale. The Securitization Act provides that a transfer of energy transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant energy transition property. We and Cleco Power will treat such a transaction as a sale under applicable law. However, we expect that the energy transition bonds will be reflected as debt on Cleco Holdings’ consolidated financial statements. In addition, we anticipate that the energy transition bonds will be treated as debt of Cleco Holdings for federal income tax purposes. See “The Securitization Act—Cleco Power and Other Utilities May Securitize Energy Transition Costs and Related Financing and Ongoing Costs” and “Material U.S. Federal Income Tax Consequences.” In the event of a bankruptcy of a party to the sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the energy transition property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Cleco Power and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the energy transition bonds.
In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into financing arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.
LTV Steel Company, Inc. and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.
Even if no creditor challenges the sale of energy transition property to us as a true sale, a bankruptcy filing by Cleco Power could trigger a bankruptcy filing by the issuing entity with similar negative consequences for bondholders. In In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. together with many of its direct and indirect subsidiaries, filed for bankruptcy protection. Those subsidiaries included many entities that had been organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries as bankruptcy debtors and allowed the subsidiaries, over the objections of their own creditors, to use the creditors’ cash collateral to fund loans to the parent debtor, General Growth Properties, Inc., for its general corporate purposes. The creditors received court-determined adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of facilitation of the reorganization of a debtor.
We and Cleco Power have attempted to mitigate the impact of a possible recharacterization of a sale of energy transition property as a financing transaction under applicable creditors’ rights principles. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Cleco Power bankruptcy. Further, if, for any reason, an energy transition property notice is not filed under the Securitization Act or we fail to otherwise perfect our interest in the energy transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Cleco Power.

The Securitization Act provides that the creation, granting, perfection and enforcement of liens and security interests in the energy transition property are governed by the Securitization Act and not by the Louisiana UCC (except, as to perfection, with respect to the filing of financing statements in places specified in the Louisiana UCC and to conformity of the form of financing statements with provisions of the Louisiana UCC). Under the Securitization Act, a valid and enforceable consensual security interest in the energy transition property may be created only by the execution and delivery of a security agreement with a holder of the energy transition bonds or a trustee or agent for the holder that refers to the specific financing order that created the energy transition property. The security interest attaches automatically from the time value is received for the energy transition bonds. Upon perfection through the filing of notice with a Louisiana UCC filing officer pursuant to rules established by the Secretary of State of Louisiana, the security interest will, under the Securitization Act, be a perfected lien and security interest in the energy transition property, with priority in the order of filing, and take precedence over any subsequent judicial or other lien creditor. Pursuant to the provisions of the Securitization Act, the security interest will be perfected as of the date of filing.
None of this, however, eliminates the risk of payment delays and other adverse effects caused by a Cleco Power bankruptcy. Further, if, for any reason, an energy transition property notice is not filed under the Securitization Act or we fail to otherwise perfect our interest in the energy transition property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Cleco Power.
Substantive Consolidation of Cleco Power and Us. If Cleco Power were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate our assets and liabilities with those of Cleco Power. We and Cleco Power have taken steps to attempt to minimize this risk. Please read “Cleco Securitization II LLC, The Issuing Entity.” However, no assurance can be given that if Cleco Power were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of Cleco Power. Substantive consolidation would result in payment of the claims of the beneficial owners of the energy transition bonds to be subject to substantial delay and to adjustment in timing and/or amount.
Status of Energy Transition Property as Current Property. Cleco Power will represent in the sale agreement, and the Securitization Act provides, that the energy transition property sold pursuant to the sale agreement constitutes a present contract right. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Cleco Power, a court would not rule that the energy transition property comes into existence only as Cleco Power’s customers use electricity.
If a court were to accept the argument that the energy transition property comes into existence only as Cleco Power’s customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the energy transition bonds would attach to the energy transition charges in respect of electricity consumed after the commencement of the bankruptcy case or that the energy transition property has been sold to us. If it were determined that the energy transition property had not been sold to us, and the security interest in favor of the energy transition bondholders did not attach to the energy transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against Cleco Power. If so, there would be delays and/or reductions in payments on the energy transition bonds. Whether or not a court determined that energy transition property had been sold to us pursuant to the sale agreement, no assurances can be given that a court would not rule that any energy transition charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.
In addition, in the event of a bankruptcy of Cleco Power, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of Cleco Power’s costs associated with the electricity, consumption of which gave rise to the energy transition charge receipts used to make payments on the energy transition bonds.
Regardless of whether Cleco Power is the debtor in a bankruptcy case, if a court were to accept the argument that the energy transition property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Cleco Power arising before the energy transition property came into existence could have priority over our interest in the energy transition property. Adjustments to the energy transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims. If Cleco Power were to become a debtor in a bankruptcy case, claims (including indemnity claims) by us or the trustee against Cleco Power as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against Cleco Power. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against Cleco Power based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.
No assurance can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Cleco Power.
Enforcement of Rights by the Trustee. Upon an event of default under the indenture, the Securitization Act permits the trustee to enforce the security interest in the energy transition property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the Louisiana commission or the 19th Judicial District Court for the Parish of East Baton Rouge, Louisiana to order the sequestration and payment to holders of the energy transition bonds of all revenues arising from the energy transition charges. There can be no assurance, however, that the Louisiana commission or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Louisiana commission or a district court judge and an order requiring an accounting and segregation of the revenues arising from the energy transition property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.
Bankruptcy of the Servicer. The servicer is entitled to commingle the energy transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Securitization Act provides that the relative priority of a lien created under the Securitization Act is not defeated or adversely affected by the commingling of energy transition charges arising with respect to the energy transition property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the energy transition charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled energy transition charges held as of that date and could not recover the commingled energy transition charges held as of the date of the bankruptcy.
However, the court rules on the ownership of the commingled energy transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled energy transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled energy transition charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.
The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may, subject to the terms of the intercreditor agreement, vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the Louisiana commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Cleco Power as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as the servicer.
Bankruptcy of Cleco Power. Cleco Power is not required to segregate the energy transition charges it collects from its general funds. The Securitization Act provides that our rights to the energy transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of Cleco Power, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Act and does not recognize our right to receive the collected energy transition charges that are commingled with other funds of Cleco Power prior to or as of the date of bankruptcy. If so, the collected energy transition charges held by Cleco Power as of the date of bankruptcy would not be available to us to pay amounts owed on the energy transition bonds. In this case, we would have only a general unsecured claim against Cleco Power for those amounts.
In addition, the bankruptcy of Cleco Power may cause a delay in or prohibition of enforcement of various rights against Cleco Power, including rights to require payments by Cleco Power, rights to recover preferential payments made by Cleco Power prior to bankruptcy, rights to require Cleco Power to comply with financial provisions of the Securitization Act or other state laws, rights to terminate contracts with Cleco Power and rights that are conditioned on the bankruptcy, insolvency or financial condition of Cleco Power.
Other risks relating to bankruptcy may be found in “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer.”

USE OF PROCEEDS
Upon the issuance of the energy transition bonds, we will use the net proceeds from the sale of the energy transition bonds (after payment of upfront financing costs) to pay to Cleco Power the purchase price of Cleco Power’s rights under the financing order, which are the energy transition property.
Cleco Power will use and retain a portion of the proceeds as reimbursement for energy transition costs consisting of its regulatory assets for the Plant and the Mines, which shall be determined as of the end of the calendar month immediately preceding the date of the issuance of the energy transition bonds. As of September 30, 2024, Cleco Power’s regulatory asset for the plant was $122.2 million and Cleco Power’s regulatory asset for the Mines was $136.2 million. Cleco Power expects to use $255.0 million of the net proceeds to repay indebtedness incurred under the revolving credit facility of Cleco Power (the “Revolving Credit Facility”) and the term loan agreement of Cleco Power (the “Term Loan Agreement”). As of December 31, 2024, Cleco Power had $110.0 million of indebtedness outstanding under the Revolving Credit Facility with an interest rate of 5.794% and had $125.0 million of indebtedness outstanding under the Term Loan Agreement with an interest rate of 5.707%. The interest rate on the Revolving Credit Facility and the Term Loan Agreement varies according to a spread over the secured overnight financing rate, as more fully discussed in Cleco Power’s Form 10-Q for the fiscal quarter ended September 30, 2024. The Revolving Credit Facility matures on May 17, 2029, and the Term Loan Agreement matures on May 17, 2025. The underwriters or their affiliates (including J.P. Morgan and SMBC Nikko) are lenders under the Revolving Credit Facility and the Term Loan Agreement of Cleco Power and therefore may receive a portion of the net proceeds upon repayment of any indebtedness incurred thereunder. Please read “Plan of Distribution (Conflicts of Interest) - Conflicts of Interest”.
The amount remaining after deducting the actual upfront financing costs and the total of the Dolet Hills regulatory assets from the initial principal amount of the energy transition bonds shall be used to fund the energy transition reserve, which shall be deposited in a restricted and segregated interest-bearing account that Cleco Power may withdraw from exclusively for reimbursement of Dolet Hills energy transition costs that are not included in its regulatory assets. Cleco Power shall provide the Louisiana commission with a projected annual drawdown schedule by rate effective year of the energy transition reserve, and the amount of projected additional costs of decommissioning the Plant and ongoing remediation of the Mines, along with certain other reports pursuant to the financing order. Withdrawals from the energy transition reserve will be subject to annual review, rather than prior authorization; provided, that, in the event that Cleco Power seeks to exceed its budgeted drawdowns from the energy transition reserve in any rate effective year by more than 10%, Cleco Power shall provide notification to the Louisiana commission prior to making any such withdrawal of the amount of and reason for the excess drawdowns along with an updated projected annual drawdown schedule for the remaining life of the energy transition reserve and the Louisiana commission will make a determination regarding such withdrawal request and issue either an approval or deficiency notice letter.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Subject to the terms and conditions in the underwriting agreement among us, Cleco Power and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the energy transition bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2
J.P. Morgan Securities LLC	$75,000,000	$153,750,000
SMBC Nikko Securities America, Inc.	25,000,000	51,250,000
Total	$100,000,000	$205,000,000

Under the underwriting agreement, the underwriters will take and pay for all of the energy transition bonds we offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Underwriters’ Sales Price for the Energy Transition Bonds
The energy transition bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the energy transition bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1	0.21%	0.105%
Tranche A-2	0.21%	0.105%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.
No Assurance as to Resale Price or Resale Liquidity for the Energy Transition Bonds
The energy transition bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the energy transition bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the energy transition bonds.
Various Types of Underwriter Transactions That May Affect the Price of the Energy Transition Bonds
The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the energy transition bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the energy transition bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the energy transition bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the energy transition bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the energy transition bonds to be higher than they would otherwise be. Neither we, Cleco Power, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Cleco Power and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the energy transition bonds. J.P. Morgan Securities LLC, as structuring agent, has rendered certain structuring services to us and will receive a fee for such services and reimbursement for certain expenses in connection with such services. In accordance with FINRA Rule 5110 this structuring agent fee and the reimbursement of expenses are deemed underwriting compensation in connection with the offering.
We estimate that the registrants’ total expenses of the offering will be approximately $5.1 million.
We and Cleco Power have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the energy transition bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the energy transition bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.
We expect to deliver the energy transition bonds against payment for the energy transition bonds on or about the date specified in the penultimate paragraph of the cover page of this prospectus, which will be the fifth business day following the date of pricing of the energy transition bonds. Since trades in the secondary market generally settle in one business day, purchasers who wish to trade energy transition bonds on the date of pricing or the succeeding three business days will be required, by virtue of the fact that the energy transition bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.
Conflicts of Interest
The underwriters and/or their affiliates are agents or lenders under the Revolving Credit Facility and Term Loan Agreement that Cleco Power intends to repay from the proceeds it will receive from the sale of the energy transition property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of energy transition bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Plan of Distribution (Conflicts of Interest)” in this prospectus.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are a wholly owned subsidiary of Cleco Power. Cleco Power is a wholly owned operating subsidiary of Cleco Holdings. One of the underwriters, J.P. Morgan Securities LLC, also served as structuring agent to Cleco Power in connection with the structuring of the energy transition bonds and will receive a $400,000 fee for such services. Each of the sponsor, the initial servicer and the depositor may maintain other banking relationships in the ordinary course with The Bank of New York Mellon Trust Company, National Association, the trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the energy transition bonds. Except as specifically provided below with respect to non-U.S. holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. holders (as defined below) that acquire energy transition bonds at original issue for cash equal to the issue price of those bonds and hold their energy transition bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the energy transition bonds as part of a hedge, straddle, “synthetic security” or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the consequences to holders of the energy transition bonds under state, local or foreign tax laws. Please read “Material Louisiana Income Tax Considerations.”
This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.
U.S. Holder and Non-U.S. Holder Defined
A “U.S. holder” means a beneficial owner of an energy transition bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust, if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a United States person. A “non-U.S. holder” means a beneficial owner of an energy transition bond that is not a U.S. holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of an energy transition bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.
ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF ENERGY TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.
Income Tax Status of the Energy Transition Bonds and Us as Issuing Entity
Based upon guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to the contrary, Phelps Dunbar, L.L.P., special tax counsel, expects to render its opinion that for U.S. federal income tax purposes we will not be considered an entity separate from our sole member, Cleco Power, and the energy transition bonds will be treated as debt obligations of Cleco Power as expressly set forth in section 6.02 of Revenue Procedure 2005-62, 2005-2 C.B. 507, as modified by Revenue Procedure 2024-15, 2024-12 I.R.B. 717.
Tax Consequences to U.S. Holders
Payments of Interest. Interest on the energy transition bonds will be taxable as ordinary income when received or accrued by U.S. holders, depending upon their method of accounting. This discussion assumes that the energy transition bonds will not be considered to be issued with original issue discount (“OID”). OID is generally defined as any excess of the stated price the U.S. holder will receive upon redemption of the bond at the bond’s maturity, less the price the U.S. holder pays to purchase the bond, if this difference is equal to or greater than a de minimis amount. If any series or portion of energy transition bonds is issued with OID, prospective U.S. holders will be so informed in the related prospectus, and should thereafter consult their tax adviser to determine the federal, state, local and foreign income and any other tax consequences.
Sale or Other Taxable Disposition of the Energy Transition Bonds. If there is a sale, exchange, redemption, retirement or other taxable disposition of an energy transition bond, a U.S. holder generally will recognize taxable gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder’s adjusted tax basis in the energy transition bond. A U.S. holder’s adjusted tax basis in an energy transition bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss if the energy transition bond is held as a capital asset, and will be long-term capital gain or loss if the energy transition bond was held for more than one year at the time of disposition. If a U.S. holder sells an energy transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the energy transition bond but that has not yet been paid by the sale date and, to the extent that amount has not already been included in the U.S. holder’s income, it will be treated as ordinary interest income and not as capital gain.
3.8% Tax on “Net Investment Income”
Certain U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any taxable gain realized with respect to an energy transition bond, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married individual filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders are encouraged to consult their tax advisors with respect to this tax.
Information Reporting and Backup Withholding
Payments of stated interest and the proceeds of a disposition of energy transition bonds may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. holders, such as corporations.
Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless a U.S. holder provides the applicable withholding agent with its taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding will also apply if a U.S. holder is notified by the IRS that the U.S. holder is subject to backup withholding because of its failure to report payment of interest and dividends properly, or if the U.S. holder otherwise fails to comply with the applicable backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, and may entitle a U.S. holder to a refund, provided the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
Withholding Tax on Interest Payments
Subject to the discussion below (see “—Reporting and Backup Withholding” and “—The Foreign Account Tax Compliance Act”), payments of interest income on the energy transition bonds to a non-U.S. holder generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if the interest is not effectively connected with the non-U.S. holder’s U.S. trade or business, the non-U.S. holder properly certifies as to its non-U.S. status, as described below, and the non-U.S. holder:
•	does not actually or constructively own 10% or more of the total combined voting power of all classes of Cleco Holdings stock entitled to vote;
•	is not a bank whose receipt of interest is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and
•	is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us or Cleco Holdings.

The portfolio interest exemption applies only if the non-U.S. holder appropriately certifies as to its non-U.S. status. A holder generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If the non-U.S. holder holds the energy transition bonds through a financial institution or other agent acting on its behalf, it may be required to provide appropriate certifications to its agent. The agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.
If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (1) it provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (2) the payments of interest are effectively connected with its conduct of a trade or business in the United States and it meets the certification requirements described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”).
Disposition of the Energy Transition Bonds
Subject to the discussion below (see “—Reporting and Backup Withholding” and “—The Foreign Account Tax Compliance Act”), a non-U.S. holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale, redemption, exchange, retirement or other taxable disposition of energy transition bonds, unless:
•
the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met.
If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “—Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the energy transition bonds or gain from a sale, redemption, exchange, retirement or other taxable disposition of the energy transition bonds is effectively connected with a U.S. trade or business conducted by a non-U.S. holder, then the non-U.S. holder generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the energy transition bonds is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming appropriate certification is provided) unless an applicable income tax treaty provides otherwise. A non-U.S. holder generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of its earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).
Reporting and Backup Withholding
Payments to a non-U.S. holder of interest on an energy transition bond, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which a non-U.S. holder is a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding generally will not apply to payments of interest to a non-U.S. holder if the certification described in “—Withholding Tax on Interest Payments” above is provided by the non-U.S. holder, or the non-U.S. holder otherwise establishes an exemption.

Proceeds from a disposition of an energy transition bond effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless a non-U.S. holder properly certifies, under penalties of perjury, as to its non-U.S. status and certain other conditions are met, or an exemption is otherwise established. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of an energy transition bond effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, may apply unless certain other conditions are met, or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle a non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.
The Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S. source interest on, and the gross proceeds from a disposition of, certain debt obligations paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity’s equity and debt. Pursuant to proposed U.S. Treasury Regulations (upon which taxpayers are permitted to rely until final U.S. Treasury Regulations are issued), this withholding tax generally will not apply to the gross proceeds from a sale or other disposition of instruments, such as the energy transition bonds, that produce U.S. source interest. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of an energy transition bond may be eligible for a refund or credit of such taxes. Prospective purchasers are encouraged to consult their tax advisors regarding the application of FATCA in their particular circumstances.
The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the energy transition bonds, including the consequences of any proposed change in applicable laws.
MATERIAL LOUISIANA INCOME TAX CONSEQUENCES
Assuming that the energy transition bonds will be treated as debt obligations of Cleco Power for U.S. federal income tax purposes, interest paid on the energy transition bonds generally will be taxed for Louisiana income tax purposes consistently with its taxation for U.S. federal income tax purposes (although certain corporate bondholders may be entitled to a deduction from Louisiana gross income for interest received on the energy transition bonds) and such interest received by an entity or person not otherwise subject to Louisiana corporate or individual income tax will not be subject to Louisiana income tax. Phelps Dunbar, L.L.P. expects to issue an opinion, that (1) we will not be subject to Louisiana income tax as an taxable entity separate and apart from Cleco Power, our sole member, and (2) for Louisiana income tax purposes, the energy transition bonds will constitute indebtedness of Cleco Power, assuming, in each case, that such treatment applies for U.S. federal income tax purposes. These opinions are not binding on any taxing authority or any court, and there can be no assurance that contrary positions may not be taken by any taxing authority.
This discussion is based on current provisions of the Louisiana tax statutes and regulations, judicial decisions and administrative interpretations and rulings. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions set forth in this discussion.
The discussion under “Material Louisiana Income Tax Consequences” is for general information only and may not be applicable depending upon a bondholder’s particular situation. It is recommended that prospective bondholders consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the energy transition bonds, including the tax consequences under federal, state, local, non-U.S. and other tax laws and the effects of changes in such laws. Please read “Material U.S. Federal Income Tax Consequences.”

ERISA CONSIDERATIONS
General
The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans and other arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of such employee benefit plans, plans and other arrangements in connection with the investment of the assets of such employee benefit plans, plans or other arrangements. For purposes of this discussion, “plans” include employee benefit plans, plans and other arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts in which the assets of those employee benefit plans or plans, accounts or arrangements are invested, as well as employee benefit plans, plans or other arrangements that are subject to applicable similar law (as defined below). A fiduciary of an investing plan that is subject to ERISA is any person who in connection with the assets of the plan:
•	has discretionary authority or control over the management or disposition of assets, or
•	provides investment advice for a fee.
Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements or Section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may be invested in the energy transition bonds without regard to the ERISA and prohibited transaction considerations described below, subject to the provisions of other applicable federal and state law that are similar to the fiduciary provisions of ERISA or the prohibited transaction provisions of ERISA and/or Section 4975 of the Internal Revenue Code (“applicable similar law”). In addition, any such governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.
ERISA imposes certain general fiduciary requirements on fiduciaries, including:
•	investment prudence and diversification, and
•	the investment of the assets of the plan to which it is subject in accordance with the documents governing the plan.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan to which it is subject and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disqualified persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include but are not limited to:
•	sales, exchanges or leases of property;
•	loans or other extensions of credit; and
•	the furnishing of goods or services.
Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel or unwind the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.
Regulation of Assets Included in a Plan
A fiduciary’s investment of the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code (each, an “ERISA Plan”) in the energy transition bonds may cause our assets to be deemed assets of the investing ERISA Plan. United States Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the “plan asset regulations”), provide that the assets of an entity will be deemed to be assets of an ERISA Plan that purchases an interest in the entity if the interest that is purchased by the plan is an equity interest, equity participation by “benefit plan investors” is “significant” within the meaning of the plan asset regulations and none of the other exceptions contained in the plan asset regulations applies. Under the plan assets regulations, a “benefit plan investor” refers to an ERISA Plan or any entity that is deemed to hold the assets of such an ERISA Plan by virtue of such ERISA Plan’s investment in the entity. An “equity interest” is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the energy transition bonds will be treated as indebtedness under local law without any substantial equity features for purposes of the plan asset regulations.
If the energy transition bonds were deemed to be equity interests in us and none of the exceptions contained in the plan asset regulations were applicable, then our assets would be considered to be assets of any ERISA Plans that purchase the energy transition bonds. The extent to which the energy transition bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.
In addition, the acquisition, holding or disposition of the energy transition bonds by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the trustee, Cleco Power, any other servicer, AEP, any underwriter or certain of their affiliates is or becomes a party in interest or disqualified person with respect to such ERISA Plan. Each purchaser or transferee of the energy transition bonds will be deemed to have represented and warranted that its purchase, holding and subsequent disposition of the energy transition bonds will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.
Before purchasing any energy transition bonds by or on behalf of an ERISA Plan, you should consider whether the acquisition, holding or subsequent disposition of energy transition bonds might constitute or result in a prohibited transaction under ERISA, Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the acquisition, holding or subsequent disposition of the energy transition bonds.
Prohibited Transaction Exemptions
If you are a fiduciary of an ERISA Plan, before purchasing any energy transition bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:
•	PTCE 75-1, which exempts certain transactions between an ERISA Plan and certain broker-dealers, reporting dealers and banks;
•	PTCE 84-14, which exempts certain transactions effected on behalf of an ERISA Plan by a “qualified professional asset manager;”
•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;
•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;
•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;
•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager;” and
•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between ERISA Plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the energy transition bonds by, or on behalf of, an ERISA Plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, energy transition bonds may not be purchased with assets of any ERISA Plan if we or the trustee, Cleco Power, any other servicer, Cleco Holdings, any underwriter or any of their affiliates:
•	has investment discretion over the assets of the plan used to purchase the energy transition bonds;
•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the energy transition bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	is an employer or sponsor with respect to the ERISA Plan.
Representation and Consultation with Counsel
Each purchaser or transferee of the energy transition bonds will by virtue of its acquisition of the energy transition bonds be deemed to represent and warrant that either (i) it is not and for so long as it holds such energy transition bonds, will not be, a plan or any person acting on behalf of, or using assets of, a plan or (ii) the acquisition, holding and subsequent disposition of the energy transaction bonds will not, in the case of a plan that is an ERISA Plan, constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of a plan that is subject to applicable similar law, will not constitute or result in a violation of applicable similar law.
The sale of the energy transition bonds to a plan will not constitute a representation by us or the trustee, Cleco Power, any other servicer, Cleco Holdings, any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans generally or by any particular plan, or that such an investment is appropriate for such plans generally or for a particular plan.
If you are a fiduciary which proposes to acquire the energy transition bonds on behalf of or with assets of an ERISA Plan or a plan subject to applicable similar law, you should consider in connection with any such investment your general fiduciary obligations under ERISA or applicable similar law, and you should consult with your legal counsel as to the potential applicability of ERISA, the Internal Revenue Code and applicable similar law to any investment and the availability of any prohibited transaction exemption under ERISA or Section 4975 of the Internal Revenue Code, or, in the case of a plan subject to applicable similar law, whether the acquisition, holding or subsequent disposition of the energy transaction bonds would violate applicable similar law.
This summary is based on current provisions of ERISA, the Internal Revenue Code, the regulations thereunder and other related guidance. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

LEGAL PROCEEDINGS
There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the energy transition bonds.
RATINGS FOR THE ENERGY TRANSITION BONDS
We expect that the energy transition bonds will receive credit ratings from at least two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person or entity is obligated to maintain the rating on the energy transition bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the energy transition bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of any tranche of the energy transition bonds is lowered or withdrawn, the liquidity of this tranche of the energy transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the energy transition bonds other than the payment in full of such tranche of the energy transition bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.
Under Rule 17g-5 under the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the energy transition bonds issuance date. As a result, an NRSRO other than the NRSROs hired by the sponsor (“hired NRSRO”) may issue ratings on the energy transition bonds (“Unsolicited Ratings”), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the energy transition bonds issuance date. Issuance of any Unsolicited Rating will not affect the issuance of the energy transition bonds. Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSROs on the energy transition bonds might adversely affect the value of the energy transition bonds and, for regulated entities, could affect the status of the energy transition bonds as a legal investment or the capital treatment of the energy transition bonds. Investors in the energy transition bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.
A portion of the fees paid by Cleco Power to a NRSRO that is hired to assign a rating on the energy transition bonds is contingent upon the issuance of the energy transition bonds. In addition to the fees paid by Cleco Power to a NRSRO at closing, Cleco Power will pay a fee to the NRSRO for ongoing surveillance for so long as the energy transition bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the energy transition bonds.

WHERE YOU CAN FIND MORE INFORMATION
To the extent that we are required by law to file such reports and information with the SEC under the Exchange Act, we will file annual and current reports and other information with the SEC. We are incorporating by reference any future filings we or the sponsor, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the energy transition bonds, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Under the indenture, we may voluntarily suspend or terminate our filing obligations as issuing entity with the SEC, to the extent permitted by applicable law.
This prospectus is part of a registration statement we and Cleco Power have filed with the SEC relating to the energy transition bonds. This prospectus describes the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits.
Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:
Cleco Securitization II LLC
505 Cleco Drive, Office Number 17
Pineville, Louisiana 71360
(318) 484-4123
Our SEC Securities Act file number is 333-283875 and 333-283875-01.
We or Cleco Power as depositor will also file with the SEC all of the periodic reports we or the depositor are required to file under the Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither we nor Cleco Power as depositor intend to file any such reports relating to the energy transition bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. A more detailed description of the information to be included in these periodic reports, please read “Description of the Energy Transition Bonds—Website.”
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we or the depositor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information with information that we or the depositor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which we or Cleco Power, solely in its capacity as our depositor, make with the SEC until the offering of the energy transition bonds is completed. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS
We expect to rely on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), contained in Rule 3a-7 promulgated under the 1940 Act, although there may be additional exclusions or exemptions available to us. As a result of such exclusion, we will not be subject to regulation as an “investment company” under the 1940 Act.
In addition, we are being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). As part of the Dodd-Frank Act, federal law prohibits a “banking entity,” which is broadly defined to include banks, bank holding companies and affiliates thereof, from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exclusion provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because we expect to rely on Rule 3a-7 of the 1940 Act, we expect to not be considered a “covered fund” within the meaning of the Volcker Rule regulations.
RISK RETENTION
This offering of the energy transition bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.
For information regarding the requirements of the EU Securitization Regulation as to risk retention and other matters, please read “Risk Factors—Other Risks Associated with an Investment in the Energy Transition Bonds—Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the energy transition bonds.”
LEGAL MATTERS
Certain legal matters relating to the energy transition bonds, including certain U.S. federal income tax matters, will be passed on by Phelps Dunbar, L.L.P., New Orleans, Louisiana, counsel to Cleco Power and us. Certain other legal matters relating to the energy transition bonds will be passed on by Baker Botts L.L.P., Houston, Texas, special counsel to Cleco Power, and by Hunton Andrews Kurth LLP, New York, New York, counsel to the underwriters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
THE ENERGY TRANSITION BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (“QUALIFIED INVESTOR”) WITHIN THE MEANING OF DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE ENERGY TRANSITION BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE ENERGY TRANSITION BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.
THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF ENERGY TRANSITION BONDS IN ANY MEMBER STATE OF THE EEA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE ONLY TO A QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF ENERGY TRANSITION BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO QUALIFIED INVESTORS. NEITHER WE NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF ENERGY TRANSITION BONDS OTHER THAN TO QUALIFIED INVESTORS.
ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE ENERGY TRANSITION BONDS IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE ENERGY TRANSITION BONDS AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER WE NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY ENERGY TRANSITION BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THIS PURPOSE, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE ENERGY TRANSITION BONDS SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE ENERGY TRANSITION BONDS.
NOTICE TO RESIDENTS OF UNITED KINGDOM
IN THE UNITED KINGDOM, THIS PROSPECTUS IS BEING COMMUNICATED ONLY TO, AND IS DIRECTED ONLY AT, (1) PERSONS WHICH HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHICH FALL WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”); (2) PERSONS WHICH FALL WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER; OR (3) PERSONS TO WHICH IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (EACH SUCH PERSON, A “RELEVANT PERSON”). ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE ENERGY TRANSITION BONDS, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY ANY PERSON WHICH IS NOT A RELEVANT PERSON.
EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL

SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE ENERGY TRANSITION BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE ENERGY TRANSITION BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.
NOTICE TO RESIDENTS OF CANADA
THE BONDS MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE ENERGY TRANSITION BONDS MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.
SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.
PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND
THIS PROSPECTUS IS NOT INTENDED TO CONSTITUTE AN OFFER OR A SOLICITATION TO PURCHASE OR INVEST IN THE ENERGY TRANSITION BONDS. THE ENERGY TRANSITION BONDS MAY NOT BE PUBLICLY OFFERED, DIRECTLY OR INDIRECTLY, IN SWITZERLAND WITHIN THE MEANING OF THE SWISS FINANCIAL SERVICES ACT (“FINSA”) AND NO APPLICATION HAS OR WILL BE MADE TO ADMIT THE ENERGY TRANSITION BONDS TO TRADING ON ANY TRADING VENUE (EXCHANGE OR MULTILATERAL TRADING FACILITY) IN SWITZERLAND. NEITHER THIS PROSPECTUS NOR ANY OTHER OFFERING OR MARKETING MATERIAL RELATING TO THE ENERGY TRANSITION BONDS CONSTITUTES A PROSPECTUS PURSUANT TO (I) THE FINSA OR (II) THE LISTING RULES OF THE SIX SWISS EXCHANGE AG OR ANY OTHER REGULATED TRADING VENUE IN SWITZERLAND AND NEITHER THIS PROSPECTUS NOR ANY OTHER OFFERING OR MARKETING MATERIAL RELATING TO THE ENERGY TRANSITION BONDS MAY BE PUBLICLY DISTRIBUTED OR OTHERWISE MADE PUBLICLY AVAILABLE IN SWITZERLAND. THIS PROSPECTUS WILL NOT BE REVIEWED NOR APPROVED BY A REVIEWING BODY FOR PROSPECTUSES (PRÜFSTELLE).
NONE OF THIS PROSPECTUS OR ANY OTHER OFFERING OR MARKETING MATERIAL RELATING TO THE OFFERING, THE ISSUING ENTITY OR THE ENERGY TRANSITION BONDS HAVE BEEN OR WILL BE FILED WITH OR APPROVED BY ANY SWISS REGULATORY AUTHORITY. IN PARTICULAR, THIS PROSPECTUS WILL NOT BE FILED WITH, AND THE OFFER OF THE ENERGY TRANSITION BONDS WILL NOT BE SUPERVISED BY, THE SWISS FINANCIAL MARKET SUPERVISORY AUTHORITY (“FINMA”), AND THE OFFER OF ENERGY TRANSITION BONDS HAS NOT BEEN AND WILL NOT BE AUTHORIZED UNDER THE SWISS FEDERAL ACT ON COLLECTIVE INVESTMENT SCHEMES (“CISA”). ACCORDINGLY, INVESTORS DO NOT HAVE THE BENEFIT OF THE SPECIFIC INVESTOR PROTECTION PROVIDED UNDER THE CISA.
THIS PROSPECTUS DOES NOT CONSTITUTE INVESTMENT ADVICE. IT MAY ONLY BE USED BY THOSE PERSONS TO WHOM IT HAS BEEN HANDED OUT IN CONNECTION WITH THE ENERGY TRANSITION BONDS AND MAY NEITHER BE COPIED NOR DIRECTLY OR INDIRECTLY DISTRIBUTED OR MADE AVAILABLE TO OTHER PERSONS.
NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG
THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE ENERGY TRANSITION BONDS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.
THIS PROSPECTUS HAS NOT BEEN OR WILL NOT BE REGISTERED AS A PROSPECTUS (AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) OF HONG KONG (“C(WUMP)O”)) IN HONG KONG NOR HAS IT BEEN APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG PURSUANT TO THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG (“SFO”).
ACCORDINGLY: (I) THE ENERGY TRANSITION BONDS MAY NOT BE OFFERED OR SOLD IN HONG KONG BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE C(WUMP)O OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (II) NO PERSON MAY ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE ENERGY TRANSITION BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO ENERGY TRANSITION BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.
NOTICE TO PROSPECTIVE INVESTORS IN JAPAN
THE ENERGY TRANSITION BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (ACT NO. 25 OF 1948, AS AMENDED, THE “FIEA”). NEITHER THE ENERGY TRANSITION BONDS NOR ANY INTEREST THEREIN MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (AS DEFINED UNDER ITEM 5, PARAGRAPH 1, ARTICLE 6 OF THE FOREIGN EXCHANGE AND FOREIGN TRADE ACT (ACT NO. 228 OF 1949, AS AMENDED)), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY

RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEA AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.
THE PRIMARY OFFERING OF THE ENERGY TRANSITION BONDS AND THE SOLICITATION OF AN OFFER FOR ACQUISITION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER PARAGRAPH 1, ARTICLE 4 OF THE FIEA. AS IT IS A PRIMARY OFFERING, IN JAPAN, THE ENERGY TRANSITION BONDS MAY ONLY BE OFFERED, SOLD, RESOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY TO, OR FOR THE BENEFIT OF CERTAIN QUALIFIED INSTITUTIONAL INVESTORS AS DEFINED IN THE FIEA (“QIIS”) IN RELIANCE ON THE QIIS-ONLY PRIVATE PLACEMENT EXEMPTION AS SET FORTH IN ITEM 2(I), PARAGRAPH 3, ARTICLE 2 OF THE FIEA. A QII WHO PURCHASED OR OTHERWISE OBTAINED THE ENERGY TRANSITION BONDS CANNOT RESELL OR OTHERWISE TRANSFER THE ENERGY TRANSITION BONDS IN JAPAN TO ANY PERSON EXCEPT ANOTHER QII.
NOTICE TO PROSPECTIVE INVESTORS IN TAIWAN
THE OFFER OF THE ENERGY TRANSITION BONDS HAS NOT BEEN AND WILL NOT BE REGISTERED OR FILED WITH, OR APPROVED BY, THE FINANCIAL SUPERVISORY COMMISSION OF TAIWAN AND/OR OTHER REGULATORY AUTHORITY OF TAIWAN PURSUANT TO RELEVANT SECURITIES LAWS AND REGULATIONS, AND THE ENERGY TRANSITION BONDS MAY NOT BE OFFERED, ISSUED OR SOLD IN TAIWAN THROUGH A PUBLIC OFFERING OR IN CIRCUMSTANCES WHICH CONSTITUTE AN OFFER WITHIN THE MEANING OF THE SECURITIES AND EXCHANGE ACT OF TAIWAN THAT REQUIRES THE REGISTRATION OR FILING WITH OR APPROVAL OF THE FINANCIAL SUPERVISORY COMMISSION OF TAIWAN. THE ENERGY TRANSITION BONDS MAY BE MADE AVAILABLE OUTSIDE TAIWAN FOR PURCHASE BY INVESTORS RESIDING IN TAIWAN (EITHER DIRECTLY OR THROUGH PROPERLY LICENSED TAIWAN INTERMEDIARIES), BUT MAY NOT BE OFFERED OR SOLD IN TAIWAN EXCEPT TO QUALIFIED INVESTORS VIA A TAIWAN LICENSED INTERMEDIARY, TO THE EXTENT PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS. ANY SUBSCRIPTIONS OF ENERGY TRANSITION BONDS SHALL ONLY BECOME EFFECTIVE UPON ACCEPTANCE BY THE ISSUING ENTITY OR THE RELEVANT DEALER OUTSIDE TAIWAN AND SHALL BE DEEMED A CONTRACT ENTERED INTO IN THE JURISDICTION OF INCORPORATION OF THE ISSUING ENTITY OR RELEVANT DEALER, AS THE CASE MAY BE, UNLESS OTHERWISE SPECIFIED IN THE SUBSCRIPTION DOCUMENTS RELATING TO THE ENERGY TRANSITION BONDS SIGNED BY THE INVESTORS.

GLOSSARY OF DEFINED TERMS
The following definitions are used in this prospectus:
1940 Act means the Investment Company Act of 1940, as amended.
Additional energy transition bonds means additional “energy transition bonds” (as defined in the Securitization Act) issued by another subsidiary or affiliated entity of Cleco Power pursuant to a financing order (separate and distinct from the financing order) to recover additional energy transition costs that are eligible to be financed under the Securitization Act.
Adjustment request with regard to the energy transition charges means a request filed by the servicer with the Louisiana commission requesting modifications to the energy transition charges.
Applicable similar law means other applicable federal and state law that are similar to the provisions of Title I of ERISA and/or Section 4975 of the Internal Revenue Code.
Bankruptcy Code means Title 11 of the United States Code, as amended.
Basic documents means the administration agreement, the sale agreement, the servicing agreement, the intercreditor agreement, the indenture, the series supplement, each letter of representations, the underwriting agreement, the bill of sale given by Cleco Power, as the seller, to us, and our Articles of Organization and Limited Liability Company Operating Agreement, in each case, as amended to the date of this prospectus.
Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New Orleans, Louisiana or New York, New York are, or DTC is, authorized or obligated by law or executive order to remain closed.
Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to 0.75% of the initial principal amount of the energy transition bonds.
Clearstream means Clearstream Banking, Luxembourg, S.A.
Collection account means the one or more segregated trust accounts relating to the energy transition bonds designated the collection account and held by the trustee under the indenture. The collection account shall initially be divided into subaccounts, which need not be separate accounts: a general subaccount, a capital subaccount, an excess funds subaccount and one or more class subaccounts, if any, for any tranche of the energy transition bonds as specified in any series supplement.
Customers means any existing or future retail electric customer receiving any type of service from Cleco Power (or its successors) under rate schedules or special contracts authorized or approved by the Louisiana commission.
Depositor means Cleco Power.
Designee means the person, as appointed by the Louisiana commission, who is authorized to approve, by concurrence, the final terms, structuring and pricing of the transaction as set forth in the issuance advice letter.
Direct Participants means DTC’s participants.
Dodd-Frank Act means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.
DTCC means The Depository Trust & Clearing Corporation.
EEA means the European Economic Area.
Energy transition bonds means, unless the context requires otherwise, the Series 2025-A Senior Secured Energy Transition Bonds offered pursuant to this prospectus.
Energy transition charges means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the Louisiana commission in the financing order to pay principal of the energy transition bonds and to recover “financing costs” (as defined in the Securitization Act) and collected by the servicer, its successors, assignees or other collection agents as provided in the financing order.

Energy transition costs means the costs of an electric utility recoverable through the issuance of energy transition bonds, including the costs of issuing, supporting and servicing the energy transition bonds.
Energy transition property means all of Cleco Power’s rights and interest under the financing order (including, without limitation, rights to impose, bill, charge, collect and receive the “energy transition charges” (as defined in the Securitization Act) approved in the financing order) issued by the Louisiana commission on November 27, 2024 (Cleco Power’s Docket No. U-37213) pursuant to the Securitization Act, except for the retained rights.
ERISA means the Employee Retirement Income Security Act of 1974, as amended.
ERISA Plan means a plan subject to ERISA or Section 4975 of the Internal Revenue Code.
EU Securitization Regulation means EU legislation comprising Regulation (EU) 2017/2402.
Euroclear means the Euroclear System.
European Securitization Rules means the EU Securitization Regulation together with certain related regulatory technical standards, implementing technical standards and official guidance.
Excess funds subaccount means that subaccount of the collection account into which funds are collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.
Exchange Act means the Securities Exchange Act of 1934, as amended.
FATCA means the Foreign Account Tax Compliance Act.
Financing order means an order issued by the Louisiana commission on November 27, 2024 to Cleco Power (Financing Order U-37213) in Cleco Power’s Docket No. U-37213 pursuant to the Securitization Act which, among other things, governs the amount of the energy transition bonds that may be issued and terms for collections of the energy transition charges.
General subaccount means that subaccount that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.
Hired NRSRO means an NRSRO hired by Cleco Power.
Indenture means the indenture to be entered into between us and the trustee, providing for the issuance of the energy transition bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.
Indirect Participants means participants accessing the DTC system, including both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
Intercreditor agreement means the intercreditor agreement to be entered into by and among us, Cleco Power (on behalf of itself and in its capacities as servicer of the energy transition bonds and as servicer of the Storm Securitization Bonds), the trustee of the energy transition bonds, Cleco Securitization I LLC and the trustee under the indenture governing the issuance of the Storm Securitization Bonds.
Internal Revenue Code means the Internal Revenue Code of 1986, as amended.
IRS means the Internal Revenue Service of the United States.
Issuance Date means the date the energy transition bonds are issued and sold to the underwriters.
Issuing entity means Cleco Securitization II LLC.
Katrina/Rita Securitization Bonds means the storm recovery bonds issued in March 2009 by Cleco Katrina/Rita Hurricane Recovery Funding LLC, a special purpose, wholly owned subsidiary of Cleco Power. kWh means kilowatt-hour.
Louisiana commission means the Louisiana Public Service Commission.
Louisiana UCC means the Uniform Commercial Code—Secured Transactions, La. R.S. 10:9-101, et seq.
Louisiana UCC filing officer means the clerk of court of any parish in Louisiana.

Moody’s means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.
MWh means megawatt-hour.
Nonbypassable refers to the right of the servicer to collect the energy transition charges from all existing and future customers of Cleco Power, subject to certain limitations specified in the financing order.
NRSRO means a nationally recognized statistical rating organization.
OID means original issue discount.
Payment date means the date or dates on which interest and principal are to be payable on the energy transition bonds.
Plan asset regulations means United States Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
Rating agencies means Moody’s and S&P. If no such organization (or successor) is any longer in existence, “rating agency” shall be a NRSRO or other comparable person designated by us, notice of which designation shall be given to the trustee and the servicer.
Rating agency condition means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the energy transition bonds and that prior to the taking of the proposed action no other rating agency shall have provided written notice to us that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of the energy transition bonds; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).
Record date means one business day prior to the applicable payment date.
Regulation AB means the rules of the SEC promulgated under Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.
Retained rights means Cleco Power’s rights to earn and recover the authorized rate of return on Cleco Power’s capital investment in us or to receive the annual administration fee and annual servicing fee and expenses under the contracts approved pursuant to the financing order and to withdraw funds from its restricted energy transition reserve, to recover the carrying charge that Cleco Power shall recover for carrying costs on the regulatory assets comprising energy transition costs, and to recover additional energy transition costs.
S&P means S&P Global Ratings, a division of S&P Global Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.
Sale agreement means the sale agreement to be entered into between us and Cleco Power as the same may be amended and supplemented from time to time, pursuant to which Cleco Power sells and we purchase the energy transition property.
SEC means the U.S. Securities and Exchange Commission.
Securitization Act means the Louisiana Electric Utility Energy Transition Securitization Act, codified at La. R.S. 45:1271-1281, the Louisiana legislation adopted in 2022, as amended, providing for a financing mechanism through which electric utilities can use securitization financing for energy transition costs.

Seller means Cleco Power.
Servicer means Cleco Power, acting as the initial servicer, and any successor or assignee servicer, which will service the energy transition property under the servicing agreement.
Servicing agreement means the servicing agreement to be entered into between us and Cleco Power, and acknowledged and accepted by the trustee, as the same may be amended and supplemented from time to time, pursuant to which Cleco Power, as the initial servicer, undertakes to service the energy transition property.
Sponsor means Cleco Power.
State Pledge means the pledge by each of the State of Louisiana and the Louisiana legislature in the Securitization Act.
Storm Recovery Bonds means the Storm Securitization Bonds and the Katrina/Rita Securitization Bonds.
Storm Securitization Act means Louisiana Electric Utility Storm Recovery Securitization Act, codified at La. R.S. 45:1226-1240, providing for a financing mechanism through which electric utilities can use securitization financing for storm recovery costs, including the financing of storm recovery reserves, by issuing “storm recovery bonds.”
Storm Securitization Bonds means the storm recovery bonds issued in June 2022 by Cleco Securitization I LLC, a special purpose, wholly owned subsidiary of Cleco Power.
Terms and Conditions with regard to Euroclear means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law.
Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.
True-up mechanism means a provision required by the financing order whereby the servicer will apply to the Louisiana commission for adjustments to the energy transition charges based on actual collected energy transition charges and updated assumptions by the servicer as to future collections of energy transition charges. The Louisiana commission will approve properly filed adjustments. Any corrections for mathematical errors will be reflected in the next true-up.
Trust Indenture Act means the Trust Indenture Act of 1939, as amended.
Trustee means The Bank of New York Mellon Trust Company, National Association.
Unsolicited Ratings means ratings on the energy transition bonds issued by an NRSRO other than a hired NRSRO.

$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds
Cleco Power LLC
Sponsor, Depositor and Initial Servicer
Cleco Securitization II LLC
Issuing Entity
Sole Structuring Agent and Joint Bookrunner
J.P. Morgan
Joint Bookrunner
SMBC Nikko
Through and including June 3, 2025 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.